As filed with the Securities and Exchange Commission on May 28, 2008

File No: 333-149737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATIONAL SECURITY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1580217
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Delaware Avenue

Wilmington, DE 19801

302-576-2842

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth L. Boyda

Chief Executive Officer

and President

300 Delaware Avenue

Wilmington, DE 19801

302-576-2842

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barbara L. Becker, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 (212) 351-4000 (212) 351-4035 Facsimile	Jack I. Kantrowitz, Esq. DLA Piper US LLP 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500 (212) 335-4501 Facsimile

Approximate date of commencement of proposed sale to the public:     As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 2008

Prospectus

20,000,000 Units

National Security Solutions Inc.

$200,000,000

National Security Solutions Inc. is a newly organized blank check company organized for the purpose of effecting a business combination with one or more domestic or international operating businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the security and homeland defense industries. We do not have any specific merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination under consideration and neither we, nor any representatives acting on our behalf, have had any contacts or discussions with any prospective target business with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of our initial business combination and                     , 2009 [one year from the date of this prospectus], and will expire on                     , 2013 [five years from the date of this prospectus], or earlier upon redemption by us.

Certain of our founding stockholders have agreed to purchase an aggregate of five million founder warrants in a private placement prior to the date of this prospectus at the price of $1.00 per warrant, for a total purchase price of $5 million. All of the proceeds we receive from the private placement will be placed in the trust account described in this prospectus and will be part of the funds distributed to our public stockholders in the event we are not able to complete our initial business combination. The founder warrants will be identical to the warrants included in the units offered by this prospectus, except that the founder warrants (i) will be subject to a lock-up agreement and, except in limited circumstances, not released from the terms of the lock-up agreement before the consummation of our initial business combination, (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after their offer and sale has been registered, (iii) will be non-redeemable so long as they continue to be held by the founding stockholders or their permitted transferees, (iv) are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants and (v) may be exercised on a cashless basis so long as they are held by the founding stockholders or their permitted transferees, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, except as may be required by management pursuant to a call for redemption of such warrants, as described in “Description of Securities—Warrants.”

Two of our founding stockholders, Medallion Financial Corp. (NASDAQ: TAXI), our sponsor, and November Group, Ltd., and each of our officers and directors will enter into a right of first offer agreement under the terms of which they will agree, subject to the respective pre-existing fiduciary duties of our officers and directors and, with respect to Medallion and November Group, subject to a threshold of 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions), as set forth in such agreement, to submit opportunities to enter into a business combination with any operating business in the security and homeland defense industries to us before any other entity. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination. For a complete description of these affiliations, please see the sections contained elsewhere in this prospectus entitled “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

We have granted the underwriters a 30-day option to purchase up to three million additional units solely to cover over-allotments, if any (over and above the 20 million units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

There is currently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol “NSX.U”. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) the exercise in full of that option, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from the exercise of the underwriters’ over-allotment option to the extent such option was exercised immediately upon consummation of the offering, and having issued a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the American Stock Exchange under the symbols “NSX” and “NSX.WS,” respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

Investing in our securities involves risk. See “Risk Factors” beginning on page 28 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to, the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public Offering Price	$10.00	$200,000,000
Underwriting Discounts and Commissions(2)(3)	$ 0.70	$ 14,000,000
Proceeds, Before Expenses, to Us	$9.30	$186,000,000

(1)	The underwriters have an option to purchase up to an additional three million units at the public offering price, less the underwriting discounts and commissions, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses, to us, will be $230 million, $16.1 million and $213.9 million, respectively. See the section in this prospectus entitled “Underwriting”.
(2)	Includes deferred underwriting discounts and commissions of 4.0% of the gross proceeds or $8 million ($9.2 million if the underwriters’ over-allotment option is exercised in full), or $0.40 per unit, which will be deposited in a trust account at Bank of America, N.A., maintained by American Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. However, the underwriters have waived their right to the deferred underwriting discounts and commissions with respect to those units as to which the component shares have been converted into cash by public stockholders that voted against the business combination and exercised their conversion rights. See the section in this prospectus entitled “Underwriting—Discounts and Commissions.”
(3)	Of the net proceeds we receive from this offering and in the private placement, including deferred underwriting discounts and commissions of $8 million ($9.2 million, if the underwriters’ over-allotment option is exercised in full), or $0.40 per unit, $197,950,000 ($227,050,000 if the underwriters’ over-allotment option is exercised in full), or approximately $9.90 ($9.87 if the underwriters’ over-allotment option is exercised in full) per unit, will be deposited in a trust account at Bank of America, N.A., maintained by American Stock Transfer & Trust Company, as trustee. The underwriters are not receiving any discounts or commissions with respect to the warrants to be purchased in the private placement.

None of the funds held in the trust account (net of taxes and amounts disbursed for working capital purposes) will be released until the earlier of the completion of our initial business combination or our liquidation. In accordance with Delaware law, we will liquidate as promptly as possible and distribute only to our public stockholders the amount, subject to any valid claims by our creditors that are not covered by amounts outside of the trust account or indemnities provided by one of our founding stockholders, in our trust account (including any accrued interest after taxes payable and amounts released to us for working capital, as described in this prospectus) plus any remaining net assets if we do not effect our initial business combination by                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus], if applicable, as described in this prospectus).

We are offering the units for sale on a firm-commitment basis. Banc of America Securities LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2008.

Banc of America Securities LLC

The date of this prospectus is                     , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

National Security Solutions Inc., our logo and other trademarks mentioned in this prospectus are the property of their respective owners.

i

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and the related notes and schedules thereto. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” refer to National Security Solutions Inc.;

•	references to “Medallion” refer to Medallion Financial Corp.;

•	references to “November Group” refer to November Group, Ltd.;

•	references to “SafirRosetti” refer to SafirRosetti, a wholly-owned division of Global Options, Inc.;

•

references to our “founding stockholders” refer to Medallion, November Group and certain of our directors, director nominees, officers and advisors who have purchased, as of the date of this prospectus, shares of common stock;

•

references to our “founder warrants” refer to the five million warrants to be purchased by certain of our founding stockholders in the private placement that will close immediately prior to the date of this prospectus at the price of $1.00 per warrant;

•

references to “public stockholders” refer to holders of common stock sold as part of the units in this offering or in the public market, including the founding stockholders to the extent that they purchase or acquire such shares of common stock;

•

references to “business combination” mean our acquisition of one or more assets or operating businesses with a fair market value of at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction, pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and holders of less than 30% of the shares of common stock held by our public stockholders both exercise their conversion rights and vote against the proposed acquisition;

•	references to our “officers” refer to executive officers and non-executive officers of National Security Solutions Inc;

•	references to our “board of directors” refer to both current directors and director nominees who have agreed to serve and will be nominated to the board of directors prior to the offering;

•	references to “disinterested directors” refer to directors who do not have an interest in a particular transaction or decision;

•

references to “disinterested independent directors” refer to directors who (i) do not have an interest in a particular transaction or decision and (ii) are “independent” within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Securities Exchange Act of 1934; and

•	unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company

We are a blank check company that was formed to acquire, through a business combination, one or more domestic or international operating businesses. Although we may acquire a non-United States business, our primary search for acquisition targets will focus on domestic operating businesses. We intend to focus our efforts in the areas of consumer security and corporate security (the “security industry”) and homeland security and national security (the “homeland defense industry” and together with the security industry, the “security and homeland defense industries”), although we may consider a prospective target in another industry. We intend to become a premier provider of security solutions and a strategic partner to corporations and governments for addressing domestic and international security concerns in the security and homeland defense industries.

We intend to focus our efforts on businesses that develop, manufacture, market, distribute, provide or deliver products, services or software pertaining to the security and homeland defense industries. We intend to identify acquisition opportunities where we can leverage the experience and relationships of our management team and board of directors to enhance the value of the target business’s product and service offerings. To date, our efforts have been limited to organizational activities and activities related to this offering. We do not have any business combination under consideration and neither we, nor any representatives acting on our behalf, have had any contacts or discussions with any prospective target business with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination.

The homeland security industry is among the fastest growing industries in the world, with a global market that is expected to grow from approximately $55 billion in 2006 to more than $170 billion by 2015, according to Homeland Security Research Corp, a homeland security market research firm, in its 2006-2015 Homeland Security & Homeland Defense Global Market study. Over the past few years, consumers, corporations and governments in the United States and abroad have faced a wide range of threats for which security and homeland defense solutions are constantly being sought, including threats to life and safety, physical and identity theft, intellectual property compromise, vandalism, counterfeiting, fraud, industrial espionage, threats to critical infrastructure, threats to fossil fuel supplies from foreign sources and terrorism. Although individuals and organizations have posed security risks for many years, events such as those that occurred on September 11, 2001, in New York City, Washington, D.C. and Pennsylvania, and on July 7, 2005, in London, exposed a previously underestimated security risk.

These unfortunate events have caused governments, individuals and commercial and institutional organizations to focus on their security arrangements. Businesses have been established in various sectors of the security and homeland defense industries that offer a wide array of security and homeland defense products and services. Some of these businesses have unique assets with strong growth potential. Many of these newly formed businesses do not have sufficient scale and capital to succeed. We believe our management team has the skills and experience to identify, evaluate and consummate a successful business combination and is well positioned to assist businesses we acquire to satisfy the increased demand for security products and services.

Our Management and Advisors

Our management team, board of directors and advisors have an extensive network of relationships from which to identify and generate acquisition opportunities within the security and homeland defense industries, including government, private and public companies within the security and homeland defense industries, private equity and venture capital funds, investment bankers, attorneys and accountants. Many of our officers, directors, director nominees and advisors have extensive experience in the security and homeland defense industries, including, as set forth below, serving at the highest levels of government, and in sourcing, negotiating and structuring transactions.

•

Kenneth L. Boyda, Chief Executive Officer and President, served as President and Chief Executive Officer of GE Security, Inc., a wholly-owned subsidiary of General Electric Company focusing on communication technologies and information services for security, safety, and lifestyle enhancement needs of consumers, businesses and governments, from 2002 to 2005. From 1990 to 2002, Mr. Boyda served as the president and chief executive officer of three predecessor companies, Sentrol, Inc., SLC Technologies, Inc. and Interlogix, Inc., which through a series of mergers resulted in the formation of GE Security, Inc. in February 2002. He has been involved in and negotiated major contracts in more than 40 countries. He also has served as a Director of the Security Industry Association and is currently the Managing Member of KLB Associates LLC, a consulting firm providing strategic management services for the security industry. In 2006, Mr. Boyda was inducted into the Security Sales & Integration Magazine-sponsored Security Industry Hall of Fame. Mr. Boyda has been personally involved with over 40 mergers and acquisitions in the security and homeland defense industries totaling over $4 billion.

•

Howard Safir, Chairman of the Board, was the 39th Police Commissioner and the 29th Fire Commissioner of the City of New York, making him the only individual in the history of New York City to be both police and fire commissioner. Commissioner Safir is currently the Chairman and Chief Executive Officer of November Group, a company that provides strategic advisory and customer acquisition services to companies in the security, law enforcement, intelligence and defense industries, and the Chairman and Chief Executive Officer of SafirRosetti, an international security and investigation company. In December 2006, he was named one of the “25 Most Influential Security Executives” by Security Magazine. Howard Safir is the father of our Director, Adam Safir.

•

Adam Safir, Director, is the Vice President and Secretary of November Group. He is also the Chief Operating Officer of SafirRosetti, where he is involved in all aspects of the company’s strategic mergers and acquisitions planning, operations and administration. Adam Safir is the son of our Chairman of the Board, Howard Safir.

•

The Honorable Richard Greco, Jr., Director Nominee, served as the Assistant Secretary of the Navy (Financial Management & Comptroller) from 2004 to 2006, where he was responsible for managing the financial activities of the Department of the Navy and an annual budget of more than $120 billion. Secretary Greco chaired the Department of the Navy’s Audit Committee and served on many of the Department’s internal governance boards. Prior to his appointment, Secretary Greco served as a White House Fellow assigned to the Secretary of Defense. Secretary Greco is a life member of the Council on Foreign Relations and was twice awarded the Department of the Navy’s Distinguished Public Service Award.

•

Governor Thomas J. Ridge, Director Nominee, served as the Secretary of the U.S. Department of Homeland Security and as the Special Assistant to the President for Homeland Security. Governor Ridge was twice elected governor of Pennsylvania and was a six-term member of the U.S. House of Representatives.

•

Victor A. DeMarines, Advisor, is a former President and Chief Executive Officer of The MITRE Corporation, a not-for-profit organization that manages Federally Funded Research and Development Centers for the Department of Defense, Federal Aviation Administration and Internal Revenue Service. Mr. DeMarines is the Chairman of the board of Verint Systems Inc., a member of the Board of Trustees for The MITRE Corporation, a Director for Netscout Systems Inc. and serves as a member of the Strategic Advisory Group for U.S. Strategic Command.

•	Louis J. Freeh, Advisor, served as FBI Director and as a U.S. District Judge, Assistant U.S. Attorney and FBI Special Agent.

•

Richard Holbrooke, Advisor, is the former U.S. Ambassador to the United Nations and member of President Clinton’s cabinet. Ambassador Holbrooke was also integrally involved in the 1995 Dayton Peace Agreement, Assistant Secretary of State for European and Canadian affairs, U.S. Ambassador to Germany, Assistant Secretary of State for East Asian and Pacific affairs, and a member of Averell Harriman’s delegation at the 1968-69 Paris peace talks on Vietnam. He also served as Managing Editor of Foreign Policy Magazine and director of the Peace Corps in Morocco.

•

Joseph R. Rosetti, Advisor, is currently a Senior Consultant to SafirRosetti. He served as President of SafirRosetti until January 1, 2008. Prior to forming SafirRosetti with Commissioner Safir, Mr. Rosetti served as Security Director for IBM, he was the Northeast Director for the Law Enforcement Assistance Administration of the U.S. Department of Justice and a Special Agent, Group Supervisor and Special Assistant to the Assistant Commissioner for Compliance in the Intelligence Division, U.S. Treasury Department. He was also a member of the U.S. National Chamber of Commerce Crime Reduction Panel and was Staff Director for the Conference of the National Commission on Criminal Standards and Goals. Mr. Rosetti was formerly the Vice Chairman of Kroll, Inc. (f/k/a Kroll Associates, Inc.) and in that capacity was involved in over 25 acquisitions in the security and homeland defense industries.

For additional information on the background of our officers, directors and advisors, please see the sections in this prospectus entitled “Proposed Business—Our Competitive Advantage—Expertise in the Security and Homeland Defense Industries” and “Proposed Business—Our Competitive Advantage—Expertise in Operation, Acquisition, Finance and Negotiation.”

While there is an overlap in our officers, directors and director nominees with the officers and directors of Medallion, the majority of our board of directors will be comprised of independent directors. Pursuant to our amended and restated certificate of incorporation, any Business Combination must be approved by a majority of our disinterested directors or, to the extent such Business Combination qualifies as a related party transaction, by a majority of our disinterested independent directors.

Our Industry

Although we may pursue opportunities in other industries, it is our intention, through acquisition of an operating business, to become a premier provider of security solutions and a strategic partner to corporations and governments for addressing domestic and international security concerns in the security and homeland defense industries. We will utilize the collective experience and expertise of our management team, board of directors and advisors to identify potential target businesses in the security and homeland defense industries. We intend to employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for our initial business combination.

We anticipate that our target business or businesses will be an operating business or businesses focusing on security-related services, technologies or products, law enforcement and counterterrorism, transportation and border security, or public health and safety. Such business or businesses may be part of the following sectors: asset tracking and loss prevention, identity and access control, secure communications, cyber or Internet security, video surveillance and analytics, asset or physical protection, manufacturing of products, nuclear and radiological detection and prevention, biological or food safety, and energy security and energy independence.

We have not prioritized among any security or homeland defense sectors and do not currently have a preference regarding the sectors in which we would prefer to consummate our initial business combination. Although we may consider a target business outside of the United States as a result of the increased globalization of business and heightened security concerns abroad, we currently intend to concentrate our search of target businesses in the United States.

Potential Acquisition Opportunities

We anticipate that target business candidates will be brought to our attention from our officers, directors, advisors and various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community, and corporate executives. Although we intend to focus on identifying acquisition candidates in the security and homeland defense industries and we will not initially actively seek to identify acquisition candidates in other industries, if an opportunity arises in another industry, we may consider pursuing that opportunity if we conclude that it represents an attractive investment opportunity. Additionally, if we are unable to identify an acquisition candidate that we deem to be attractive in the security and homeland defense industries after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. At present, we are not able to ascertain what opportunities, if any, in industries outside of the security and homeland defense industries may arise, nor how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the security and homeland defense industries, nor are we able to identify which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. If we elect to pursue an investment outside of the security and homeland defense industries, we expect that our management, in conjunction with our board of directors and advisors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries that are likely to include a significant number of companies that would be attractive acquisition candidates. If we elect to pursue an investment outside of the security and homeland defense industries, our management’s expertise in the security and homeland defense industries may not be directly applicable to its evaluation or operation, and the information contained herein regarding the security and homeland defense industries may not be relevant to an understanding of the business that we elect to acquire.

To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration and neither we, nor any representatives acting on our behalf, have had any contacts or discussions with any prospective target business with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination. Certain of our officers, directors and advisors have extensive relationships within the security and homeland defense industries, which we believe will provide us with access to a broad range of targets. Nevertheless, from the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or advisors and any of their potential contacts or relationships regarding a potential business combination on our behalf. Although certain of our officers, directors, advisors and founding stockholders may have had contact with entities that may be suitable targets for a potential business combination in their other personal or professional capacities and not on our behalf, we have not had contact with any such entities. Neither we, nor any of our officers, directors, advisors or founding stockholders have conducted any research, evaluations or discussions of potential target businesses on our behalf, including prior to our incorporation. If we are unable to consummate our initial business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders.

While we may seek to effect business transactions with more than one target business, our business combination must be with a target business (or businesses) whose fair market value is at least equal to 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition. The fair market value of a target business will be determined by our board of directors based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is unable to determine the fair market value of the target business, we will obtain an opinion from an unaffiliated, independent third-party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), with respect to the satisfaction of such criteria. As required by our amended and restated certificate of incorporation, any such opinion shall be included in the proxy soliciting materials furnished to our stockholders in connection with our initial business combination, and that such an independent investment banking firm will be a consenting expert.

We anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the amount in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.

To the extent that our business combination is structured as an asset acquisition, it is possible that the proxy statement we would send to stockholders to approve our initial business combination would not contain audited or unaudited historical financial information with respect to the assets being acquired and, therefore, stockholders voting on a proposed transaction would not have the benefit of financial statements of past operations. We are unable to predict the facts, circumstances and structure surrounding any possible future acquisition of assets and, accordingly, cannot provide assurances with respect to the provision of historical financial information. If, however, we determined that such historical financial information was not required, instead of audited or unaudited historical financial statements, the proxy statement that we would send to our stockholders would contain information such as: (i) historical and prevailing market rates for assets of that type; (ii) our expectations of future market trends and proposed strategy for employment of the assets; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the assets generally, all of which, in turn, depend on the sector of the security and homeland defense industries in which we consummate our initial business combination. See the section in this prospectus entitled “Risk Factors—Risks Related to Our Business—If we were to structure our business combination as an asset acquisition, it is possible that proxy materials provided to our stockholders would not include historical financial statements and, accordingly, investors would not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.”

We are only required to obtain an opinion from an unaffiliated third party that either the target business we select has a fair market value in excess of 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) or that the price we are paying is fair to stockholders if (i) our board is not able to independently determine that a target business has at least the required fair market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

If we seek to acquire a target business that has a fair market value significantly in excess of 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions), we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the amounts in the trust account, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law or by regulation of the American Stock Exchange, we would seek stockholder approval of such financing. In the absence of a requirement by law or a regulation of the American Stock Exchange (for example, if such financing involves the issuance of common stock or securities convertible into common stock which could result in an increase in our outstanding common stock of 20% or more), we would not seek separate stockholder approval of such financing since the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a business with a fair market value in an amount greater than 80% of the amount held in the trust account at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise, and we have not contemplated with any third party any such arrangement or understanding.

Private Placement of Warrants

Certain of our founding stockholders have agreed to purchase an aggregate of five million founder warrants in a private placement prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $5 million, all of which are to be financed from the funds of such founding stockholders and not borrowed funds. The founder warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5 million purchase price of the founder warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the founder warrants will have no value.

The founder warrants have terms and provisions that are identical to the warrants being sold in this offering, except that the founder warrants:

•	will be subject to a lock-up agreement and not released from the terms of the lock-up agreement before the consummation of our initial business combination;

•

are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after their offer and sale has been registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus;

•	will be non-redeemable so long as they continue to be held by the founding stockholders or their permitted transferees;

•	are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants; and

•

may be exercised on a cashless basis so long as they are held by the founding stockholders or their permitted transferees, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, except as may be required by management pursuant to a call for redemption of such warrants, as described in “Description of Securities—Warrants.”

Conflicts

The discretion of our officers, directors and advisors, some of whom are also officers, directors or advisors of other companies, in identifying and selecting a suitable target business, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Whether or not any member of our management team remains with our company following the consummation of our initial business combination depends on whether or not each person is offered a management role with the resulting company in connection with the negotiation of the business combination. As a result, our officers and directors may also face a conflict of interest when the composition of the team that will manage the company after consummation of our initial business combination is negotiated. Nevertheless, our management’s ability to remain with the company following consummation of our initial business combination will not be the determining factor in our decision whether or not to proceed with any particular potential business combination.

Founding Stockholders

Upon consummation of our offering, Medallion will beneficially own approximately 15.3% (or 15.2% assuming the over-allotment option is exercised in full) of our issued and outstanding common stock. This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow Medallion to influence the outcome of matters requiring stockholder approval. The interests of Medallion and the interests of our stockholders may not always align and taking actions that require approval of a majority of our stockholders may be more difficult to accomplish.

Certain of our officers and directors are also officers and directors of Medallion. Andrew M. Murstein, our Vice Chairman, Executive Vice President and Secretary, is the President and a director of Medallion, and as of

March 11, 2008, beneficially owned 1,630,000 shares of Medallion, representing approximately 9.32% of its issued and outstanding shares. Our Chief Financial Officer and Treasurer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion. Our director nominees, Stanley Kreitman, Frederick A. Menowitz, David L. Rudnick and Lowell P. Weicker, Jr., are each directors of Medallion. Mr. Rudnick is also the father-in-law of Mr. Murstein. Messrs. Hall, Kreitman, Menowitz, Rudnick and Weicker beneficially owned 67,781, 13,000, 11,500, 22,424 and 14,750 shares, respectively, of Medallion as of March 11, 2008, in each case constituting less than one percent of its issued and outstanding shares. These individuals could use their interests in us and in Medallion to shift revenues and operating income from us to Medallion, for their individual benefit and contrary to the interests of our public stockholders. These potential conflicts of interest may not be handled in the best interests of our public stockholders. Nevertheless, we do not intend to propose any business combination with any potential target business to our stockholders if any of our officers, directors, advisors or founding stockholders is an affiliate of such potential target business. If we do so, we will follow the procedures discussed in this prospectus. For a complete description of these procedures, please see the sections contained elsewhere in this prospectus entitled “Proposed Business—Our Competitive Advantage—Right of First Offer” and “Management—Conflicts of Interest.”

Our advisor, Andor M. Laszlo, is the President and sole member of Graidan Ventures LLC. Medallion is party to an agreement with Graidan Ventures pursuant to which Graidan Ventures will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the security or homeland defense industries. Following consummation of this offering, Mr. Laszlo has agreed to help us identify a target business in the security and homeland defense industries, perform due diligence on the proposed target and negotiate and consummate a business combination with such a target business. For the services rendered by Graidan Ventures to Medallion and to us, Medallion pays Graidan Ventures a monthly fee of $18,750. The fees paid by Medallion pursuant to the consulting agreements are solely borne by Medallion and will not be reimbursed by us. We may separately engage Graidan Ventures in the future to provide consulting or other services to us in connection with identifying a target business in the security and homeland defense industries and consummating a business combination with such a target business. The services to be rendered and the fees to be paid to Graidan Ventures under any future engagement will be the subject of negotiation between the parties prior to such engagement and subject to approval by a majority of the disinterested directors.

Our advisor, Richard Holbrooke, is the Vice Chairman of Perseus, LLC, a merchant bank and private equity fund management company. Ambassador Holbrooke’s service to us as an advisor is subject to the condition that such services not materially interfere with his duties to Perseus, LLC and that we do not primarily engage or seek to engage in a line of business conducted or sought to be conducted by any portfolio company of Perseus, LLC or of any of its affiliated investment funds. To the extent that any target business is engaged in any such line of business, Ambassador Holbrooke will need to obtain written confirmation from Perseus, LLC that it specifically permits him to advise us in connection with such line of business.

Right of First Offer

We will enter into a business opportunity right of first offer agreement with Medallion and November Group and with each of our officers and directors. This right of first offer will provide that, subject to the respective pre-existing fiduciary duties of our officers and directors and, with respect to Medallion and November Group, subject to the limitation described below, from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer if any of these parties has or becomes aware of a business combination opportunity with any operating business in the security and homeland defense industries. Subject to the respective pre-existing fiduciary duties of our officers and directors and, with respect to Medallion, subject to the limitation described below, these parties to the right of first offer agreement will, and will cause companies or entities under their management or control to, first offer any such business opportunity to us and they will not, and will cause each other person, company or entity under their management or control not to, pursue any such business opportunity unless and until our board of directors, including a majority of our disinterested independent directors, has determined that we will not pursue such opportunity. Under the right of first offer agreement, Medallion and November Group will each agree to present to us any opportunity to acquire any operating business in the security and homeland defense industries, the enterprise value of which Medallion or November Group, as applicable, reasonably determines exceeds 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions), prior to pursuing any such opportunity and prior to presenting any such opportunity to any other person, company or entity.

We recognize that each of our officers and directors may be deemed an affiliate of any company for which such officer or director serves as an officer or director or otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies. As part of this right of first offer, we have established procedures with respect to the sourcing of a potential business combination by our officers and directors intended to eliminate such conflict, whereby a potential business combination that must be presented to any company for which such officer or director, as the case may be, serves as an officer or director or otherwise has a pre-existing fiduciary duty (other than Medallion and November Group, subject to the limitation described above) will not be presented to us until after such officer or director has presented the opportunity to such company and such company has determined not to proceed. For a complete description of these procedures, please see the sections contained elsewhere in this prospectus entitled “Proposed Business—Our Competitive Advantage—Right of First Offer” and “Management—Conflicts of Interest.” These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

About Us

We are a blank check company organized under the laws of the State of Delaware on November 16, 2007. We were organized by Medallion. Medallion is a widely held publicly traded specialty finance company that originates, acquires and services loans that finance taxicab medallions and various types of commercial business. One of its wholly owned portfolio companies, Medallion Bank, also originates consumer loans for the purchase of recreational vehicles, boats and trailers. Medallion also provides debt, mezzanine and equity capital to companies in a variety of industries. Its common stock trades on the NASDAQ Stock Market under the symbol “TAXI.”

To date, our efforts have been limited to organizational activities and activities related to this offering. We do not have any business combination under consideration and neither we, nor any representatives acting on our behalf, have had any contacts or discussions with any prospective target business with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination.

Our principal executive offices are located at 300 Delaware Avenue, Wilmington, DE, 19801, and our telephone number is (302) 576-2842.

The Offering

Securities offered	20 million units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option to purchase three million additional units and (2) the exercise in full of that option, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from the exercise of the underwriters’ over-allotment option to the extent such option was exercised immediately upon consummation of the offering. We will file this Form 8-K promptly after the consummation of this offering, which we anticipate to be three or four business days after the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K reflecting our receipt of the proceeds from the exercise of the over-allotment option.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of all the units are broken apart and traded separately, the units will continue to be listed as a separate security and, consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s Web site after the filing. See the section in this prospectus entitled “Where You Can Find Additional Information.”

Common stock:

Number of shares outstanding before the date of this prospectus	5,750,000 shares[1]

Number of shares to be outstanding after this offering	25 million shares[2]

Warrants:

Number of warrants outstanding before the date of this prospectus	5 million warrants

Number of warrants to be outstanding after this offering	25 million warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The exercise price may be paid in readily available funds or through a net cashless exercise.

Exercise period	The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants. The warrants will become exercisable on the later of:

the completion of our initial business combination, and

                    , 2009 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on                     , 2013 [five years from the date of this prospectus] or earlier upon redemption by us.

Redemption	We may redeem the outstanding warrants (other than the founder warrants), including any warrants held by the underwriter:

• in whole and not in part,

at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption.

1	Includes 750,000 shares issued to the founding stockholders that are subject to forfeiture to the extent the underwriters’ over-allotment is not exercised.
2 Assumes no exercise of the underwriters’ over-allotment option, and, therefore, the forfeiture, at no cost to us, of 750,000 shares previously sold to our founding stockholders.

In addition, we may not redeem the warrants (including those warrants to be sold to certain of our founding stockholders in a private placement prior to this offering) unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use by the public warrant holders from the beginning of the measurement period through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

Private Placement of Warrants

Certain of our founding stockholders have agreed to purchase an aggregate of five million founder warrants in a private placement prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $5 million, all of which are to be financed from the funds of such founding stockholders and not borrowed funds. The founder warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5 million purchase price of the founder warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the founder warrants will have no value. See the section in this prospectus entitled “Proposed Business—Effecting a Business Combination—Liquidation If No Business Combination” below.

The founder warrants have terms and provisions that are identical to the warrants being sold in this offering, except that the founder warrants (i) will be subject to a lock-up agreement and not released from the terms of the lock-up agreement before the consummation of our initial business combination, (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after their offer and sale has been registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) will be non-redeemable so long as they continue to be held by the founding stockholders or their permitted transferees, (iv) are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants and (v) may be exercised on a cashless basis so long as they are held by the founding stockholders or their permitted transferees, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, except as may be required by management pursuant to a call for redemption of such warrants, as described in “Description of Securities—Warrants.” The transfer restriction does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes.

Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder forfeits a number of shares issuable upon exercise of the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the founder warrants are exercised on a cashless basis. Warrants included in the units sold in the offering are not exercisable on a cashless basis except as may be required by management pursuant to a call for redemption of such warrants, and, since the warrants may not be exercised prior to the consummation of our initial business combination, the exercise price with respect to these warrants will not be deposited in the trust account and will be paid directly to us.

If any of the founding stockholders acquires units or warrants for his or its own account in this offering or in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holder(s) of the founder warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the founder warrants non-redeemable in order to provide the purchaser a potentially longer exercise period for those warrants because it will bear a higher risk than that of public warrantholders due to the fact the founder warrants are subject to transfer restrictions and to a longer holding period than that of the public warrantholders, and also to the potential loss of investment upon liquidation, as described above.

Proposed AMEX symbols for our:

Units	“NSX.U”

Common stock	“NSX”

Warrants	“NSX.WS”

Offering proceeds to be held in trust

Of the proceeds of this offering, $197,950,000 (approximately $9.90 per unit), which includes both the underwriters’ deferred discounts and commissions of $8 million ($0.40 per unit), and the proceeds from our private placement of founder warrants of $5 million ($1.00 per unit), will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement between us and American Stock Transfer & Trust Company, to be signed on the effective date of the registration statement. We believe that the deferment of a portion of the underwriting discounts and commissions along with the placement of such deferred discounts and commissions and the purchase price of the founder warrants in a trust account is a benefit to our public stockholders because additional proceeds will be available for distribution to investors if we liquidate our trust account prior to our completing an initial business combination. The proceeds held in the trust account will not be released until the earlier of the completion of our business combination with a target business (or businesses) whose fair market value is at least equal to 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition (or acquisitions) or liquidation of the company. Unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business combination and the negotiation of an agreement to consummate our initial business combination; provided, however, except that to the extent the trust account earns interest or we are deemed to have earned income therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto, and to seek disbursements of net interest income up to an aggregate of $2,325,000, for working capital purposes. Expenses incurred by us while seeking a business combination may be paid prior to our initial business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $175,000 after the payment of the expenses relating to this offering) and up to $2,325,000 of net interest income earned on the trust account. This $175,000 and up to $2,325,000 of net interest income earned on the trust account will be used for working capital purposes, including funding “no-shop” provisions, due diligence and other likely costs in a potential business combination.

The proceeds held in the trust account may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six-month maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated May 19, 2008, referencing historical interest rate data that appears on the Federal Reserve Web site, U.S. Treasury Bills with four-week, three-month and six-month maturities were yielding, as of the week ended May 16, 2008, 1.83%, 1.82% and 1.89% per annum, respectively. However, the actual interest rates that we receive on the funds in the trust account may be different than these rates.

The underwriters have agreed to defer $8 million of their underwriting discounts and commissions, equal to 4.0% of the gross proceeds of the 20 million units being offered to the public, until the consummation of our initial business combination. Upon the consummation of our initial business combination, such deferred discounts and commissions, reduced pro rata by the exercise of stockholder conversion rights, shall be paid to the underwriters out of the gross proceeds of this offering held in the trust account. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the $8 million of deferred underwriting discounts and commissions held in the trust account, all of which shall be distributed to our public stockholders.

A portion of the funds not held in the trust account will be used to repay a $375,000 interest-free loan made to us by Medallion to cover offering-related expenses. It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment to fund a “no-shop” provision with respect to a particular proposed business combination. If we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate our initial business combination in the allotted time and would liquidate the company and liquidate our trust account. Prior to the completion of our initial business combination, there will be no fees, reimbursements, cash payments or other compensation made to our founding stockholders, other directors and officers or advisors other than:

Repayment of the $375,000 interest-free loan made to us by Medallion to cover offering expenses;

Payment of $5,500 per month to Medallion for administrative services, managerial assistance and mergers and acquisitions advice; and

Reimbursement for any expenses incident to the offering and finding a suitable business combination.

Our board of directors will review and approve all reimbursements of expenses incurred by our founding stockholders, other directors and officers or advisors. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which could include persons seeking reimbursement, or a court of competent jurisdiction if such reimbursement is challenged

None of the warrants may be exercised until after the consummation of our initial business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price, if paid in cash, will be paid directly to us and not placed in the trust account.

Right of First Offer

We will enter into a business opportunity right of first offer agreement with Medallion and November Group and with each of our officers and directors. This right of first offer will provide that, subject to the respective pre-existing fiduciary duties of our officers and directors and, with respect to Medallion and November Group, subject to the limitation described below, from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer if any of these parties has or becomes aware of a business combination opportunity with any operating business in the security and homeland defense industries. Subject to the respective pre-existing fiduciary duties of our officers and directors and, with respect to Medallion and November Group, subject to the limitation described below, these parties to the right of first offer agreement will, and will cause persons, companies or entities under their management or control, to first offer any such business opportunity to us and they will not, and will cause each other company or entity under their management or control not, to pursue any such business opportunity unless and until our board of directors, including a majority of our disinterested independent directors, has determined that we will not pursue such opportunity. Under the right of first offer agreement, Medallion and November Group will each agree to present to us any opportunity to acquire any operating business in the security and homeland defense industries, the enterprise value of which Medallion or November Group, as applicable, reasonably determines exceeds 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions), prior to pursuing any such opportunity and prior to presenting any such opportunity to any other person, company or entity.

We recognize that each of our officers and directors, including our independent directors, may be deemed an affiliate of any company for which such officer or director serves as an officer or director or for which such officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies. For a complete description of these affiliations, please see the sections contained elsewhere in this prospectus entitled “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.” As part of this right of first offer, we have established procedures with respect to the sourcing of a potential business combination by our officers and directors intended to eliminate such conflict for our officers and directors, whereby a potential business combination that must be presented to any company for which such officer or director, as the case may be, serves as an officer or director or otherwise has a pre-existing fiduciary duty (other than Medallion and November Group, subject to the limitation described above) will not be presented to us until after such officer or director has presented the opportunity to such company and such company has determined not to proceed. For a complete description of these procedures, please see the sections contained elsewhere in this prospectus entitled “Proposed Business—Our Competitive Advantage—Right of First Offer” and “Management—Conflicts of Interest.” These officers and directors have a pre-existing fiduciary duty to each of these companies and entities and may not present opportunities to us that otherwise may be attractive to us unless these companies and entities have declined to accept such opportunities. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

Stockholders must approve business combination

We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. Public stockholders may vote against our initial business combination and exercise their conversion rights described below. In connection with the vote required for our business combination, our founding stockholders have agreed to vote the shares of common stock owned by each of them immediately before this offering or acquired in this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In connection with securities purchased after this offering, our founding stockholders have agreed to vote such shares of common stock in favor of a business combination.

We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, public stockholders owning less than 30% of the shares of common stock included in the units sold in this offering both exercise their conversion rights described below and vote against the business combination, and a majority of the shares of common stock then outstanding vote to approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Voting against the business combination alone will not result in conversion of a public stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights as described below. We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 5,999,999 of our shares voting against our initial business combination could convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. We have not yet identified any steps to be taken in the event we become aware of or have concerns that the number of stockholders exercising or indicating an intent to exercise their conversion rights or to vote against an acquisition proposal are in such numbers that it appears unlikely that the acquisition proposal will be approved, and we currently do not have any plans or agreements in place to respond to such an event.

Our threshold for conversion rights has been established at 30% although historically blank check companies have used a 20% threshold. We set the threshold at 30% in order to reduce the likelihood that a small group of investors holding a block of our outstanding shares of common stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. This is consistent with many other blank check companies that have recently filed registration statements with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 30% threshold entails certain risks; for example, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve a larger part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our business combination if a larger percentage of stockholders exercise their conversion rights than we expect. These risks are more fully described under the headings, “Risk Factors—Although historically blank check companies have used a 20% threshold for conversion rights, we allow our public stockholders owning up to 30% (minus one share) of our common stock to exercise their conversion rights. This higher threshold may prevent our stockholders from receiving the full amount of their original investment upon exercise of their conversion rights. Further, we may not be able to consummate the most desirable business combination or optimize our capital structure” and “—The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” For more information, see the section contained elsewhere in the prospectus entitled “Proposed Business—Effecting a Business Combination—Opportunity for Stockholder Approval of Business Combination.”

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 days’ prior written notice of any meeting at which a vote shall be taken to approve our initial business combination. If a majority of the public stockholders do not vote in favor of a proposed initial business combination but 24 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 24-month period (or 30 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 24-month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will dissolve as promptly as practicable and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of interest income of up to $2,325,000 previously released to us to fund our working capital requirements.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights for stockholders voting to reject a business combination

Public stockholders voting against our initial business combination will be entitled to convert their stock into a pro rata share of the trust account, including accrued interest (net of taxes payable on such interest income and after release of up to $2,325,000 of interest income, after tax, to fund working capital requirements), calculated as of the close of business on the second business day prior to the consummation of our initial business combination, if the business combination is approved and completed. Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the business combination; each stockholder must also affirmatively exercise its conversion rights at or prior to the vote on our initial business combination in order to receive its pro rata share of the trust account. Any request for conversion may be withdrawn at any time up to the date of the meeting of stockholders. The procedures for exercising conversion rights are more fully described under “Proposed Business—Effecting a Business Combination—Conversion Rights.” Payment will be made to such stockholders promptly following consummation of the business combination. However, if public stockholders of 30% or more in interest of our shares of common stock vote against the business combination and elect to convert their shares of common stock, we will not proceed with such business combination. Public stockholders that convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our founding stockholders are not entitled to convert any of their shares of common stock into a pro rata share of the trust account. In addition, they will waive their rights to receive any share of the trust account upon such liquidation of the trust account with respect to the shares of common stock owned by each of them immediately prior to this offering. However, shares of common stock acquired by any of our founding stockholders in or after this offering will be entitled to a pro rata share of the trust account upon the liquidation of the trust account in the event we do not consummate our initial business combination within the required time periods.

This conversion could have the effect of reducing the amount distributed to us and the underwriters from the trust account, exclusive of interest after taxes, by up to approximately $59,399,990, of which approximately $2.4 million consists of deferred underwriting discounts and commissions which the underwriters have agreed to deposit into the trust account and to forego to pay converting stockholders (assuming conversion of the maximum of up to 5,999,999 of the eligible shares of common stock) (or up to approximately $68,102,990, of which approximately $2,760,000 consists of deferred underwriting discounts and commissions, assuming the over-allotment option is exercised in full). We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 5,999,999 of our shares voting against our initial business combination could convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, no later than the business day immediately preceding the vote on the business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipate and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least twenty days prior to the meeting.

Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to a proposed business combination at the meeting held for that purpose. Furthermore, if a stockholder delivers a certificate for conversion and subsequently withdraws such request for conversion, such stockholder may simply request that the transfer agent return the certificate (physically or electronically).

Liquidation if no business combination

If we have not consummated our initial business combination by                      , 2010 [24 months from the date of this prospectus] (or                      , 2010 [30 months from the date of this prospectus] if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period), our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law (“DGCL”), in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) of the DGCL will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such claims, if any, from the $175,000 of proceeds held outside of the trust account and from the $2,325,000 of interest income, net of taxes, earned on amounts in the trust account available to us, those funds may not be sufficient to pay or provide for all creditors’ claims. While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements.

We have not obtained any such waivers as of the date hereof. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Pursuant to the terms of the letter agreement, dated as of             , 2008, Medallion has agreed that it will indemnify the trust account against claims brought by vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us or the claims of any target business. The letter agreement sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from Medallion will not be available. Further, Medallion is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced by payment of any such claim.

We believe that our board of directors would be obligated to pursue a potential claim for reimbursement from Medallion pursuant to the terms of its agreement with us if it would be in the best interest of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time. As a result, the per-share distribution from the trust account, if we liquidate, may be less than $9.90, plus interest then held in the trust account.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.

Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to all shares of common stock owned by each of them prior to this offering or purchased in the private placement, including the common stock underlying the founder warrants. In addition, the underwriters have agreed to waive their rights to the $8 million of deferred underwriting discounts and commissions deposited in the trust account in the event we liquidate prior to the completion of our initial business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account. To the extent such funds are not available, Medallion has agreed to advance us the necessary funds (currently anticipated to be no more than approximately $15,000 in the event that our corporate existence ceases by operation of law) and has agreed not to seek repayment of such expenses.

Amended and Restated Certificate of Incorporation

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended (without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering) prior to our consummation of our initial business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders. As a result, our board of directors will not propose any resolution to our stockholders to amend or waive this provision terminating our corporate existence, other than in connection with a vote to approve our initial business combination. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering on a resolution not proposed by us, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

Our amended and restated certificate of incorporation also will provide that we will continue in existence only until                      , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus] if applicable, as described above). If we have not completed our initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, public stockholders owning less than 30% of the shares of common stock included in the units sold in this offering both exercise their conversion rights and vote against the business combination and a majority of the shares of common stock then outstanding vote to approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with our initial business combination will be effective only if the business combination is approved.

Lock-up of founding stockholders’ securities	On or before the completion of this offering, our officers, directors and existing stockholders will enter into a lock-up agreement with us concerning the shares they owned before the completion of this offering and the private placement warrants. Under the terms of this agreement, subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes), these shares may not be sold or transferred for the period one year following the consummation of our initial business combination, and these warrants may not be sold or transferred until the consummation of our initial business combination, unless (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading-day period; or (ii) we were to consummate a subsequent liquidation, merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Determination of offering amount	In determining the size of this offering, we and the underwriters concluded, based on our collective experience and market conditions, that an offering of this size, together with the proceeds of the founder warrants, would provide us with sufficient equity capital to consummate our initial business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. Our belief may not be correct; changes in market conditions may render our belief incorrect in the future; we may not be able to successfully identify acquisition candidates; we may not be able to obtain any necessary financing; or we may not be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions of $8 million, or $9.2 million if the underwriters’ over-allotment option is exercised in full).

Risks

In making your decision whether to invest in our securities you should take into account not only the business experience of our officers and directors, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc., and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 28 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, and the notes and schedules attached thereto, which are included in this prospectus. We have not had any significant operations, and our efforts have been limited to organizational activities and activities related to this offering, so only balance sheet data are presented.

	February 11, 2008
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$(300,836)	$190,177,500
Total assets	785,836	198,177,500
Total liabilities	733,336	8,000,000	(1)
Value of common stock which may be converted to cash(2)	—	56,999,990
Stockholders’ equity	52,500	133,177,510

(1)	Represents deferred underwriting discounts and commissions being held in the trust account ($9.2 million if the underwriters’ over-allotment option is exercised in full) which is payable to the underwriters upon completion of our initial business combination less $0.40 per share that the underwriters have agreed to forego with respect to shares public stockholders have elected to convert into cash pursuant to their conversion rights.
(2)	If our initial business combination is consummated, public stockholders that voted against the business combination and exercised their conversion rights would be entitled to receive approximately $9.90 per share, which amount represents approximately $9.50 per share (or $56,999,990 in the aggregate) representing the net proceeds of the offering and $0.40 per share (or $2.4 million in the aggregate) representing deferred underwriting discounts and commissions which the underwriters have agreed to deposit into the trust account and to forego to pay converting stockholders, and does not take into account interest earned on and retained in the trust account.

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option) pursuant to this prospectus, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

The as-adjusted working capital and total assets amounts include the $185,125,000 from the proceeds of the offering and the $5 million purchase price of the founder warrants to be held in the trust account, which will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus. The adjusted total assets amount includes the $8 million being held in the trust account ($9.2 million if the underwriters’ over-allotment option is exercised in full) representing the underwriters’ deferred discounts and commissions. If we have not consummated our initial business combination by                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus], if applicable), our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including the amounts representing deferred underwriting discounts and commissions, any accrued interest, net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our founding stockholders have agreed to waive their rights to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination and subsequent liquidation with respect to the shares of common stock owned by each of them immediately prior to this offering.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock included in the units sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect our initial business combination if public stockholders owning up to 5,999,999 shares of common stock included in the units sold in this offering exercise their conversion rights. If this occurred and our initial business combination is completed, we could be required to convert to cash from the trust account up to 5,999,999 of the 20 million shares of common stock included in the units sold in this offering, at an initial per-share conversion price of approximately $9.90, for an aggregate total of approximately $59,399,990, without taking into account interest earned on the trust account (net of amounts disbursed for working capital purposes and any taxes due on such interest, which taxes, if any, shall be paid from the trust account and inclusive of approximately $2.4 million representing deferred underwriting discounts and commissions which the underwriters have agreed to deposit into the trust account and to forego to pay converting stockholders). The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest (net of taxes payable on such interest income and after release of up to $2,325,000 of interest income, after tax, to fund working capital requirements), as of two business days prior to the proposed consummation of the business combination, divided by

•	the number of shares of common stock included in the units sold in the offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, which we believe are the principal risks that we face, and all other information contained in this prospectus before making a decision to invest in our units. Should any of the following risks develop into actual events, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our shares could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, there may not be a basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, there may not be a basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the security and homeland defense industries. We do not have any specific business combination under consideration, and we have neither identified, nor been provided with the identity of, any prospective target businesses. Neither we, nor any representative acting on our behalf, have had any contacts or discussions with any prospective target business regarding an initial business combination or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination. We will not generate any revenues or income (other than interest income on the proceeds from this offering and the private placement) until, if at all, after the consummation of our initial business combination. We cannot guarantee when, or if, our initial business combination will occur.

We will liquidate if we do not consummate our initial business combination.

Pursuant to our amended and restated certificate of incorporation, we may have up to 30 months from the date of this prospectus in which to complete a business combination with a target business, or businesses, whose fair market value is at least equal to 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such combination. If we fail to consummate our initial business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial business combination. We do not have any specific business combination under consideration and neither we, nor any representatives acting on our behalf, have had any contacts or discussions with any prospective target business with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination. We view this obligation to liquidate as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate our initial business combination within the foregoing time periods. There will be no distribution from the trust account with respect to our warrants, which will expire with no value. We will pay the costs of liquidation, which we currently estimate to be up to $15,000, from our remaining assets outside of the trust account. In addition, Medallion has agreed to indemnify us for all claims of any vendors, service providers or other entities that are owed money by us for services rendered, or contracted for, or products sold to us or the claims of any target businesses to the extent that we fail to obtain valid and enforceable waivers from such vendors, service providers, prospective target business or other entities in order to protect the amounts held in the trust account, and to pay the estimated $15,000 in fees and expenses for our dissolution if we do not have sufficient funds outside of the trust account to pay for such expenses.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of our initial business combination, including:

•	a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•	a prohibition against completing a business combination if 30% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;

•

the right of stockholders voting against our initial business combination to surrender their shares of common stock for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•

a requirement that in the event we do not consummate our initial business combination by                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus], if applicable) our corporate existence will cease;

•	a prohibition against the consummation of any other merger, acquisition, divestiture, asset purchase or similar transaction prior to the business combination;

•

a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account or upon the exercise of their conversion rights; and

•	the classification of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of our initial business combination unless the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering approve an amendment or modification to the foregoing provisions. However, because the validity of a 95% supermajority provision restricting amendment of the amended and restated certificate of incorporation under Delaware law has not been settled, a court could conclude that it violates the stockholders’ implicit rights to amend the amended and restated certificate of incorporation. In that case, some or all of the above provisions could be amended without supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders.

Our stockholders will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they elect to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of our initial business combination and distribute the trust account, our public stockholders may receive significantly less than $9.90 per share and our warrants will expire with no value.

We must complete our initial business combination with a fair market value of at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition by                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus], if applicable). If we are unable to complete our initial business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our officers and directors) approximately $9.90 per share, which includes $8 million ($0.40 per unit) of deferred underwriting discounts and commissions and $5 million ($0.25 per unit) of the purchase price of the founder warrants, plus interest earned on their pro rata portion of the trust account (net of taxes payable on such interest income and after release of up to $2,325,000 of interest income, after tax, to fund working capital requirements).

Medallion has agreed to indemnify the trust account against claims brought by any vendors, service providers or other entities that are owed money by us for services rendered, or contracted for, or products sold to us or the claims of any prospective target businesses to the extent we do not obtain valid and enforceable waivers from such vendors, service providers, prospective target businesses or other entities, in order to ensure that the amounts in the trust account are not reduced by such claims. There will be no contractual limits on our ability to borrow money, including from Medallion or our other stockholders. If we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders that received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that if we liquidate, we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.90 per share. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire with no value if we liquidate the trust account in the event we do not complete our initial business combination within the prescribed time period. For a more complete discussion of the effects on our stockholders if we are unable to complete our initial business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Liquidation if No Business Combination.”

If we are unable to consummate an initial business combination, our public stockholders likely will be forced to wait the full 30 months before receiving liquidation distributions.

We may have up to 30 months from the date of this prospectus in which to complete our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have both voted against the business combination and requested conversion of their shares at or prior to the stockholder vote. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units, including any warrants held by the underwriter, at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently our stockholders are unlikely to receive notice directly from us that the warrants are being redeemed. If our stockholders fail to receive notice of redemption from a third party and their warrants are redeemed for nominal value, they will not have recourse to the company.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire with no value.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in a warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so and therefore the warrants could expire with no value. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. In addition, we have agreed to use our reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. In no event will the registered holder of a warrant be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in shares of our common stock if the common stock underlying the warrants is not covered by an effective registration statement. Holders of warrants that reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our founding stockholders with respect to any shares each of them owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. We allow our public stockholders owning up to 30% (minus one share) of our common stock to exercise their conversion rights, which is greater than the 20% limit on the percentage of public stockholders that historically have been allowed to exercise their conversion rights in similarly structured companies. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. If the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. Our need to reserve a larger amount of funds, issue more of our stock or obtain greater outside financing than many other similarly structured companies that allow a smaller percentage of public stockholders to exercise their conversion rights may present a competitive disadvantage for us compared with such other similarly structured companies and limit our ability to effectuate the most attractive business combination available to us.

A stockholder that abstains from voting will lose the ability to receive a pro rata share of the funds in the trust account if we consummate an initial business combination.

Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. If we achieve a quorum for the meeting, only stockholders that exercise their right to vote will affect the outcome of the stockholder vote. Abstentions are not considered to be voting “for” or “against” the transaction. Any stockholder that abstains from voting would be bound by the decision of the majority of stockholders that do vote. As a result, an abstaining stockholder will lose the ability to receive a pro rata share of the trust account, including accrued interest (net of taxes payable on such interest income and after release of up to $2,325,000 of interest income, after tax, to fund working capital requirements), which would be available to a stockholder that votes against the initial business combination and exercises its conversion rights.

We may require stockholders that wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders that wish to exercise their conversion rights regarding their shares in connection with a proposed business combination to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC System at any time up until the business day immediately preceding the vote taken at the stockholder meeting relating to such business combination. In order to obtain a physical stock certificate, a stockholder’s broker or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical stock certificate and our stockholders may not be able to convert their shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot guarantee this fact. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, stockholders receive the proxy solicitation materials at least 20 days prior to the meeting. However, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders that wish to exercise their conversion rights may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

Although historically blank check companies have used a 20% threshold for conversion rights, we allow our public stockholders owning up to 30% (minus one share) of our common stock to exercise their conversion rights. This higher threshold may prevent our stockholders from receiving the full amount of their original investment upon exercise of their conversion rights. Further, we may not be able to consummate the most desirable business combination or optimize our capital structure.

We will consummate the initial business combination only if the following conditions are met:

•	a majority of the outstanding shares of common stock included in the units sold in this offering voted by the public stockholders are voted in favor of the business combination,

•	public stockholders owning 30% or more of the shares of common stock included in the units sold in this offering do not vote against the business combination and exercise their conversion rights, and

•	a majority of the shares of common stock then outstanding vote to approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise their conversion rights, we may need to arrange third-party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following our initial business combination and may need to arrange third-party financing. We have not taken any steps to secure third-party financing for either situation, and we may not be able to obtain such financing on terms favorable to us or at all.

We may proceed with a business combination even if public stockholders owning in the aggregate one share less than 30% of the shares sold in this offering exercise their conversion rights.

We may proceed with a business combination even if public stockholders owning at most an aggregate of one share less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, we could still consummate a proposed business combination even if public stockholders owning in the aggregate one share less than 30% of the shares sold in this offering exercise their conversion rights. We have increased the conversion percentage (from the 20% that is customary in similar offerings to 30%) in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. As a result of this change, it may be easier for us to complete a business combination even in the face of a strong stockholder dissent, thereby negating some of the protections of having a lower conversion threshold to public stockholders. The ability to consummate a transaction despite shareholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking stockholder protections consistent with traditional blank check offerings.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation.

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 24 months (or 30 months, if applicable) after the completion of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the DGCL, in which case we will, as promptly as practicable thereafter, adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, claims that arise likely would be from our vendors that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) or potential target businesses, or from whom we borrow money. Although we intend to have all vendors that we engage after the consummation of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, we may not properly assess all claims that may be brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of such liquidation.

Our placing of funds in trust may not protect those funds from third-party claims against us.

Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in the trust account. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative option. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over those of our public stockholders, and the per-share liquidation price could be less than the approximately $9.90 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors. Pursuant to the terms of the letter agreement, dated as of             , 2008, Medallion has agreed that it will indemnify the trust account against claims brought by vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us or the claims of any target business. The letter agreement sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from Medallion will not be available. Further, Medallion is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced by payment of any such claim. Medallion may not be able to satisfy those obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we may not be able to return to our public stockholders the liquidation amounts due them.

Our independent directors may decide not to enforce our sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Pursuant to the terms of the letter agreement, dated as of             , 2008, Medallion has agreed that it will indemnify the trust account against claims brought by vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us or the claims of any target business. The letter agreement sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from Medallion will not be available. Further, Medallion is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced by payment of any such claim. If the proceeds in the trust account are reduced and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor to enforce Medallion’s indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce our sponsor’s indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per-share liquidation distribution could be less than the initial $9.90 per share held in the trust account.

In certain circumstances, our board of directors may be viewed as having breached its fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors or acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

If the net proceeds of this offering not being placed in trust together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 30 months, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $2,325,000 of net interest income earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank check companies, we determined that this was an appropriate approximation of our expenses. If costs are higher than expected we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target businesses. In such event, we would need to obtain additional funds from our founding stockholders or another source to continue operating. We could use a portion of the $175,000 not held in the trust account and up to $2,325,000 of net interest income earned on the trust account to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer that results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping around” for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent whereby we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the acquisition agreement, we may not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target businesses. In such event, we would need to obtain additional funds from our founding stockholders or another source to continue operations. We are contractually limited in our ability to issue equity securities prior to the consummation of a business combination. Although we are not contractually limited from borrowing money, we may be unable to borrow money on terms which are favorable to us, if at all.

Our ability to continue as a going concern is dependent on us raising funds in this offering.

We have no present revenue and will not generate any revenue until, if at all, after the consummation of our initial business combination. We have a very limited amount of available cash and working capital. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that they have significant doubt about our ability to continue as a going concern unless we consummate this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our current officers and directors may resign upon consummation of our initial business combination.

Upon consummation of our initial business combination, the role of our founding officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our founding officers and directors will remain in senior management or as directors following our initial business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our founding officers and our directors would remain with us if they chose to do so. If our initial business combination were structured as a merger whereby the stockholders of the target business were to control the combined company following our initial business combination, it may be less likely that our founding officers or directors would remain with the combined company unless their retention was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

Negotiated retention of officers, directors and advisors after our initial business combination may create a conflict of interest.

If, as a condition to a potential business combination, our founding officers, directors and advisors negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of our current officers and directors may influence them to condition our initial business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant or other third-party service provider, after the business combination. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that our founding officers, directors and advisors remain if it is believed to be in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

There may be tax consequences associated with our acquisition, holding and disposition of target businesses and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target businesses and assets; and disposing of target businesses and assets.

Because any target business with which we attempt to complete a business combination may be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business may be required to have certain financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles (“U.S. GAAP”) and audited in accordance with the Public Company Accounting Oversight Board (“PCAOB”) standards. Although we would attempt to provide our stockholders with audited or unaudited historical financial statements if required by applicable law or regulations, such historical financial statements are often not required, and therefore, stockholders voting on a proposed transaction would not have the benefit of financial statements of past operations. To the extent that a proposed target business does not have, or cannot prepare, financial statements that have been prepared with, or that can be reconciled to, U.S. GAAP or audited in accordance with PCAOB standards, and such audited or unaudited financial statements are required by applicable law or regulations, we will not be able to acquire that proposed target business. Such a financial statement requirement may limit the pool of potential target businesses.

If we were to structure our business combination as an asset acquisition, it is possible that proxy materials provided to our stockholders would not include historical financial statements and, accordingly, investors would not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

Although we would provide our stockholders with audited or unaudited historical financial statements in connection with an asset acquisition if required by applicable law or regulations, such historical financial statements are often not required, and, therefore, stockholders voting on a proposed transaction would not have the benefit of reviewing financial statements of past operations of the seller. We are unable to predict the facts and circumstances surrounding any possible future asset acquisition and, accordingly, cannot provide assurances with respect to the provision of audited historical financial information. If, however, we determined that such audited historical financial information was not required, instead of audited or unaudited historical financial statements, the proxy statement that we would send to our stockholders would contain the same information that typically would be provided in the business section of the prospectus for an initial public offering of a start-up company without historical financial statements, such as: (i) historical and prevailing market rates for assets on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the assets; (iii) our anticipated operational (overhead) expenses and (iv) the valuation of the assets generally, all of which, in turn, depend on the sector of the security and homeland defense industries or other industry in which we consummate our initial business combination. Thus, our stockholders would not necessarily be able to rely on historical financial statements when deciding whether to approve our initial business combination involving the acquisition of assets.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, as of May 21, 2008, approximately 156 similarly structured blank check companies have completed initial public offerings since the beginning of 2004, and numerous others have filed registration statements. Of these 156 similarly structured blank check companies, only 49 have consummated a business combination, while 23 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations, and another 16 will be or have liquidated.

Accordingly, there are approximately 68 blank check companies with approximately $12.9 billion in trust and potentially an additional 69 blank check companies with approximately $14.4 billion in trust that have filed registration statements and are seeking or will be seeking to complete business combinations. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately held companies in these industries. Because of this competition, we may not be able to effectuate our initial business combination within the required time period. Further, the fact that only 72 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established, have capital available to them and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of security-related properties, assets and entities. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants may not be viewed favorably by certain target businesses that may not like the “cashless exercise” feature of our founder warrants, which may lead to additional dilution without receipt of any additional cash. Accordingly, our warrants may make it more difficult to effectuate our initial business combination or increase the cost of the target business. Any of these obligations may place us at a competitive disadvantage in successfully negotiating our initial business combination.

We may not be able to successfully compete for an attractive business combination. Additionally, because of this competition, we may not be able to effectuate our initial business combination within the time period prescribed by the terms of our amended and restated certificate of incorporation. If we are unable to consummate our initial business combination within the prescribed time period, we will be forced to liquidate.

Our stockholders will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we will have a longer period of time in which to complete our initial business combination in certain circumstances than we would if we were subject to such rule. See the section in this prospectus entitled “Proposed Business—Comparison to Offerings of Blank Check Companies.”

Since we have not yet selected any target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the business’s operations and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business. To the extent we consummate an initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our management will evaluate the risks inherent in a particular target business, they may not properly ascertain or assess all of the significant risk factors or have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting a Business Combination—Selection Criteria.”

We may combine with a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may combine with a target business with a history of poor operating performance if we believe that target business has attractive attributes that we believe could be the basis of a successful business after consummation of our initial business combination. A business with a history of poor operating performance may be characterized by, among other things, several years of financial losses, a smaller market share than other businesses operating in a similar geographical area or industry or a low return on capital compared to other businesses operating in the same industry. In determining whether one of these businesses would be an appropriate target, we would base our decision primarily on the fair market value of such a business. We would consider, among other things, its operating income, its current cash flows and its potential to generate cash in the future, the value of its current contracts and our assessment of its ability to attract and retain new customers. However, combining with a target business with a history of poor operating performance can be extremely risky and we may not be able to improve its operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, financial condition and results of operations will be adversely affected. Factors that could result in our inability to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower priced services and products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

We may seek investment opportunities in industries outside of our target industry (which industries may or may not be outside of our management’s area of expertise).

Although we intend to focus on identifying acquisition candidates in the security and homeland defense industries and we will not initially actively seek to identify acquisition candidates in other industries (which industries may be outside of our management’s area of expertise), we will consider an acquisition outside of our target industry if an acquisition candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company or we are unable to identify a suitable candidate in our target industry after having expended a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular acquisition candidate, we may not adequately ascertain or assess all of the significant risk factors. An investment in our units may prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an acquisition candidate. If we elect to pursue an investment outside of the security and homeland defense industries, our management’s expertise in the security and homeland defense industries may not be directly applicable to its evaluation or operation, and the information contained herein regarding the security and homeland defense industries may not be relevant to an understanding of the business that we elect to acquire.

We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation will authorize the issuance of up to 100 million shares of common stock, par value $0.001 per share, and one million shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 50 million authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the one million shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete our initial business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of our initial business combination, see the section below entitled “Proposed Business—Effecting a Business Combination.”

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our income tax obligations and to complete our initial business combination.

Expenses incurred by us while seeking a business combination may be paid prior to our initial business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $175,000 after the payment of the expenses relating to this offering) and up to $2,325,000 of net interest income earned on the trust account. We will be dependent on the earning of sufficient interest on the amounts held in the trust account to fund our search for a target business or businesses, pay our income tax obligations and complete our initial business combination, and a decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business combination. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six-month maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated May 19, 2008, referencing historical interest rate data that appears on the Federal Reserve Web site, U.S. Treasury Bills with four-week, three-month and six-month maturities were yielding, as of the week ended May 16, 2008, 1.83%, 1.82% and 1.89% per annum, respectively. However, the actual interest rates that we receive on the funds in the trust account may be different than these rates. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our existing stockholders to operate or we may be forced to liquidate. Our existing stockholders are under no obligation to advance funds in such circumstances.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow was insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if we breach the covenants contained in the terms of the debt security documents, such as covenants that require the maintenance of certain financial ratios, without a waiver or renegotiation of such covenants;

•	our immediate payment of all principal and accrued interest, if any, if any debt security is payable on demand;

•

our stockholders receiving less than $9.90 per share from the trust account upon liquidation if such debt is incurred prior to consummation of our initial business combination and the trust account is subsequently liquidated;

•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our investment in any future joint investment could be adversely affected by our lack of sole decision-making authority, our reliance on a partner’s financial condition and disputes between us and our partners.

While we will not structure our initial business combination in such a way that we will be the minority stockholder of a combined company, we may in the future co-invest with third parties through partnerships or joint investment in an acquisition target or other entities. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership or other entity. Investments in partnerships or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. Partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners may also seek similar acquisition targets as us and we may be in competition with them for such acquisition targets. Disputes between us and partners may result in litigation or arbitration that would increase our expenses and distract our officers or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners might result in subjecting assets owned by the partnership to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners. For example, in the future we may agree to guarantee indebtedness incurred by a partnership or other entity. Such a guarantee may be on a joint and several basis with our partner in which case we may be liable in the event such party defaults on its guaranty obligation. In addition, if we were to partner with other entities to acquire a target business, it may result in us reporting a minority interest held by a third party in such acquisition target on our financial statements, which would result in us only recognizing our ownership percentage of such target’s earnings.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following our initial business combination.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, or members of other entities, to whom we anticipate we will have access on an as-needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our officers, will have entered into employment or consultant agreements with us. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following our initial business combination, some or all of the management associated with a target business may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of our initial business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

We will have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to be required to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.

There is no specified amount of time that our officers, directors and advisors are required to devote to our affairs. As a result, they may have conflicts of interest in allocating business time among their various business activities, which could have a negative impact on our ability to consummate our initial business combination.

There is no specified amount of time that our officers, directors and advisors are required to devote to our affairs. As a result, they may have conflicts of interest in allocating business time among their various business activities, including our business. Each individual intends to devote only the time to the Company’s affairs that he and the board of directors deem necessary to fulfill his obligations to us. The amount of time each individual will devote in any time period will vary according to our needs and whether we are in the process of (i) seeking a potential target business, (ii) performing due diligence on one or more target businesses, or (iii) completing a business combination with a selected target business. Our officers, directors and advisors may spend more time on the various phases of the acquisition process than others, depending on each individual’s particular skills and areas of expertise. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Our officers, directors and advisors are currently employed by other entities. If other entities require them to devote greater amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. These conflicts may not be resolved in our favor. For a complete description of these affiliations and a discussion of potential conflicts of interest, see the sections contained elsewhere in this prospectus entitled “Proposed Business—Our Competitive Advantage,” “Management—Executive Officers and Directors,” “Management—Advisors” and “Management—Conflicts of Interest.”

Several of our officers, directors, advisors and founding stockholders have extensive relationships in the security and homeland defense and business industries that may create interests in potential business combinations and result in conflicts of interest, and they may have a pecuniary interest in certain transactions in which we are involved and may also compete with us.

Several of our officers, directors, advisors and founding stockholders are engaged in other business activities and have extensive relationships in the security and homeland defense industries. Our Chief Executive Officer and President, Mr. Boyda, is a Managing Member of KLB Associates LLC, a consulting firm providing strategic management services for the security industry. Our Vice Chairman, Executive Vice President and Secretary, Mr. Murstein, also serves as the President of Medallion. Our Chief Financial Officer and Treasurer, Mr. Hall, also serves as the Chief Financial Officer of Medallion. Our Chairman and our Director, Commissioner H. Safir and Mr. A. Safir, respectively, are the Chairman and Chief Executive Officer and the Chief Operating Officer, respectively, of SafirRosetti, a security, investigative and intelligence firm. Our director nominees, Messrs. Kreitman, Menowitz, Rudnick and Weicker, are each directors of Medallion. Our director nominee, Secretary Greco, is a founder and principal of Filangieri Capital Advisors. Our advisor, Mr. Rosetti, is a Senior Consultant to SafirRosetti. Medallion or any of our officers, directors, advisors or founding stockholders may have relationships or have clients that have relationships with a potential target business. For a complete description of these procedures, please see the sections contained elsewhere in this prospectus entitled “Proposed Business—Our Competitive Advantage—Right of First Offer” and “Management—Conflicts of Interest.”

Our advisor, Andor M. Laszlo, is the President and sole member of Graidan Ventures LLC. Medallion is party to an agreement with Graidan Ventures pursuant to which Graidan Ventures will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the security or homeland defense industries. Following consummation of this offering, Mr. Laszlo has agreed to help us identify a target business in the security and homeland defense industries, perform due diligence on the proposed target and negotiate and consummate a business combination with such a target business. We may separately engage Graidan Ventures in the future to provide consulting or other services to us in connection with identifying a target business in the security and homeland defense industries and consummating a business combination with such a target business. The services to be rendered and the fees to be paid to Graidan Ventures under any future engagement will be the subject of negotiation between the parties prior to such engagement and subject to approval by a majority of the disinterested directors.

Our advisor, Richard Holbrooke, is the Vice Chairman of Perseus, LLC, a merchant bank and private equity fund management company. Ambassador Holbrooke’s service to us as an advisor is subject to the condition that such services not materially interfere with his duties to Perseus, LLC and that we do not primarily engage or seek to engage in a line of business conducted or sought to be conducted by any portfolio company of Perseus, LLC or of any of its affiliated investment funds. To the extent that any target business is engaged in any such line of business, Ambassador Holbrooke will need to obtain written confirmation from Perseus, LLC that it specifically permits him to advise us in connection with such line of business. If Ambassador Holbrooke is unable to obtain such written confirmation when necessary, he will be prevented from providing any services to us as an advisor in connection with such line of business. Further, in the event that every potential target business that we identify is engaged in a line of business conducted or sought to be conducted by any portfolio company of Perseus, LLC or of any of its affiliated investment funds, if Ambassador Holbrooke is unable to obtain written confirmation from Perseus, LLC that it specifically permits him to advise us in connection with any such line of business, we will not benefit from Ambassador Holbrooke’s advice and he will be unable to fulfill his role as our advisor.

Other than the fee of $5,500 per month we will pay to Medallion for administrative services, managerial assistance and mergers and acquisitions advice, the reimbursable out-of-pocket expenses payable to our officers and directors, the repayment of the note payable to Medallion, fees under any future agreement with Graidan Ventures into which we may enter and the compensation paid by Medallion to these officers and advisors, in no event will any of our existing officers, directors, advisors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of our initial business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After our initial business combination, we may pay such individuals consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. Any such compensation to be paid to our officers, directors, advisors or founding stockholders after our initial business combination may influence their evaluation of a potential business combination, resulting in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Further, although we do not intend to propose any business combination with any potential target business to our stockholders if any of our officers, directors, advisors or founding stockholders is an affiliate of such potential target business, we may do so. If we do, we will follow the procedures outlined in this prospectus. For a complete description of these procedures, please see the sections contained elsewhere in this prospectus entitled “Proposed Business—Our Competitive Advantage—Right of First Offer” and “Management—Conflicts of Interest.”

We have not adopted a policy that expressly prohibits our directors, officers, stockholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In light of the relationships described in the preceding paragraph, such parties may have a pecuniary interest in certain transactions, such as strategic partnering or joint venturing, in which we are involved, and may also compete with us or advise other entities seeking to engage in a business combination with the same target as our company.

Certain of our officers, directors and advisors are, and our other officers, directors, advisors or their affiliates may in the future become, affiliated with entities, including other blank check companies, engaged in business activities that are related to the security and homeland defense industries, and similar to those intended to be conducted by us. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers, directors and advisors are, and our other officers, directors, advisors or their affiliates may in the future become, affiliated with entities, including other blank check companies, engaged in business activities that are related to the security and homeland defense industries and similar to those intended to be conducted by us. Additionally, our officers, directors, advisors and founding stockholders may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. The procedures that we have established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved may not be effective and there can be no assurance that such provisions will not be modified or waived. For a complete description of these procedures, please see the sections contained elsewhere in this prospectus entitled “Proposed Business—Our Competitive Advantage—Right of First Offer” and “Management—Conflicts of Interest.”

Accordingly, because of their pre-existing fiduciary duties or a waiver by us of the terms of these provisions, our officers, directors, advisors and founding stockholders may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts of interest may limit the opportunities that are available to us to consummate our initial business combination.

We may not be required to obtain an opinion from an unaffiliated third party as to the fair market value of the target business or that the price we are paying for the target business is fair to our stockholders.

We are only required to obtain an opinion from an unaffiliated third party as to the fair market value of the target business or that the price we are paying is fair to stockholders if (i) our board is not able to independently determine that a target business has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors. To the extent our business combination consists of the acquisition of assets that do not have historical financial information, we will determine whether such business combination has a fair market value of at least 80% of the amount in our trust account (exclusive of the deferred underwriting compensation plus interest thereon held in the trust account) based on the value of the assets, as determined by the advice of our financial advisors consistent with industry practice.

Medallion’s status as a business development company under the Investment Company Act of 1940 may result in a conflict of interest in determining whether a particular target business structure is appropriate for our initial business combination.

Medallion has elected to be treated as a business development company, or BDC, under the 1940 Act. As a BDC, Medallion is subject to restrictions on its ability to invest in companies that are not “eligible portfolio companies” under the 1940 Act, and Medallion could face material adverse consequences if it were to violate those restrictions. Upon consummation of this offering, Medallion believes that it will be able to treat its investment in us as an investment in an eligible portfolio company on the basis that it controls us as a result of exercising a controlling influence over our management or policies and has at least one affiliate serving as a member of our board of directors. Under the 1940 Act, control is defined as the power to exercise a controlling influence over our management or policies. Although control does not require ownership of a particular percentage of securities, the 1940 Act contains a rebuttable presumption that a party that owns 25% or more of the voting securities of a company has control of such company. In structuring our initial business combination, to the extent that Medallion desires to continue to treat its investment in us as an investment in an eligible portfolio company, Medallion’s desire may influence its motivation, and that of its officers and directors who are also our officers and directors, in identifying and selecting a target business and completing our initial business combination. For example, Medallion may desire to retain one or more board seats or to own a minimum percentage interest in us. If a transaction structure required us to issue additional shares of our common stock as part of the consideration, it could cause Medallion to lose control of us unless Medallion purchased additional shares of us in open market purchases or in private placements from us, which could adversely affect Medallion. Similarly, if a transaction would result in the removal of one or more of the Medallion representatives on our board, Medallion might be unable to exercise a controlling influence over our policies or management and, in the event of the removal of all of the Medallion representatives on our board, Medallion would be unable to treat its investment in us as an investment in an eligible portfolio company. As a result, the interest of Medallion in maintaining ownership of a large percentage of our outstanding voting securities or the ability to retain one or more of its affiliates as members of our board of directors may cause Medallion’s interests with respect to a potential business combination to differ from the best interests of our stockholders. Consequently, the discretion to be exercised by those officers and directors of Medallion who are also our officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest, in the event that Medallion still intends to treat us as an eligible portfolio company.

Our founding stockholders currently own shares of our common stock that will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.

Our founding stockholders own shares of our common stock that were issued prior to this offering, but have waived their rights to receive distributions with respect to those shares of common stock upon the liquidation of the trust account if we are unable to consummate our initial business combination. Additionally, certain of our founding stockholders have agreed to purchase an aggregate of five million founder warrants in a private placement prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $5 million. The shares of common stock acquired prior to this offering and any warrants owned by any founding stockholders will have no value if we do not consummate our initial business combination. The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target acquisition that is not in the best interests of our stockholders.

The requirement that we complete our initial business combination by                     , 2010 [24 months from the date of this prospectus] (or , 2010 [30 months from the date of this prospectus], if certain criteria apply) may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect our initial business combination by                     , 2010 [24 months from the date of this prospectus] (or , 2010 [30 months from the date of this prospectus], if certain criteria apply). Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete our initial business combination by                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus], if certain criteria apply) may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in the trust account. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which could include persons seeking reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If we do not effect our initial business combination by , 2010 [24 months from the date of this prospectus] (or , 2010 [30 months from the date of this prospectus], if certain criteria apply), then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete our initial business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination that is not in the best interest of our stockholders.

Our officers, directors and advisors have limited or no experience with operating a blank check company, and such lack of experience could adversely affect our ability to consummate our initial business combination.

Our management team, board of directors and advisors have limited or no experience with blank check companies. Accordingly, our stockholders may not have sufficient information with which to evaluate the ability of our management team, board of directors and advisors to identify and complete a business combination using the proceeds of this offering. Our management’s limited experience in operating a blank check company could adversely affect our ability to consummate our initial business combination and could result in the liquidation of our trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our common stock becomes subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and our stockholders may find it more difficult to sell our securities.

If at any time we have net tangible assets of less than $5 million and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to these “penny stock” rules. Under these rules, broker-dealers that recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•

provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single business or asset, and a limited number of services or products.

The net proceeds we receive from this offering and in the private placement (excluding $8 million held in the trust account which represents deferred underwriting discounts and commissions) will provide us with approximately $189,950,000 which will be held in the trust account and may be used by us to complete our initial business combination. There are currently no restrictions on our ability to seek additional funds, other than as described in “Underwriting – Lock-Up Agreements,” through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of our initial business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

If we are unable to identify a single operating business with which to consummate an initial business combination, we may seek to combine contemporaneously with multiple operating businesses whose collective fair market value is at least equal to 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of those combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of our limited financial and other resources. Consummating our initial business combination through more than one transaction likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to consummate the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial business combination and force us to liquidate.

If we effect an initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•	legal restrictions on the ability of U.S. federal or state governmental entities to contract with foreign entities for security and homeland defense products and services;

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations might suffer.

If we effect an initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect an initial business combination with a business located outside of the United States, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or insure that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

If a business we acquire exports products to foreign countries, and we are unable to maintain required licenses, we may be prevented from exporting our products, adversely affecting our financial condition and results of operations.

We may be required to obtain export licenses to the extent we develop or manufacture products in certain countries. We may not be successful in obtaining or maintaining the licenses and other authorizations required to export our products from applicable governmental authorities. Our failure to obtain or maintain any required export license or authorization could hinder our ability to sell our products, adversely affecting our financial condition and results of operations.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for a suitable target business we can afford to acquire, or the obligation to convert into cash a significant number of shares of common stock from dissenting stockholders, we will be required to seek additional financing. Additional financing may not be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. If we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate our initial business combination in the allotted time and would liquidate the trust account, resulting in the loss of a portion of our stockholders’ investment. In addition, if we consummate our initial business combination, we may require additional financing to fund continuing operations or growth. The failure to secure additional financing, if required, could have a material adverse effect on our ability to continue to develop and grow, even if we consummate our initial business combination. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate our initial business combination, see the section in this prospectus entitled “Proposed Business—Effecting a Business Combination—Liquidation if No Business Combination.”

Medallion controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, Medallion will beneficially own approximately 15.3% (or 15.2% assuming the over-allotment option is exercised in full) of our issued and outstanding common stock. Our directors, officers, advisors and founding stockholders, including Medallion, may purchase shares of common stock as part of the units sold in this offering or in the open market, for investment purposes or to influence the stockholder vote to approve a business combination. Our directors, officers, advisors and founding stockholders have agreed to vote any shares of common stock acquired by them in this offering in accordance with a majority of the public stockholders and any shares of common stock acquired by them after this offering in favor of a business combination. As a result, Medallion may have greater ability to influence the outcome of our initial business combination.

This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could also allow Medallion or any other founding stockholder that purchases additional units, shares of common stock or warrants through open market purchases to influence the outcome of matters requiring stockholder approval, including the outcome of our initial business combination, the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of Medallion and our stockholders’ interests may not always align and taking actions that require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

We could be liable for up to the amount of the purchase price of the founder warrants plus interest to certain of our founding stockholders or their designees that will purchase the founder warrants in a private placement conducted concurrently with this offering.

We have agreed to sell in a private placement occurring immediately prior to the date of this prospectus an aggregate of five million founder warrants to certain of our founding stockholders. This private placement is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sales of the founder warrants. If this offering were deemed to be a general solicitation with respect to the founder warrants, the offer and sale of such warrants would not be exempt from registration and the purchaser of those warrants could have a right to rescind its purchase. The rescinding purchaser could seek to recover the purchase price paid, with interest, or if it no longer owns the warrants, to receive damages. The founder warrants purchase agreements contain provisions under which the purchasers waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the founder warrants and agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by each purchaser of the founder warrants, although it is unclear whether these waivers and indemnifications would be enforceable.

If we redeem our public warrants, the founder warrants, which are non-redeemable, could provide the purchaser thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders and any warrants held by the underwriter may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30-trading-day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

Because the founder warrants are not subject to the redemption features to which our publicly held warrants are subject, a holder of the founder warrants, or its permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Prior to the consummation of this offering, after giving effect to the forfeiture, at no cost to us, of 750,000 shares from our founding stockholders, assuming the underwriters’ over-allotment option is not exercised, our founding stockholders will have paid an aggregate of $57,500, or approximately $0.01 per share, for their five million shares of common stock issued and outstanding prior to this offering and the private placement and, accordingly, public stockholders will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founding stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, public stockholders will incur an immediate and substantial dilution of approximately 29.90% or $2.99 per share (the difference between the pro forma net tangible book value per share of $7.01, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of our initial business transaction.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption provisions described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his or her warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect our initial business combination.

In connection with this offering, we will be issuing warrants to purchase up to 20 million shares of our common stock. In addition, we have also agreed to issue up to an additional three million warrants to purchase additional shares of common stock if the over-allotment option that we granted to Banc of America Securities LLC is exercised in full. To the extent we issue shares of common stock to effect our initial business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effect our initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, our stockholders may experience dilution to their holdings.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. Our stockholders may be unable to sell their securities unless a market can be established or sustained.

If our founding stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of the registration rights may make it more difficult to effect our initial business combination.

Our founding stockholders are entitled to require us to register the offer and sale of their shares of common stock at any time after the date on which their shares of common stock or warrants are released from the terms of the lock-up agreement, which will not be before one year from the consummation of our initial business combination, provided that if, after the consummation of our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading-day period or (ii) the surviving entity of such business combination subsequently consummates a liquidation, merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of the stockholders of such entity having the right to exchange their shares of common stock for cash, securities or other property, such shares or warrants may be released in order to enable holders of such founder warrants to participate in such exchange. If our founding stockholders exercise their registration rights with respect to all of their shares of common stock beneficially owned by them as of the date of this prospectus, there will be an additional 5,750,000 shares of common stock eligible for trading in the public market (including 750,000 shares previously sold to our founding stockholders that our founding stockholders have agreed to forfeit if, and to the extent, the underwriters do not exercise all or a part of their over-allotment option). Further, prior to the date of this prospectus, certain of our founding stockholders will purchase in a private placement five million founder warrants that are identical to the units and warrants being sold in this offering except that the founder warrants (i) will be subject to a lock-up agreement and, except in limited circumstances, not released from the terms of the lock-up agreement before the consummation of our initial business combination, (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after their offer and sale has been registered, (iii) will be non-redeemable so long as they continue to be held by the founding stockholders or their permitted transferees, (iv) are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants and (v) may be exercised on a cashless basis so long as they are held by the founding stockholders or their permitted transferees, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, except as may be required by management pursuant to a call for redemption of such warrants, as described in “Description of Securities—Warrants.” If all of the founder warrants are exercised, there will be an additional five million shares of our common stock eligible for trading in the public market.

The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. The existence of these rights may make it more difficult to effect our initial business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock. Additionally, our outstanding warrants may not be viewed favorably by certain target businesses that may not like the “cashless exercise” feature of our founder warrants, which may lead to additional dilution without receipt of any additional cash.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long term one or more operating businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our officers and directors are experienced as officers and directors of operating companies.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the 1940 Act are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the 1940 Act and related SEC rules and interpretations includes a company that (1) is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; or (2) has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities;” or (3) is a “special situation investment company” (such as a merchant bank or private equity fund).

If we are deemed to be an investment company under the 1940 Act, we may be subject to certain restrictions that may make it more difficult for us to complete our initial business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy operating businesses with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the 1940 Act, as amended. To this end, the proceeds held in the trust account may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the 1940 Act. This offering is not intended for persons that are seeking a return on investments in government securities. The trust account, together with the purchase of government securities for the trust account, is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from a business combination.

Following our initial business combination uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from the business combination.

The lack of synergy from a business combination could cause us not to realize the benefits anticipated to result from a business combination.

Following our initial business combination, the inability to achieve identified operating and financial synergies anticipated to result from a business combination or other transaction could cause us not to realize the benefits anticipated to result from the business combination.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

The investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other advisors. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as 30% or more of our public stockholders voting against the business combination and opting to have us redeem their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

The determination for the size of this offering and the offering price of our units is more arbitrary compared with the pricing of securities for an operating business in a particular industry.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The size of this offering, the public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters and represent the maximum amount the underwriters believe can be successfully received given market conditions, our industry and management. Among the factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, were:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at an attractive value;

•	our capital structure;

•	an assessment of our management and their experience in identifying target businesses and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for target businesses;

•	the likely number of potential targets;

•	the likely size and cost of acquiring potential targets;

•	our officers’ estimate of our operating expenses for the next 30 months; and

•	other factors deemed relevant.

However, although these factors were considered, the determination of the size of this offering and our offering price is more arbitrary than the pricing of securities for an operating business in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry. Additionally, we have not, nor has any person on our behalf, had any discussions (formal or informal) or negotiations, or conducted due diligence evaluations or similar activities, whether directly or indirectly, with any target business. We do not have a specific business combination under consideration. As a result, the decision to raise such amount is inherently subjective.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the propriety of expenses incurred on our behalf subject to reimbursement.

Although we believe that five of the members of our board of directors are “independent” under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests whether or not any directors are deemed to be “independent,” this may not actually be the case. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting of stockholders, only a minority of our board of directors will be considered for election. Since our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, management may become entrenched, and unsolicited stockholder proposals that may be in the best interests of stockholders may be discouraged.

Moreover, our board of directors has the ability to issue and designate the terms of new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Risks Related to the Security and Homeland Defense Industries

We intend to focus our search on target businesses in the security and homeland defense industries. We believe that the following risks will apply to us following the consummation of our initial business combination with a target business in the security and homeland defense industries. If we elect to pursue an investment outside of the security and homeland defense industries, the disclosure below would not be relevant to an understanding of the business that we elect to acquire.

If we are unable to respond to the technological, legal, financial or other changes in the security and homeland defense industries and changes in our customers’ requirements and preferences, we will not be able to effectively compete with other businesses in the security and homeland defense industries.

If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer needs or regulatory requirements, we could lose customers. Changes in customer requirements and preferences, the introduction of new products and services embodying new technologies, and the emergence of new industry standards and practices could render the existing products of the business we acquire obsolete. Our success will depend, in part, on our ability to:

•	enhance products and services;

•	anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of customers;

•	respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis; and

•	respond to changing regulatory requirements in a cost effective and timely manner.

The development of additional products and services involves significant technological and business risks and requires substantial expenditures and lead time. If we fail to introduce innovative products or services to the market on a cost-efficient and timely basis, or adapt our products to new technologies, we will not be able to effectively compete with other businesses in the security and homeland defense industries. Even if we are able to introduce new products or adapt our products to new technologies, our products may not gain acceptance among our customers.

The market in certain segments of the security and homeland defense industries is still not fully developed, and, if we acquire a business operating in one of those segments, and if the market for our products does not expand as we expect after acquiring a business, there could be a material adverse effect on our financial condition and results of operations.

The market in certain segments of the security and homeland defense industries, including outdoor perimeter protection, video analytics and digital video, is still emerging. If we acquire a business in one of these segments, our growth will be dependent on, among other things, the size and pace at which the markets for our products or services develop. If the market for our products or services decreases, remains constant or grows slower than we anticipate, there could be a material adverse effect on our financial condition and results of operations.

It is difficult to forecast the timing of revenues in the security and homeland defense industries, and it is likely that any business we acquire will have significant variations in revenues from period to period.

It is difficult to forecast the timing of revenues in the security and homeland defense industries because the development period for a customized system or solution may be lengthy, customers often need a significant amount of time to evaluate products before purchasing them and, in the case of governmental customers, sales are dependent on budgetary and other bureaucratic processes. The period between initial customer contact and a purchase by a customer varies greatly, and could be a year or more. During the evaluation period, customers may defer or scale down proposed orders of products or systems for various reasons, including:

•	changes in budgets and purchasing priorities;

•	a reduced need to upgrade existing systems;

•	deferrals in anticipation of enhancements or new products;

•	introduction of products by competitors; and

•	lower prices offered by competitors.

Organized labor action or occupational health and safety laws and regulations could have a material adverse effect on our operations.

The security industry has been the subject of campaigns to increase the number of unionized employees. Although relationships between management and employees of acquired businesses may be good, assurances can not be given on the likelihood that organized labor action may occur. Such organized labor actions and occupational health and safety laws could have a material adverse effect on our operations.

Failure to successfully integrate multiple acquired businesses in the security and homeland defense industries could have a material adverse effect on the company’s results.

If we acquire a portfolio of businesses in the same sector of the security and homeland defense industries, failure to integrate multiple acquired businesses in the security industry successfully or manage their growth effectively could have a material adverse effect on the company’s results.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

We may acquire a target business whose business is dependent upon its proprietary technology and intellectual property. Accordingly, the protection of trademarks, trade names, copyrights, patents, domain names, trade dress, and trade secrets may be critical to the ability of our target business to compete with its competitors. In such a case, our target business will likely rely on a combination of copyright, trademark, and trade secret laws and contractual restrictions to protect any proprietary technology and rights that it may acquire. Despite its efforts to protect proprietary technology and rights, the business acquisition candidate may not be able to prevent misappropriation of its proprietary rights or deter independent development of technologies that compete with the business we acquire. Competitors may file patent applications or obtain patents and proprietary rights that block or compete with its patents. Litigation may be necessary in the future to enforce our target business’s intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim our target business has infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the competitive position and business of our target business. Depending on the target business that we acquire, we may be required to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business that we will acquire, the target business may have entered into license agreements in the past and may continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business’s proprietary rights or cause harm to such target business’s reputation.

We may not be able to hire or retain the qualified personnel needed by businesses operating in the security and homeland defense industries.

Businesses operating in the security and homeland defense industries typically utilize personnel with specific skills and experience, including those with backgrounds in such diverse fields as engineering, information technology, systems integration and government program management. Any target business with which we effect our initial business combination would likely face intense competition for competent professionals and qualified personnel in these industries. Following our initial business combination, we may not be successful in attracting, hiring and retaining qualified people at favorable rates or at all. If we are unable to hire and retain qualified personnel as and when needed, our business could be materially adversely affected.

Our target business may face operating hazards, including product liability or other liability risks, that could result in large claims against us.

Our target business may face operating hazards, including product liability and other liability risks related to our products. Its products may be relied upon in emergencies, such as rescue and public safety situations that involve physical harm, and in situations involving potential loss or damage to property. Manufacturing or maintenance defects or an improper use could cause systems to fail. A product liability claim, or other legal claims based on theories including personal injury or wrongful death, made against our target business could adversely affect its financial condition and results of operations.

Although we expect to have insurance coverage against operating hazards to the extent deemed prudent by our management and to the extent insurance is available, no assurance can be given that the nature and amount of such insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. The insurance will have deductibles or self-insured retentions and will contain certain coverage exclusions. The insurance will not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our financial condition and results of operations could be adversely affected by unexpected claims not covered by insurance. Furthermore, our target business, if engaged in the sale of so-called “anti-terrorism technologies,” may not be able to avail itself of the liability protections intended to be afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002, or the SAFETY Act.

An acquisition strategy that involves purchasing a foreign security and homeland defense business could involve greater administrative costs and require additional time to consummate than the purchase of a U.S. security firm.

Given the global nature of the security and homeland defense industries, we will pursue a merger and acquisition strategy that considers target businesses in and outside of the United States. If we target a foreign business for an acquisition, we would likely incur additional legal, accounting, due diligence and travel expenses.

Risks Related to Government Contracts

We may acquire a target business that contracts directly with federal, state or local governments with respect to security or defense or a combination thereof. Alternatively, our target business may act as a subcontractor, supplier or partner with another party or parties that contract with the government. The key risk factors related to government contracts are discussed below.

Our target business could be adversely affected by significant changes in the contracting or fiscal policies of governments and governmental entities.

The revenues of our target business may be substantially derived from contracts with federal, state and local governments and government agencies and subcontracts under federal government prime contracts and we believe that the growth of our target business may depend on our procurement of government contracts either directly or through prime contractors. Accordingly, changes in government contracting policies or government budgetary constraints could directly affect the financial performance of our target business. Among the factors that could adversely affect our target business are:

•	changes in fiscal policies or decreases in available government funding;

•	changes in government programs or applicable requirements;

•	changes in the presidential administration or composition of Congress;

•	the adoption of new laws or regulations or changes to existing laws and regulations;

•	changes in political or social attitudes with respect to homeland security or defense issues; and

•	potential delays or changes in the government appropriations process.

These and other factors could cause governments and governmental agencies, or prime contractors that may use our target business as a subcontractor, to reduce their purchases under existing contracts, to exercise their rights to terminate contracts at-will or to abstain from exercising options to renew contracts, any of which could have a material adverse effect on the business, financial condition and results of operations of our target business.

Government contracts typically must comply with complex procurement laws and regulations which may impose added costs on our target business’s operations.

If we acquire a target business that contracts directly with the federal government, our target business will likely have to comply with and will be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how it does business with its customers and may impose added costs on its business. For example, our target business or parties with which it does business may be subject to the Federal Acquisition Regulations and all supplements (including those issued by the Department of Homeland Security and the Department of Defense), which comprehensively regulate the formation, administration and performance of federal government contracts, and the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. If a government review or investigation uncovers improper or illegal activities, our target business may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies, which could materially adversely affect our target business’s operations, prospects, financial condition or operating results. In addition, our target business or parties with which it does business will likely be subject to industrial security regulations of the Department of Defense and other federal agencies that are designed to safeguard against foreign access to classified information. We may also be liable for systems and services failure and security breaks with respect to the solutions, services, products, or other applications we sell to the government. If our target business was to come under foreign ownership, control or influence, its federal government customers could terminate or decide not to renew their contracts, which could impair the ability of our target business to obtain new contracts. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair our target business’s ability to obtain new contracts.

Legal restrictions impacting companies operating in the security and homeland defense industries or other regulatory barriers may prevent realization of our target business’s full potential either domestically or internationally.

Governments may increasingly regulate products that monitor and record voice, video and data transmissions over public communications networks, which are integral features of many security and homeland defense products and services. The adoption of new laws or regulations governing the use of products or changes made to existing laws or regulations could cause a decline in the use of our products and could result in increased expenses for the business we acquire, particularly if we are required to modify or redesign our products to accommodate these new or changing laws or regulations.

Legal restrictions may limit the ability of U.S. federal or state governmental entities to contract for security and homeland defense products and services with an entity organized in a foreign jurisdiction or controlled by non-U.S. citizens. In addition, as the security environment continues to evolve, there may be additional Congressional or other regulatory action that could adversely affect our ability to pursue business opportunities overseas, or, if our initial business combination is with a foreign business, to pursue opportunities in the United States or with U.S. federal or state governmental entities. The same could be true if the target business is internationally based and must deal with future “Buy America” provisions for federal government procurement.

Government contracts are subject to audit and cost adjustments, which could reduce revenue of our target business, disrupt its business or otherwise adversely affect its results of operations.

Government agencies routinely audit and investigate government contracts and government contractors’ administrative processes and systems. These agencies review performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the contracting parties’ compliance with regulations and policies and the adequacy of internal control systems and policies, including the purchasing, property, estimating, compensation and management information systems of our target business. Any costs found to be improperly allocated to a specific contract will not be reimbursed and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with requirements, our target business may be subjected to increased government oversight and approval that could delay or otherwise adversely affect its ability to compete for or perform contracts. Therefore, an unfavorable outcome to a government audit could cause the actual results of our target business to differ materially from those anticipated. If an investigation uncovers improper or illegal activities, our target business may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the government. In addition, our target business could suffer serious harm to its reputation if allegations of impropriety were made against it. Each of these results could cause the actual results of our target business to differ materially from those anticipated.

Our target business may derive significant revenue from contracts awarded through a competitive bidding process, and the failure to compete effectively in this procurement environment could have a material adverse effect on our target business’s prospects, financial condition and results of operations.

Government contracts are awarded through a competitive bidding process. A material portion of our target business’s operations in the future may be awarded through competitive bidding. The competitive bidding process presents a number of risks, including the following:

•	bids may be made on programs before the completion of their design, which may result in unforeseen difficulties and cost overruns;

•	substantial cost and managerial time and effort to prepare bids may be expended on proposals for contracts that may not be won;

•	it may be difficult to estimate accurately the resources and cost structure that will be required to service any contract won; and

•

expense and delay may be incurred if competitors protest or challenge awards of contracts to our target business in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction, or modification of the awarded contract.

Budgetary pressures and changes in the procurement process have caused many government clients to increasingly purchase goods and services through indefinite delivery or indefinite quantity (“IDIQ”) contracts, General Services Administration (“GSA”) schedule contracts and other government-wide acquisition contracts. These contracts, some of which are awarded to multiple contractors, may result in increased competition and pricing pressure causing our target business to make sustained post-award efforts to realize revenue under each relevant contract. Our target business may not be able to successfully sell its services or otherwise increase revenues under these contracts. In addition, the net effect of such programs may reduce the number of bidding opportunities available to our target business. Moreover, even if our target business is qualified to work on a particular new contract, it may not be awarded business because of the government’s policy and practice of maintaining a diverse contracting base. Our target business’s failure to compete effectively in this procurement environment could have a material adverse effect on our target business’s prospects, financial condition and results of operations.

If our target business cannot obtain the necessary security clearances, it may not be able to perform classified work for the government and the financial conditions and results of operations of our target business may suffer.

Certain government contracts may require the facilities of our target business and some of its employees to maintain security clearances. If our target business loses or is unable to obtain necessary security clearances, the customer can terminate the contract or decide not to renew it upon its expiration. As a result, to the extent our target business cannot obtain the necessary security clearances for its employees working on a particular contract, our target business may not derive the revenue anticipated from the contract, which, if not replaced with revenue from other contracts, could seriously harm its financial condition and results of operations.

The loss or impairment of a target business’s relationship with the federal government and its agencies could adversely affect our ability to generate revenues and achieve profitability following an acquisition.

Our target business may derive a substantial portion of its revenue from work performed under U.S. government contracts, either directly or as a subcontractor or supplier to a party performing under such a contract. If our target business or other business with which we had any such relationship was suspended, debarred, or prohibited from contracting with the federal government or state governments, or if any agencies of the federal government ceased doing business with it or significantly decreased the amount of business done with it, our target business’s prospects, financial condition and results of operations could be significantly impaired.

Our target business may regularly employ subcontractors to assist in satisfying its contractual obligations. If these subcontractors fail to adequately perform their contractual obligations, our target business’s prime contract performance and its ability to obtain future business could be materially and adversely affected.

The performance by our target business of government contracts may involve the issuance of subcontracts to other businesses upon which our target business may rely to perform all or a portion of the work it is obligated to deliver to customers. There is a risk that our target business may have disputes with subcontractors concerning a number of issues including the quality and timeliness of work performed by the subcontractor. A failure by one or more of our target business’s subcontractors to satisfactorily deliver on a timely basis the agreed-upon supplies or perform the agreed-upon services may materially and adversely affect the ability of our target business to perform its obligations as a prime contractor. In extreme cases, such subcontractor performance deficiencies could result in the government terminating our target business’s contract for default. A default termination could expose our target business to liability for excess costs of reprocurement by the government and have a material adverse effect on the ability of our target business to compete for future contracts.

Security breaches of sensitive government systems could result in the loss of customers and negative publicity.

Our target business may offer products and services involving managing and protecting information involved in national security and other sensitive government functions. A security breach involving our target business’s products or services could cause serious harm to its business, could result in negative publicity and could prevent our target business from having further access to such critically sensitive information or other similarly sensitive areas for other governmental customers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	our potential liquidation prior to a business combination;

•	the reduction of the proceeds held in the trust account due to third-party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital stock or incurrence of debt to complete our initial business combination;

•	our inability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by Medallion of a substantial interest in us;

•	the adverse effect the outstanding warrants may have on the market price of our common stock;

•	the existence of registration rights with respect to the securities owned by our founding stockholders;

•	the lack of a market for our securities;

•	the possibility of being deemed an investment company;

•	our dependence on our key personnel;

•	our common stock becoming subject to the SEC’s penny stock rules;

•	our dependence on a single company after our business combination;

•	business and market outlook;

•	our growth as a whole;

•	our and our customers’ business strategies;

•	our competitive position;

•	outcomes of legal proceedings;

•	expected results of operations or financial position;

•	future effective tax rates; and

•	compliance with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$200,000,000	$230,000,000
Proceeds from sale of founder warrants	5,000,000	5,000,000

Total gross proceeds	$205,000,000	$235,000,000

Offering expenses(1)
Underwriting discount(2)	14,000,000	16,100,000
Legal fees and expenses	500,000	500,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	75,000	75,000
SEC registration fee	15,818	15,818
FINRA filing fee	40,750	40,750
AMEX listing fees	75,000	75,000
Miscellaneous expenses	68,432	68,432

Total offering expenses	$14,875,000	$16,975,000

Net proceeds from offering and from sale of founder warrants	$190,125,000	$218,025,000

Net proceeds not held in trust	175,000	175,000

Net proceeds from offering and from sale of founder warrants held in trust for our benefit	$189,950,000	$217,850,000

Deferred underwriting discounts and commissions held in trust	8,000,000	9,200,000

Total amount in trust	$197,950,000	$227,050,000

Percentage of offering gross proceeds in trust	99.0%	98.7%

	Amount	Percentage
Use of net proceeds not held in trust and up to $2,325,000 of interest earned on the trust account (net of taxes) released to us for working capital purposes
Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$1,000,000	40.0%
Due diligence of prospective target businesses(3)	600,000	24.0%
Legal and accounting fees relating to SEC reporting obligations	400,000	16.0%
Administrative fees to Blue Diamond Realty, L.L.C. relating to office space and administrative services ($7,500 per year for two years)	15,000	0.6%
Administrative fees to Medallion relating to administrative services, managerial assistance and mergers and acquisitions advice ($5,500 per month for two years)	132,000	5.3%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	353,000	14.1%

Total(4)	$2,500,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, FINRA filing fee, and AMEX listing fee, have been paid from the $375,000 loan from Medallion, as further described below, and the $57,500 paid by our founding stockholders in our initial capitalization. These expenses will be repaid out of the net proceeds of this offering not deposited in the trust account upon consummation of this offering.

(2)	Includes underwriting discounts and commissions equal to 4.0% of the gross proceeds of this offering (including any units sold to cover over-allotments), or $8 million ($9.2 million if the underwriters’ over-allotment option is exercised in full) held in a trust account maintained by American Stock Transfer & Trust Company acting as trustee, until consummation of our initial business combination. Upon the consummation of our initial business combination such deferred discounts and commissions, net of amounts paid to stockholders that both vote against the business combination and exercise their conversion rights, shall be paid to the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
(3)	These expenses include any reimbursements to be made to our officers and directors for out-of-pocket expenses incurred by them in performing due diligence and activities in connection with the evaluation of a potential business combination, as well as any potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf (other than to the extent such fees are paid by our officers and directors on our behalf and such persons are reimbursed in the amount and to the extent of such fees).
(4)	The amount of proceeds not held in the trust account, excluding disbursements from the trust account of interest income, net of related taxes, will remain constant at $175,000 even if the over-allotment is exercised. We currently estimate that we would require up to $15,000 should our corporate existence cease to exist on , 2010, [30 months from the date of this prospectus] to liquidate the company in the event we do not consummate our initial business combination. We will be permitted to seek disbursements from the trust account of interest income, net of taxes payable on all interest income earned on the trust account, up to an aggregate of $2,325,000 for working capital purposes.

Of the net proceeds of this offering, $184,950,000 (or $212,850,000 if the over-allotment option is exercised in full) plus $5 million from the purchase of founder warrants, for an aggregate of $189,950,000 (or $217,850,000 if the over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $8 million (or $9.2 million if the underwriters’ over-allotment option is exercised in full) of the proceeds attributable to the underwriting discounts and commissions will be deposited into such trust account for a total amount in trust of $197,950,000 (or $227,050,000 if the over-allotment option is exercised in full). The proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or as part of any liquidation of our trust account. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business or businesses we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with a target business having a fair market value of at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and holders of less than 30% of the shares of common stock held by our public stockholders voting against the business combination and electing to exercise their conversion rights. Our threshold for conversion rights has been established at 30% although historically blank check companies have used a 20% threshold. We set the threshold at 30% in order to reduce the likelihood that a small group of investors holding a block of our outstanding shares of common stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. This is consistent with many other blank check companies that have recently filed registration statements with the SEC, and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 30% threshold entails certain risks, such as if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve a larger part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. These risks are more fully described under the headings, “Risk Factors—The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” and “—Although historically blank check companies have used a 20% threshold for conversion rights, we allow our public stockholders owning up to 30% (minus one share) of our common stock to exercise their conversion rights. This higher threshold may prevent our stockholders from receiving the full amount of their original investment upon exercise of their conversion rights. Further, we may not be able to consummate the most desirable business combination or optimize our capital structure.” For more information, See the section in this prospectus entitled “Proposed Business—Effecting a Business Combination—Opportunity for Stockholder Approval of Business Combination.”

We have agreed to pay Blue Diamond Realty, L.L.C., an unaffiliated third-party service provider, an annual fee of $7,500 to lease office space located at 300 Delaware Avenue, Wilmington, DE, 19801, including access and usage of office equipment and administrative support services. The sublease and administrative support services agreement we have signed with Blue Diamond Realty provides for a lease of one year with automatic renewal for additional periods of three months on the same terms, subject, at the end of each year, to an adjusted rent and administrative services fee, which will be increased by the percentage by which the U.S. Consumer Price Index, All Urban Consumers (CPI-U), All Items, has increased since the previous anniversary or escalation date. We have also agreed to pay Medallion a monthly fee of $5,500 for administrative services, managerial assistance and mergers and acquisitions advice. Medallion has, among other things, agreed to review and comment on this prospectus and help define our scope of business. Following consummation of this offering, Medallion has agreed to help us identify a target business in the security and homeland defense industries, perform due diligence on the proposed target and negotiate and consummate a business combination with such a target business. The terms of this agreement were negotiated by Medallion and us and are not intended to be compensation paid to Medallion. We believe that, based on fees for similar services, the fees charged by Medallion are at least as favorable as we could have obtained from an unaffiliated third party. We believe that this office space and these services will be adequate for our needs.

Our advisor, Andor M. Laszlo, is the President and sole member of Graidan Ventures LLC. Medallion is party to an agreement with Graidan Ventures pursuant to which Graidan Ventures will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the security or homeland defense industries. Following consummation of this offering, Mr. Laszlo has agreed to help us identify a target business in the security and homeland defense industries, perform due diligence on the proposed target and negotiate and consummate a business combination with such a target business. For the services rendered by Graidan Ventures to Medallion and to us, Medallion pays Graidan Ventures a monthly fee of $18,750. The fees paid by Medallion pursuant to the consulting agreements are solely borne by Medallion and will not be reimbursed by us. We may separately engage Graidan Ventures in the future to provide consulting or other services to us in connection with identifying a target business in the security and homeland defense industries and consummating a business combination with such a target business. The services to be rendered and the fees to be paid to Graidan Ventures under any future engagement will be the subject of negotiation between the parties prior to such engagement and subject to approval by a majority of the disinterested directors.

We intend to use the $175,000 of net proceeds not held in the trust account and up to $2,325,000 of net interest income earned on the trust account for due diligence, legal, and accounting fees, and expenses of the acquisition including investment banking fees, as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping around” for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business combination, and, if necessary, to bear the costs of liquidation if we are unable to effect our initial business combination by                    , 2010 [24 months from the date of this prospectus] (or                    , 2010 [30 months from the date of this prospectus], if applicable). While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent whereby we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business. We believe that the interest income earned on the trust account will be sufficient to cover the foregoing expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect our initial business combination, or if indebtedness from third parties is used, in whole or in part, as consideration to effect our initial business combination, the proceeds held in the trust account that are not used to consummate our initial business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. If third-party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust account in connection with our initial business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business or businesses that we acquire in the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

If third-party indebtedness is used to pay a portion of the expenses of this offering, Medallion would be personally liable for the repayment of such indebtedness. Medallion has loaned to us a total of approximately $375,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, FINRA registration fees, AMEX application and listing fees, blue sky filing fees and legal and audit fees and expenses. The loan will be payable without interest on the earlier of December 26, 2008, or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not held in the trust account.

The proceeds held in the trust account may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. Although the rate of interest to be earned on the trust account will fluctuate throughout the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete our initial business combination, we anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition, even at an interest rate of 4% (up to $2,325,000 interest income, net of taxes payable on all interest income earned on the trust account), will be sufficient to fund our working capital requirements. While the trust account may not yield this rate, we believe such rate is representative of the rate we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the 1940 Act. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock included in the units sold in this offering until after our existence terminates by operation of law on                    , 2010 [24 months from the date of this prospectus] (or                    , 2010 [30 months from the date of this prospectus], if applicable) and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders that vote against our initial business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until our initial business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $2,500,000 in the aggregate, comprised of $175,000 of net proceeds not held in the trust account plus up to $2,325,000 of net interest income. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind, and a review of budgets publicly disclosed by blank check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target businesses. In such case, we would need to obtain additional funds from our founding stockholders or another source to continue operations. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time.

Our Vice Chairman, Executive Vice President and Secretary, Andrew M. Murstein, also serves as President and director of Medallion. Our Chief Financial Officer and Treasurer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion. Our director nominees, Stanley Kreitman, Fred Menowtiz, David L. Rudnick and Lowell P. Weicker, Jr., are each directors of Medallion. Other than the fee of $5,500 per month we will pay to Medallion for administrative services, managerial assistance and mergers and acquisitions advice, the reimbursable out-of-pocket expenses payable to our officers and directors and the repayment of the note payable to Medallion, in no event will any of our existing officers, directors, advisors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of our initial business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal, accounting, investment banking and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses” and “Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any).” Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which could include persons seeking reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

However, our key personnel may not continue to provide services to us after the consummation of our initial business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments or our securities for services they would render to us after the consummation of the business combination. Additionally, after our initial business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. Any such compensation to be paid to our officers, directors or founding stockholders after our initial business combination may influence their evaluation of a potential business combination, resulting in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

A public stockholder (but not our founding stockholders with respect to any shares of our common stock owned by each of them immediately before this offering) will be entitled to receive funds from the trust account (including interest earned on such stockholder’s portion of the trust account, net of taxes payable and amounts disbursed for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder converts his or her shares of common stock into cash in connection with our initial business combination that the public stockholder voted against and that we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our founding stockholders, directors and officers are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriting discounts and commissions held in the trust account excluding any accrued interest thereon, net of amounts paid to stockholders that both vote against the business combination and exercise their conversion rights. If we are unable to consummate our initial business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the deferred underwriters’ compensation will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the founder warrants. For a complete description of the terms and provisions of the founder warrants, see the section in this prospectus entitled “Description of Securities—Warrants.” Actual dilution may be higher as a result of the exercise of our warrants, particularly if a cashless exercise is utilized with respect to the founder warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At February 11, 2008, our net tangible book value was a deficiency of $300,836. After giving effect to the sale of 20 million shares of common stock included in the units and the sale of the five million founder warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at February 11, 2008 would have been $133,177,510 or $7.01 per share, representing an immediate increase in net tangible book value of $7.06 per share to our founding stockholders and an immediate dilution of $2.99 per share or 29.90% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $56,999,990 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our founding stockholders, nor any of our other directors and officers to the extent that they purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to 5,999,999 shares of common stock included in the units sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of common stock included in the units sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.05)
Increase attributable to new investors	7.06

Pro forma net tangible book value after this offering		$7.01

Dilution to new investors		$2.99

To the extent any warrants outstanding after the close of this offering are exercised, our stockholders will experience further dilution, particularly if such warrants are exercised on a cashless basis.

The following table sets forth information with respect to our founding stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	%	Amount	%	Per Share
Founding stockholders(1)	5,000,000	20%	$57,500.029%		$0.012
New investors	20,000,000	80%	200,000,000	99.971%	$10.000

	25,000,000	100%	$200,057,500	100.000%

(1)	Assumes no exercise of the underwriters’ over-allotment option, and, therefore, the forfeiture, at no cost to us, of 750,000 shares previously sold to our founding stockholders.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value deficiency before this offering and private placement	$(300,836)
Net proceeds from this offering and the private placement(1)	190,125,000
Offering costs paid in advance and excluded from net tangible book value before this offering and the private placement	353,336
Less: Proceeds from this offering and the private placement held in trust subject to conversion to cash ($9.50 × 5,999,999 shares)	(56,999,990)

$133,177,510

Denominator:
Shares of common stock outstanding prior to this offering and the private placement(2)	5,000,000
Shares of common stock included in the units offered in this offering and the private placement	20,000,000
Less: Shares of common stock subject to conversion (20,000,000 × 30% - 1)	(5,999,999)

19,000,001

(1)	Net of underwriting discounts and commissions (including $8 million of deferred underwriting discounts and commissions) and other offering expenses.
(2)	Assumes no exercise of the underwriters’ over-allotment option, and, therefore, the forfeiture, at no cost to us, of 750,000 shares previously sold to our founding stockholders.

CAPITALIZATION

The following table sets forth our capitalization at February 11, 2008, and as adjusted to give effect to the sale of our units in this offering and the sale of founder warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	As of February 11, 2008
	Actual	As Adjusted(1)
Note payable to Medallion(2)	$375,000	$—

Common Stock subject to possible conversion(3)	—	56,999,990

Preferred stock, $0.001 par value, 1 million shares of common stock authorized; none issued or outstanding	$—	—
Common stock, $0.001 par value, 50 million shares of common stock authorized; 5,750,000 shares of common stock issued and outstanding; 100 million shares of common stock authorized; 19,000,001 shares of common stock issued and outstanding, as adjusted(4)	5,750	19,000
Additional paid-in capital(5)	51,750	133,163,510
Deficit accumulated during the development stage	(5,000)	(5,000)

Total stockholders’ equity	$52,500	$133,177,510

Total capitalization	$427,500	$190,177,500

(1)	Assumes full payment to the underwriters of the underwriting discounts and commissions out of the proposed offering, including deferred underwriting discounts and commissions equal to 4.0% of the gross proceeds of this offering, and excludes proceeds from exercise of any warrant. Assumes no exercise of the underwriters’ over-allotment option, and, therefore, the forfeiture, at no cost to us, of 750,000 shares previously sold to our founding stockholders.
(2)	Note payable to Medallion is payable on the earlier of December 26, 2008, or on the consummation of this offering with respect to the $375,000 loan from Medallion.
(3)	Includes 5,999,999 shares of common stock which are subject to possible conversion. If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 5,999,999 shares of common stock included in the units sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares of common stock included in the units sold in this offering.
(4)	Our amended and restated certificate of incorporation will authorize the issuance of up to 100 million shares of common stock, par value $0.001 per share, and one million shares of preferred stock, par value $0.001 per share. Excludes 5,999,999 shares of common stock which are subject to possible conversion. If we consummate our initial business combination, the conversion rights afforded to our public stockholders (but not to our founding stockholders, nor to any of our other directors and officers to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to 5,999,999 shares of common stock included in the units sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares of common stock included in the units sold in this offering.
(5)	The as-adjusted column includes $5 million to be received by the Company prior to the date of this prospectus from the purchase of the founder warrants.

If we consummate our initial business combination, the conversion rights afforded to our public stockholders (but not our founding stockholders, nor to any of our other directors and officers to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) may result in the conversion into cash of up to 5,999,999 shares of common stock at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of our initial business combination, divided by the number of shares of common stock included in the units sold in this offering. Even if holders of less than 5,999,999 shares of our common stock exercise their conversion rights, we will need to raise additional funds to consummate our initial business combination if such conversion will leave us with funds equal to less than 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such business combination, which amount is required as a condition to the consummation of our initial business combination. In addition, whether or not our public stockholders exercise their conversion rights, it is possible we may seek to acquire a target business that has a fair market value in excess of the amount available in the trust account. In any such situation, we will need to raise additional funds to consummate a business combination. Although we have not entered into or identified any such arrangement or understanding, we may seek to raise additional funds through third-party financing, a private or public offering of equity or debt securities or any other source of funding that may be available to us at such time. If we are unable to raise additional funds we may be forced to consummate a different business combination or liquidate.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on November 16, 2007. We were formed to acquire, through a business combination, one or more domestic or international operating businesses. We intend initially to focus on operating businesses in the security and homeland defense industries, but we may pursue opportunities in other industries. We do not have any specific initial business combination under consideration and neither we, nor any representatives acting on our behalf, have had any contacts or discussions with any prospective target business with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting our initial business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after our initial business combination is insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if we breach the covenants contained in the terms of the debt security documents, such as covenants that require the maintenance of certain financial ratios, without a waiver or renegotiation of such covenants;

•	our immediate payment of all principal and accrued interest, if any, if any debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding, or, to the extent our existing leverage discourages other potential investors;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•

our stockholders receiving less than $9.90 per share from the trust account upon liquidation if such debt is incurred prior to consummation of our initial business combination and the trust account is subsequently liquidated;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors that have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds to be held in the trust account from the sale of the units in this offering and the sale of founder warrants in the private placement will be approximately $197,950,000 (or $227,050,000 if the underwriters’ over-allotment option is exercised in full, after giving effect to $175,000 of the net proceeds not held in the trust account which, along with up to $2,325,000 of net interest income earned on the trust account, will be used for working capital purposes). $175,000 will not be held in the trust account. We intend to use substantially all of the net proceeds of this offering and the private placement of founder warrants, including the funds held in the trust account, to effect our initial business combination. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders that have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third-party due diligence expenses or potential finder’s fees, in each case only upon the consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business or businesses we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering, the funds not held in the trust account, plus up to an aggregate of $2,325,000 in interest income on the trust account, net of taxes payable on all interest income earned on the trust account, which we will be permitted to withdraw from the trust account for working capital purposes, will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the property and asset locations that represent prospective target businesses, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $600,000 of expenses for the due diligence and investigation of a target business, $1 million of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination, $183,750 for office space and administrative and managerial services ($5,500 per month and $7,500 per year for 30 months ), $400,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and approximately $500,000 for general working capital that will be used for miscellaneous expenses and reserves including the cost of liquidation, which we currently estimate to be up to $15,000 if our corporate existence terminates on                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus], if applicable), and including approximately $             for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

As of the date of this prospectus, Medallion has advanced an aggregate of $375,000 to us, on a non-interest bearing basis, for payment of our offering expenses. The loan will be payable on the earlier of December 26,

2008, or the consummation of this offering. The loan will be repaid out of the net proceeds of the offering not held in the trust account.

We are obligated, commencing on the date of this prospectus and through the date of the initial business combination, to pay Medallion a monthly fee of $5,500 for administrative services, managerial assistance and mergers and acquisitions advice. We are also obligated, as of December 17, 2007, to pay Blue Diamond Realty, an unaffiliated third-party service provider an annual fee of $7,500 for the duration of the lease for office space and administrative services.

Certain of our founding stockholders have agreed that prior to the date of this prospectus, they will purchase in a private placement transaction an aggregate of five million founder warrants from us at a price of $1.00 per warrant. We believe that the purchase price of $1.00 per warrant will equal or exceed the fair value of such warrants on the date of purchase and, accordingly, no compensation expense will be recognized with respect to the issuance of the founder warrants. However, the actual fair value will be determined based on the actual trading value of our warrants at the time they become separable. We will estimate the fair value of the warrants on that date by analyzing the market price of the warrants issued by similarly structured blank check companies that have completed their initial public offerings as of the date such companies’ warrants began separate trading. Should the purchase price be less than the actual fair value on the date of issuance, the difference will be recorded as compensation expense. We may also consider a discount (not to exceed 5%) to the estimated fair value of the warrants to reflect that the warrants cannot, subject to certain limited exceptions, be sold until after the consummation of our initial business combination, and that such lack of marketability may negatively impact fair value.

The public warrants and the founder warrants are not subject to net cash settlement in the event we are unable to maintain an effective 1933 Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above. Except for the founder warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. If a holder of public warrants does not, or is not able to, exercise such warrants, such warrants will expire with no value. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants, liability classification is not required under EITF 00-19. We will therefore account for the warrants as equity.

PROPOSED BUSINESS

We are a blank check company organized under the laws of the State of Delaware on November 16, 2007. We were formed to acquire, through a business combination, one or more domestic or international operating businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the security and homeland defense industries. Within the security and homeland defense industries, we intend to focus our efforts on businesses that develop, manufacture, market, distribute and provide or deliver products, services and software. We intend to identify acquisition opportunities where we can leverage the experience and relationships of our management team and board of directors to enhance the value of the target business’s product and service offerings.

Although we intend to focus on identifying acquisition candidates in the security and homeland defense industries and we will not initially actively seek to identify acquisition candidates in other industries, if an opportunity arises in another industry we may consider pursuing that opportunity if we conclude that it represents an attractive investment opportunity. Additionally, if we are unable to identify an acquisition candidate that we deem to be attractive in the security and homeland defense industries after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the security and homeland defense industries may arise, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the security and homeland defense industries or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. If we elect to pursue an investment outside of the security and homeland defense industries, we expect that our management, in conjunction with our board of directors and advisors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies which would be attractive acquisition candidates. If we elect to pursue an investment outside of the security and homeland defense industries, our management’s expertise in the security and homeland defense industries may not be directly applicable to its evaluation or operation, and the information contained herein regarding the security and homeland defense industries may not be relevant to an understanding of the business that we elect to acquire.

To date, our efforts have been limited to organizational activities and activities related to this offering. We do not have any specific business combination under consideration and neither we, nor any representatives acting on our behalf, have had any contacts or discussions with any prospective target business with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination.

Situational Analysis: The Security and Homeland Defense Industries

Over the past few years, consumers, corporations and governments in the United States and abroad have faced a wide range of threats for which security solutions are constantly being sought, including threats to life and safety, physical and identity theft, intellectual property compromise, vandalism, counterfeiting, fraud, industrial espionage, threats to critical infrastructure, threats to fossil fuel supplies from foreign sources, and terrorism.

Although individuals and organizations have posed security risks for many years, events such as those that occurred on September 11, 2001, in New York City, Washington, D.C. and Pennsylvania, and on July 7, 2005, in London, exposed a previously underestimated security risk. We believe the increased global demand for security products and services has been and will continue to be driven by the following:

•

Terrorism: In its 2007 National Strategy for Homeland Security, the U.S. Homeland Security Council identified preventing and disrupting terrorist attacks as its first goal. In addition, corporations are seeking to safeguard workforces and assets, and individuals have a media-heightened awareness of the dangers posed by terrorism.

•

Regulations and Government Initiatives: Regulations such as the Homeland Security Act of 2002, the Domestic Security Enhancement Act of 2003, the Marine Transportation Safety Act of 2002 and Secure Freight Initiative launched in 2006 have been enacted to address issues ranging from local building codes to seaport and airport security.

•

Technology: In April 2008, Security Magazine identified the rapid adoption of new technology by businesses as one of the top trends affecting the security industry. The security industry is pursuing new devices and seeking to implement new protection measures for businesses and their employees.

•

Broad Focus on Security Issues. In April 2008, Security Magazine reported that the events of September 11, 2001, the Enron scandal and subsequent enactment of the Sarbanes-Oxley Act and Hurricane Katrina have repositioned security risk as a board-level concern for organizations, since such risks could result in legal, brand and reputational costs for businesses.

The unfortunate events that occurred in New York, Washington, D.C., Pennsylvania and London have caused governments, individuals and commercial and institutional organizations to focus on their security arrangements. Businesses have been established in various sectors of the security and homeland defense industries that offer a wide array of security products and services. Some of these businesses have unique assets with strong growth potential. Many of these newly formed businesses do not have sufficient scale and capital to succeed. We believe our management team, board of directors and advisors have the skills and experience to identify, evaluate and consummate a successful business combination and is well positioned to assist businesses we acquire to satisfy the increased demand for security products and services.

Opportunities and Trends in the Security and Homeland Defense Industries

The homeland security industry is among the fastest growing industries in the world, with a global market that is expected to grow from approximately $55 billion in 2006 to more than $170 billion by 2015, according to Homeland Security Research Corp. Corporations and governments seek new technologies and solutions to engage in the spectrum of effective security risk management. A range of solutions are available from businesses, including both traditional security products and services and new technologies designed specifically to address the emerging threats.

Accordingly, we believe the current environment is conducive to the purchase of one or more operating businesses engaged in the security and homeland defense industries. As part of our strategy, we may purchase one or more operating businesses or a combination thereof. We plan to take advantage of growth trends in the security and homeland defense industries that include:

•

Increased demand for security services: There is an increasing demand for security services both domestically and internationally to help assuage some of the security risks that consumers, governments and corporations face. By capitalizing on the skills and experience of our management team, board of directors and advisors, we believe we will be able to provide a range of solutions responsive to this increased demand.

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Industry growth initially driven by government mandates, followed by private sector demand: Homeland Security Research Corp. predicts that the government will be the leading customer for homeland security products over the next few years. However, according to Homeland Security Research Corp., more than 80% of the infrastructure in the United States is privately owned, and the homeland security market is ultimately expected to be more than two-thirds private sector.

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Convergence of physical and logical security: In April 2008, Security Magazine reported that the digitization of security technology and its ability to transmit security data and commands across networks have changed the security industry. We believe applications will continue to develop that will merge physical security into the security of computers and communications systems, resulting in more sophisticated security protocols and risk assessments. The development of physical security products with higher levels of embedded technology will enable this convergence.

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Migration from “labor intensive” to “technology and information intensive” security: According to the Homeland Security Research Corp., as the global homeland security market continues to supply more effective next generation technologies, a greater amount of funding will flow to procurement of technologies and less for labor. As a result, we expect transaction costs to decrease and throughput, accuracy and reliability to increase.

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Hardware satisfies immediate physical security issues, but services, software and intelligence will provide the value-added competitive advantage: We expect that hardware will become a low-margin commodity product as facilities build their security infrastructure. The ability to offer support services will provide an ongoing revenue stream, and software and intelligence will enable higher levels of security. We believe that differentiated competitive positions, which garner higher margins, will be created from the ability to provide services, software and intelligence applications.

Targeted Security Sector Overview

Although we may pursue opportunities in other industries, it is our current intention, through acquisition of an operating business, to become a premier provider of security solutions and a strategic partner to corporations and governments for addressing domestic and international security concerns in the security and homeland defense industries. We will utilize the collective experience and expertise of our management team, board of directors and advisors to identify potential target businesses in the security and homeland defense industries. We intend to employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for our initial business combination.

We anticipate that our target business or businesses will come from an operating business or businesses focused on security-related services, technologies or products, law enforcement and counterterrorism, transportation and border security, or public health and safety that may be part of the following sectors: asset tracking and loss prevention, identity and access control, secure communications, cyber or Internet security, video surveillance and analytics, asset or physical protection, manufacturing of products, nuclear and radiological detection and prevention, biological or food safety, and energy security and energy independence.

Asset Tracking and Loss Prevention

Transportation systems are highly vulnerable to intrusion because of the successive transfer of custody. To ensure deliveries reach their destination safely without being breached, smart devices must be deployed to capture unwanted inputs. These sensors will indicate intrusion and the potential presence of external elements such as radioactive materials, explosives or carbon dioxide from stowaways. The information gathered must be securely transmitted through media such as radio frequency identification, wireless mesh networks and global positioning satellites. We believe there are market opportunities not only with governments and consumers, but also with commercial enterprises seeking expedited clearance, reduced losses, greater transparency, more efficiency and increased effectiveness in their custody transfer operations. Security services provided in this sector include traditional freight and nontraditional transfers of merchandise such as data warehouses and other forms of technology.

Identity and Access Control

The evolving identification verification sector of the security industry incorporates a variety of technologies to combat increasing threats of identity theft, product piracy and counterfeiting. This sector incorporates digital rights management to ensure stronger security and controlling access of media and documents. In addition, access control systems control the entry of authorized individuals to all or selected areas of commercial, industrial, educational and governmental facilities based on access code, card or biometric identification. These systems are often linked to corporate human resources information technology systems and to video surveillance systems to record entries and denials of access.

Secure Communications

We believe secure and interoperable communications have become a critical area for security specialists. Secure communication products and solutions are needed to connect and provide transmission, processing, recording, monitoring and dissemination functions for a variety of communication systems.

Cyber or Internet Security

The operations of governments, consumers and corporations increasingly include the integrated use of information technology and the Internet. The downside to the reliance on these services is the increased potential for cyber-terrorist attacks. We believe that, as a result, there has been greater demand for the services of this sector. Services provided in this sector include the sales of hardware and software information security products and the provision of related services that assist in preventing, mitigating, responding to and recovering from such attacks.

Video Surveillance and Analytics

We believe that the video surveillance sector is one of the fastest growing sectors of the security industry and that it is poised to deliver double-digit growth projections in the United States over the next few years. Systems utilized in this sector include video (cameras, analytics and monitoring), recording capabilities and intelligent video motion analysis capabilities. This sector also includes intrusion systems that have the ability to detect unauthorized attempts to enter facilities and illegally remove the contents of such facilities, to activate audible or visual alarms, and to communicate these events to monitoring and response services.

Asset or Physical Protection

This sector primarily deals with the provision of physical protection for individuals and facilities. It encompasses a broad range of security products and services, including guards and guard dogs, alarms and security systems integrators. Services offered within this sector also include electronic perimeter security, blast protection and armored specialists. The core of these systems is access control software that integrates alarms, video, biometrics, fire detection and suppression and other security and non-security components.

Manufacturing of Products

This sector deals with the development, manufacture and sale or distribution of components used in a host of security solutions. Advance security management and control systems integrate the management, control and display of various security systems, video, outdoor systems (such as perimeter security) and indoor systems (such as access control and intrusion alarm) into a single, real-time database that supports real-time decision making and wide-area command and control.

Nuclear, Radiological and Chemical Detection and Prevention

Threats from nuclear, radiological and chemical agents have given rise to certain technology, products and services for the detection, deterrence and response to these threats at seaports, airports, throughout the trucking and transportation industries and in a wide variety of public, private and security-sensitive venues.

Biological or Food Safety

Threats to the food supply have great security and safety implications that go beyond bioterrorism concerns. In January 2007, the United States Government Accountability Office designated the federal oversight of food safety as a high-risk area of concern for the first time. Of particular concern is the potential use of bacteria, viruses and toxins to contaminate food supply. We believe advances in monitoring and tracking technologies used to ensure the safety of the cold chain for perishables provides a springboard for broader food supply protection.

Energy Security and Energy Independence

We believe that a critical component of domestic security is the development of energy sources that present alternatives to our dependence on fossil fuels from countries whose governments may be adverse to those of the United States. This fast-growing sector includes the development of alternative energy fuel sources, supporting technology, infrastructure and services.

We have not prioritized among any security or homeland defense sectors and do not currently have a preference regarding the sectors in which we would prefer to consummate our initial business combination. Although we may consider a target business outside of the United States as a result of the increased globalization of business and heightened security concerns abroad, we currently intend to concentrate our search of target businesses in the United States.

Our Competitive Advantage

We believe that we possess several competitive strengths to source, evaluate and execute business combinations in our target sectors. Our management team, board of directors and advisors have an extensive network of relationships from which to identify and generate acquisition opportunities within the security and homeland defense industries, including government, private and public companies within the security and homeland defense industries, private equity and venture capital funds, investment bankers, attorneys and accountants. Many of our officers, directors and advisors have extensive experience in the security and homeland defense industries, including serving at the highest levels of government, and in sourcing, negotiating and structuring transactions.

Expertise in the Security and Homeland Defense Industries

Certain of our officers, directors, director nominees and advisors have extensive experience in the security and homeland defense industries. We believe this will enable us to successfully target and negotiate acquisitions in the security and homeland defense industries, as well as enhance the value of an acquisition by capitalizing on our management team’s, board of directors’ and advisors’ experience in the security and homeland defense industries.

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Kenneth L. Boyda, Chief Executive Officer and President, has served as the Managing Member of KLB Associates LLC, a consulting firm providing strategic management services for the security industry, since August 2005. He served as President and Chief Executive Officer of GE Security, Inc. from February 2002 through July 2005; as President, Chief Executive Officer and Director of Interlogix, Inc (Nasdaq: ILXI) from May 2000 through January 2002, when Interlogix was acquired by GE; and as President and Chief Executive Officer of predecessor companies SLC Technologies, Inc and Sentrol, Inc. from April 1990 through April 2000. Mr. Boyda serves on the board of directors of NoblePeak Vision Corp., VideoIQ, Inc. and Ahura Scientific, Inc. In addition, he has been involved in and negotiated major contracts in more than 40 countries. He has served as a Director of the Security Industry Association, and in 2006, he was inducted into the Security Sales & Integration Magazine-sponsored Security Industry Hall of Fame.

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Howard Safir, Chairman of the Board, was appointed 39th Police Commissioner of the City of New York in April 1996. In his four years as Police Commissioner, he achieved a 38% reduction in major crime and reduced homicides by 44%. Prior to that he was New York City’s 29th Fire Commissioner, making him the only individual in the history of New York City to be both police and fire commissioner. Commissioner Safir is currently the Chairman and Chief Executive Officer of November Group, a company that provides strategic advisory and customer acquisition services to companies in the security, law enforcement, intelligence and defense industries and the Chairman and Chief Executive Officer of SafirRosetti, an international security and investigation company. Prior to his role as Fire Commissioner, Commissioner Safir served as Associate Director for Operations and Chief of the Witness Security Division for the U.S. Marshals Service, as Assistant Director of the Drug Enforcement Administration (DEA), and as a special agent assigned to the New York office of the Federal Bureau of Narcotics, a forerunner of the DEA. Commissioner Safir has been recognized frequently for his outstanding service, and in December 2006, “Security” Magazine named him one of the “25 Most Influential Security Executives.” He is a director of the foundation of the International Association of Chiefs of Police and has served as a delegate to INTERPOL, the National Drug Policy Board and the El Paso Intelligence Center Advisory Board. He currently serves on the board of directors of Verint Systems, Inc., a leading provider of systems for security applications and enterprise business intelligence.

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Adam Safir, Director, is the Vice President and Secretary of November Group. He is also the Chief Operating Officer of SafirRosetti, where he is involved in all aspects of the company’s strategic mergers and acquisitions planning, operations and administration. Prior to his role at SafirRosetti, Mr. Safir worked for the Mergers and Acquisitions Group at Donaldson, Lufkin & Jenrette and performed contract and licensing work for Sony Music Entertainment in the Business Affairs Department.

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The Honorable Richard Greco, Jr., Director Nominee, is the President of Filangieri Advisory Corp., a firm based in New York exploring investment opportunities in special purpose acquisition companies. Prior to forming Filangieri Advisory Corp. in 2007, Secretary Greco served as the Assistant Secretary of the Navy (Financial Management & Comptroller) from 2004 to 2006. In this capacity, Secretary Greco was responsible for managing the financial activities of the Department of the Navy and an annual budget of more than $120 billion. Secretary Greco chaired the Department of the Navy’s Audit Committee and served on many of the Department’s internal governance boards. Prior to his appointment, Secretary Greco served as a White House Fellow assigned to the Secretary of Defense. From 1997 to 2002, Secretary Greco was a managing director and an associate at the corporate finance advisory firm Stern Stewart & Co. where he established and ran the firm’s Italian business. Prior to joining Stern Stewart, Secretary Greco was an associate at The Scowcroft Group, an international consulting firm in Washington, D.C. Secretary Greco currently serves on the board of directors of Mediware Information Systems, Inc. (Nasdaq: MEDW) where he chairs the Compensation Committee and is a member of the board of trustees of the Hudson River Museum in Yonkers, New York. Secretary Greco is a life member of the Council on Foreign Relations and was twice awarded the Department of the Navy’s Distinguished Public Service Award.

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Governor Thomas J. Ridge, Director Nominee, currently provides consulting services for businesses and governments on a variety of national and international issues in his capacity as President of RidgeGlobal. From January 2003 to February 2005, Governor Ridge served as the Secretary of the U.S. Department of Homeland Security. From 2001 through 2003, he served as the Special Assistant to the President for Homeland Security. Governor Ridge was twice elected governor of Pennsylvania, serving from 1995 to 2001. Prior to that, he was a six-term member of the U.S. House of Representatives from 1982 to 1994, and assistant district attorney in Erie County, Pennsylvania. Governor Ridge currently serves on the boards of directors of Exelon Corporation, Hershey Foods Inc. and Vonage Holdings Corp.

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Victor A. DeMarines, Advisor, is a former President and Chief Executive Officer of The MITRE Corporation, a not-for-profit organization that manages Federally Funded Research and Development Centers for the Department of Defense, Federal Aviation Administration and Internal Revenue Service. Before his promotion to President and CEO in 1996, Mr. DeMarines served as MITRE’s Executive Vice President and as Senior Vice President and General Manager of MITRE’s Center for Integrated

Intelligence Systems. He was selected to participate in the President’s Executive Interchange Program and served in the Department of Transportation. Currently, Mr. DeMarines is the Chairman of the board of Verint Systems Inc., a member of the Board of Trustees for The MITRE Corporation, a Director for Netscout Systems Inc. and serves as a member of the Strategic Advisory Group for U.S. Strategic Command.

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Louis J. Freeh, Advisor, served from 2001 to 2006 as Vice Chairman, General Counsel, Corporate Secretary and Ethics Officer to MBNA Corporation, which was acquired by Bank of America Corporation in January 2006. Prior to that, he served as FBI Director from 1993 to 2001 and previously as a U.S. District Judge, Assistant U.S. Attorney, FBI Special Agent and a first lieutenant in the U.S. Army Reserve Judge Advocate General’s Corps. Mr. Freeh also serves on the board of directors of Bristol-Myers Squibb Company and Federal National Mortgage Association (Fannie Mae).

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Richard Holbrooke, Advisor, is Vice Chairman of Perseus LLC, a merchant bank and private equity fund management company. He is the former U.S. Ambassador to the United Nations and member of President Clinton’s cabinet. Ambassador Holbrooke was also integrally involved in the 1995 Dayton Peace Agreement, Assistant Secretary of State for European and Canadian affairs, U.S. Ambassador to Germany, Assistant Secretary of State for East Asian and Pacific affairs, and a member of Averell Harriman’s delegation at the 1968-69 Paris peace talks on Vietnam. He also served as Vice Chairman of Credit Suisse First Boston, Managing Director of Lehman Brothers, Managing Editor of Foreign Policy Magazine and director of the Peace Corps in Morocco. Ambassador Holbrooke is the chairman of the Asia Society, chairman of the American Academy in Berlin, President and Chief Executive Officer of the Global Business Coalition on HIV/AIDS and serves on numerous boards. He is a director of American International Group Inc. and is the chairman of the Coca-Cola International Advisory Board.

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Joseph R. Rosetti, Advisor, is currently a Senior Consultant to SafirRosetti. He served as President of SafirRosetti until January 1, 2008. Prior to forming SafirRosetti with Commissioner Safir, Mr. Rosetti was Vice Chairman of Kroll, Inc. (f/k/a Kroll Associates, Inc.). Prior to that, Mr. Rosetti served as Security Director for IBM, where he had worldwide responsibility for security programs. Prior to joining IBM, Mr. Rosetti was the Northeast Director for the Law Enforcement Assistance Administration of the U.S. Department of Justice and a Special Agent, Group Supervisor and Special Assistant to the Assistant Commissioner for Compliance in the Intelligence Division, U.S. Treasury Department. He was also a member of the U.S. National Chamber of Commerce Crime Reduction Panel and was Staff Director for the Conference of the National Commission on Criminal Standards and Goals, a member of the private security task force to the National Advisory Committee on Criminal Justice Standards and Goals and Chairman of the American Management Association’s Council on Crimes against Business. Mr. Rosetti is a National Institute of Public Affairs Fellow from the University of Southern California and is presently a trustee of Widener University and the Norwalk Maritime Center.

Expertise in Operation, Acquisition, Finance and Negotiation

In addition, certain of our officers, directors, director nominees and advisors bring a network of relationships and financial and negotiating experience to provide access to key decision makers and sources of opportunity. We believe this will enable us to successfully target and negotiate acquisitions, as well as enhance the value of an acquisition by enhancing operations, relocating or pursuing other ancillary revenue opportunities.

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Andrew M. Murstein, Vice Chairman, Executive Vice President and Secretary, has served as the President and a director of Medallion since its founding and IPO in 1996. He is also one of its largest stockholders. Under Mr. Murstein’s guidance, Medallion has acquired several companies and invested over $3 billion in various companies and industries.

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Larry D. Hall, Chief Financial Officer and Treasurer, has served as the Chief Financial Officer of Medallion since 2004. Prior to that he served as Medallion’s Acting Chief Financial Officer since July 2003, and as Chief Accounting Officer since May 2001 and Assistant Treasurer since October 2000.

Mr. Hall was employed by Citibank as Vice President—Corporate Financial Control/Corporate Reporting & Analysis from October 1995 to October 2000. He was Vice President—Finance/Controller, Treasurer and Secretary of Consolidated Waste Services of America from April 1993 to March 1995. Prior to that, he was Vice President—Manager of Line Accounting for Wells Fargo and Co. from November 1987 to March 1993 and Senior Audit Manager in the Financial Services Industry Group for Arthur Andersen & Company from September 1976 to October 1987.

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Stanley Kreitman, Director Nominee, has served as chairman of the board of Manhattan Associates, a merchant banking company, since 1993. From 1976 to 1996, he was president of United States Banknote Corp., a New York Stock Exchange listed securities printing company. Mr. Kreitman is also a director of Renaissance Acquisition Corp., Medallion, CCA Inc. KSW Corp., Geneva Financial Corp. and Capital Lease Funding, Inc. Since 2001, he has also served as a director of Century Bank, as chairman of the New York City Board of Corrections and the Nassau County Crime Stoppers and on the board of the Police Athletic League.

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Frederick A. Menowitz, Director Nominee, has served as a director of Medallion since May 2003. He is currently an independent real estate investor and a member of the American Bar Association, the New York State Bar Association, the Queens Chamber of Commerce, and the Elmhurst, New York, Chamber of Commerce.

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David L. Rudnick, Director Nominee, has served as a Director of Medallion since February 1996. He is currently the President of Rudco Properties, Inc., a real estate management concern, and is the CEO of the Century Associates Group, a national commercial real estate concern which he founded in 1969. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. He previously served as President of the Financial Stationers Association and a Director of West Side Federal Savings & Loan Association.

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Lowell P. Weicker, Jr., Director Nominee, has served as a director of Medallion since February 2003. He also served as Governor of the State of Connecticut from 1991 to 1995 and as a United States Senator representing the State of Connecticut from 1970 to 1988. He currently serves as a director of World Wrestling Entertainment, Inc.

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Andor M. Laszlo, Advisor, is currently President of Graidan Ventures LLC, a firm he founded in 2008 that provides advisory services and has been retained by Medallion to assist it in connection with its efforts to structure and market special purpose acquisition company opportunities. From July 2005 to November 2007, Mr. Laszlo held the title of Managing Director at Banc of America Securities LLC where he was Head of Media and Telecom Equity Capital Markets. Mr. Laszlo was the Chief Operating Officer and Head of Business Development for EagleRock Capital Management LLC, a New York based multi-strategy hedge fund, from April 2004 until joining Banc of America Securities LLC. Prior to that, from 1997 until joining EagleRock Capital Management LLC, he held various senior positions at Lehman Brothers, Inc where he was a Senior Vice President. His positions at Lehman Brothers included Head of European Equity Syndicate and Head of European Media and Telecom Equity Capital Markets.

Established Deal Sourcing and Relationship Network

We believe management, our board of directors and our advisors’ current positions, experience in the target industries and network of industry contacts will assist in providing access to opportunities for a potential initial business acquisition. These contacts and sources include executives of, and consultants engaged by, public and private businesses in our target sector, key decision makers of leagues, local government officials and business leaders, investment banks, attorneys, and accountants, among others, with knowledge of these industries. Our management team, board of directors and advisors have developed long-standing market relationships throughout the security and homeland defense industries that will also help us to attract high quality talent as well as to identify and evaluate acquisition opportunities.

Right of First Offer

We will enter into a business opportunity right of first offer agreement with Medallion and November Group and with each of our officers and directors. This right of first offer will provide that, subject to the respective pre-existing fiduciary duties of our officers and directors and, with respect to Medallion and November Group, subject to the limitation described below, from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer if any of these parties has or becomes aware of a business combination opportunity with any operating business in the security and homeland defense industries. Subject to the respective pre-existing fiduciary duties of our officers and directors and, with respect to Medallion and November Group, subject to the limitation described below, parties to the right of first offer agreement will, and will cause companies or entities under their management or control, to first offer any such business opportunity to us and they will not, and will cause each other person, company or entity under their management or control to not, pursue any such business opportunity unless and until our board of directors, including a majority of our disinterested independent directors, has determined that we will not pursue such opportunity. Under the right of first offer agreement, Medallion and November Group will each agree to present to us any opportunity to acquire any operating business in the security and homeland defense industries, the enterprise value of which Medallion or November Group, as applicable, reasonably determines exceeds 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions), prior to pursuing any such opportunity and prior to presenting any such opportunity to any other person, company or entity.

We recognize that each of our officers and directors may be deemed an affiliate of any company for which such officer or director serves as an officer or director or for which such officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies. For a complete description of these affiliations, please see the sections in this prospectus entitled “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.” As part of this right of first offer, we have established procedures with respect to the sourcing of a potential business combination by our officers and directors intended to eliminate such conflict for our officers and directors, whereby a potential business combination that must be presented to any company for which such officer or director, as the case may be, serves as an officer or director or otherwise has a pre-existing fiduciary duty (other than Medallion, as applicable, and November Group) will not be presented to us until after such officer or director has presented the opportunity to such company and such company has determined not to proceed. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

Corporate Finance and Transactional Expertise

We believe that, given our management, board of directors and advisors’ transactional experience and network of contacts within both the target industries and financial community, our team has the ability to identify, source, negotiate, structure, and consummate strategic investments of various types, including business combinations, “add-on” acquisitions and other strategic arrangements. Collectively, management and our directors and advisors have been involved in numerous transactions ranging in size from several million dollars to several billion dollars.

Effecting a Business Combination

Sources of Acquisition Candidates

We believe there are numerous candidates within the security and homeland defense industries that present opportunities for acquisition and value enhancement by our management team, board of directors and advisors. Although we may consider a target business outside of the United States as a result of the increased globalization of business and heightened security concerns abroad, we currently intend to concentrate our search of target businesses in the United States.

We anticipate that target business candidates will be brought to our attention from our officers, directors, advisors and various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community and corporate executives. These target candidates may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, including publicly available information relating to this offering, public relations and marketing efforts or direct contact by management following the completion of this offering. Our initial stockholders, officers, directors, advisors and their affiliates may also bring target business candidates to our attention. Our advisor, Andor M. Laszlo, is the President and sole member of Graidan Ventures LLC. Medallion is party to an agreement with Graidan Ventures pursuant to which Graidan Ventures will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the security or homeland defense industries. Following consummation of this offering, Mr. Laszlo has agreed to help us identify a target business in the security and homeland defense industries, among other things. Nevertheless, we do not intend to propose any business combination with any potential target business to our stockholders if any of our officers, directors, advisors or founding stockholders is an affiliate of such potential target business. If we do so, we will follow the procedures outlined in this prospectus. For a complete description of these procedures, please see the sections contained elsewhere in this prospectus entitled “Proposed Business—Our Competitive Advantage—Right of First Offer” and “Management—Conflicts of Interest.”

Selection Criteria

Subject to the requirement that our initial business combination must be with a target business with a collective fair market value that is at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Although our strategy for selecting specific candidates is not defined yet, our management will conduct the necessary business, legal and accounting due diligence and will consider, among other factors, the following:

•	financial and operating results of the target business;

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management depth and breadth and other material issues related to personnel, such as non-compete clauses and compensation. We will also consider the availability of skilled labor to manage the acquisition going forward;

•	growth prospects of the entity;

•	existing market penetration and competitive positioning;

•	key customer relationships and goodwill;

•	availability of capital to meet funding requirements;

•	barriers to entry into the security and homeland defense and related industries;

•	new product pipeline, speed to market and innovativeness of the target business;

•	degree of current or potential market acceptance of the products, processes or services associated with the target business;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	favorability of the industry’s regulatory environment; and

•	costs associated with our initial business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by our management team, board of directors and advisors in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review that will encompass meetings with incumbent management, where applicable, inspection of facilities and a thorough review of financial and other information which will be made available to us.

In determining the size of this offering, we and the underwriters concluded, based on our collective experience and market conditions, that an offering of this size, together with the proceeds of the founder warrants, would provide us with sufficient equity capital to consummate our initial business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. Our belief may not be correct; changes in market conditions may render our belief incorrect in the future; we may not be able to successfully identify acquisition candidates; we may not be able to obtain any necessary financing; or we may not be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions of $8 million, or $9.2 million if the underwriters’ over-allotment option is exercised in full).

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. We may also engage an independent third-party consultant or expert to assist us in the due diligence process, although we have not identified or engaged any such consultants or experts as of the date of this prospectus.

Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete our initial business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders or their affiliates for services rendered in connection with our initial business combination.

Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, penetrate complementary markets, drive sales growth or introduce new products.

Fair Market Value of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition, subject to the conversion rights described below, although we may acquire a target business whose fair market value significantly exceeds 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions). The fair market value of a target business will be determined by our board of directors based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is unable to determine the fair market value of the target business, we will obtain an opinion from an unaffiliated, independent third-party appraiser, which may or may not be an investment banking firm that is a member of FINRA, with respect to the satisfaction of such criteria. As required by our amended and restated certificate of incorporation, any such opinion shall be included in the proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such an independent investment banking firm will be a consenting expert.

We anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the amount in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.

We are only required to obtain an opinion from an unaffiliated third party that either the target business we select has a fair market value in excess of 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) or that the price we are paying is fair to stockholders if (i) our board is not able to independently determine that a target business has at least the required fair market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

If we seek to acquire a target business that has a fair market value significantly in excess of 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions), we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the amounts in the trust account, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law or by regulation of the American Stock Exchange, we would seek stockholder approval of such financing. In the absence of a requirement by law or a regulation of the American Stock Exchange (for example, if such financing involves the issuance of common stock or securities convertible into common stock which could result in an increase in our outstanding common stock of 20% or more), we would not seek separate stockholder approval of such financing since the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a business with a fair market value in an amount greater than 80% of the amount held in the trust account at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise, and we have not contemplated with any third party any such arrangement or understanding.

Possible Lack of Business Diversification

Our business combination must be with a target business that satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several security-related businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating our initial business combination with only a single entity or asset, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

To the extent that our business combination is structured as an asset acquisition, it is possible that the proxy statement we would send to stockholders to approve our initial business combination would not contain audited or unaudited historical financial information with respect to the assets being acquired and, therefore, stockholders voting on a proposed transaction would not have the benefit of financial statements of past operations. We are unable to predict the facts, circumstances and structure surrounding any possible future acquisition of assets and, accordingly, cannot provide assurances with respect to the provision of historical financial information. If, however, we determined that such historical financial information was not required, instead of audited or unaudited historical financial statements, the proxy statement that we would send to our stockholders would contain information such as: (i) historical and prevailing market rates for assets of that type; (ii) our expectations of future market trends and proposed strategy for employment of the assets; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the assets generally, all of which, in turn, depend on the sector of the security and homeland defense industries in which we consummate our initial business combination. See the section in this prospectus entitled “Risk Factors—Risks Related to Our Business—If we were to structure our business combination as an asset acquisition, it is possible that proxy materials provided to our stockholders would not include historical financial statements and, accordingly, investors would not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.”

Limited Ability to Evaluate the Management of the Target Business

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting our initial business combination, our assessment may not prove to be correct. In addition, new members that join our management following our initial business combination may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following our initial business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following our initial business combination, they may not devote their full time and efforts to our affairs subsequent to our initial business combination. Moreover, they would only be able to remain with the company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which likely would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments or our securities for services they would render to the company after the consummation of the business combination. Additionally, after our initial business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. Any such compensation to be paid to our officers, directors or founding stockholders after our initial business combination may influence their evaluation of a potential business combination, resulting in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We may not have the ability to recruit such managers. Any such managers we do recruit may not have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the stockholder vote required to approve any business combination, our founding stockholders have agreed to vote all of their shares of common stock owned by them prior to or acquired in this offering, or purchased in the private placement, in accordance with a majority of the public stockholders that vote at the special or annual meeting called for the purpose of approving our initial business combination. Our founding stockholders have also agreed that if they acquire shares of common stock following completion of this offering, they will vote such acquired shares of common stock in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and public stockholders owning less than 30% of the shares of common stock included in the units sold in this offering both vote against the business combination and exercise their conversion rights. Our threshold for conversion rights has been established at 30% although historically blank check companies have used a 20% threshold. We set the threshold at 30% in order to reduce the likelihood that a small group of investors holding a block of our outstanding shares of common stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. This is consistent with many other blank check companies that have recently filed registration statements with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 30% threshold entails certain risks, such as if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve a larger part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. These risks are more fully described under the headings, “Risk Factors—Although historically blank check companies have used a 20% threshold for conversion rights, we allow our public stockholders owning up to 30% (minus one share) of our common stock to exercise their conversion rights. This higher threshold may prevent our stockholders from receiving the full amount of their original investment upon exercise of their conversion rights. Further, we may not be able to consummate the most desirable business combination or optimize our capital structure” and “—The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” Voting against the business combination alone will not result in conversion of a public stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. We intend to structure any potential business combination such that, if public stockholders holding up to 5,999,999 shares included in units offered by this prospectus exercise their conversion rights, the business combination could still be consummated.

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 days’ prior written notice of any meeting at which a vote shall be taken to approve a business combination. If a majority of the public stockholders do not vote in favor of a proposed initial business combination but 24 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 24-month period (or 30 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 24-month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will dissolve as promptly as practicable and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of interest income of up to $2,325,000 previously released to us to fund our working capital requirements.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer to each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and affirmatively exercises such stockholder’s conversion rights and the business combination is approved and completed. Our founding stockholders, and other directors and officers that receive shares of common stock prior to this offering or purchase any shares of common stock in this offering or the aftermarket, are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account.

The actual per-share conversion price will be equal to the amount in the trust account, which shall include $5 million from the purchase of the founder warrants by certain of our founding stockholders and $8 million ($0.40 per share) of deferred underwriting discounts and commissions, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock included in the units sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be approximately $9.90 or $0.10 less than the per-unit offering price of $10.00. Because the initial per-share conversion price is approximately $9.90 per share (plus any interest net of taxes payable and amounts disbursed for working capital purposes), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

This conversion could have the effect of reducing the amount distributed to us and the underwriters from the trust account, exclusive of interest after taxes, by up to approximately $59,399,990, of which approximately $2.4 million consists of deferred underwriting discounts and commissions which the underwriters have agreed to deposit into the trust account and to forego to pay converting stockholders (assuming conversion of the maximum of up to 5,999,999 of the eligible shares of common stock) (or up to approximately $68,102,990, of which approximately $2,760,000 consists of deferred underwriting discounts and commissions, assuming the over-allotment option is exercised in full). We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 5,999,999 of our shares voting against our initial business combination could convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. We have not yet identified any steps to be taken in the event we become aware of or have concerns that the number of stockholders exercising or indicating an intent to exercise their conversion rights or to vote against an acquisition proposal are in such numbers that it appears unlikely that the acquisition proposal will be approved, and we currently do not have any plans or agreements in place to respond to such an event.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, no later than the business day immediately preceding the vote on the business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC System no later than the business day immediately preceding the vote on the business combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipate and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least twenty days prior to the meeting.

We shall, upon compliance with such procedures as we may reasonably establish, pay or cause the trust account to pay in accordance with the instructions in such letter of transmittal, the aggregate pro rata share of the trust account payable in respect of the shares so tendered and covered by such letter of transmittal (after giving effect to any required tax withholdings) to the person to whom payment thereof is directed in such letter of transmittal. However, such payment may not be made in a timely manner. If payment is to be made to a person other than the registered holder under the certificates so tendered, we will only make such payment if the certificates so tendered shall be properly endorsed, or be accompanied by a properly endorsed stock transfer power, and otherwise in proper form to effect such transfer and that the person directing such payment shall:

•	pay any transfer or other taxes required by reason of payment to a person other than the registered holder under the certificate so tendered; or

•	establish to our satisfaction that such taxes have been paid or are not applicable.

If any certificate representing issued and outstanding shares shall have been lost, stolen or destroyed, we shall only make such payment if the person claiming such certificate to be lost, stolen or destroyed shall have delivered to us a duly executed and completed affidavit, in such form as shall have been reasonably prescribed by us, as to that fact and a bond in such sum as we may reasonably prescribe to protect us against any claim that may be made against us with respect to the certificate alleged to have been lost, stolen or destroyed.

We intend to distribute the funds to stockholders that elect conversion promptly after consummation of our initial business combination. However, public stockholders eligible to convert their shares that fail to comply with the established procedures will face delays in receiving their pro rata share of the funds held in the trust account as no such funds will be distributed to such stockholders until they tender their shares in accordance with these procedures. Delays may also be caused by our inability to liquidate the funds held in the trust account in a timely manner. No interest shall accrue or be payable on such pro rata share of the trust account in respect of such shares for any period after the close of business on the second business day prior to the consummation of such initial business combination. If a stockholder converts his shares of common stock, he will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof.

At any time beginning 180 days after the consummation of the initial business combination, we may cause the trust account to pay over to us any portion of the trust account then remaining in respect of shares so converted. After such payment, public stockholders holding shares so converted shall be entitled to look solely to us (subject to abandoned property, escheat and other similar laws) as general creditors thereof with respect to the pro rata share of the trust account payable in respect of such shares.

Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to a proposed business combination at the meeting held for that purpose. Furthermore, if a stockholder delivers a certificate for conversion and subsequently withdraws such request for conversion, such stockholder may simply request that the transfer agent return the certificate (physically or electronically).

If, notwithstanding an eligible stockholder’s vote, the proposed business combination is consummated and such stockholder properly exercised his, her or its conversion rights, funds will be distributed to such stockholder promptly after completion of the business combination. A stockholder that exercises his conversion rights will be exchanging shares of our common stock for cash and will no longer own these shares of common stock. If a stockholder converts shares of common stock, such stockholder will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof.

If the proposed business combination is not consummated, an eligible stockholder’s shares will not be converted into cash, even if such stockholder properly elected to convert. A number of factors may prevent consummation of the proposed business combination. For example, if public stockholders of 30% or more in interest of our shares of common stock vote against the business combination and affirmatively exercise their conversion rights, we will not proceed with such business combination. Even if less than 30% of stockholders exercise their conversion rights, we may be unable to consummate our initial business combination if such conversion leaves us with funds less than a fair market value equal to 80% of the amount in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination, and we may be forced to find additional financing to consummate our initial business combination, consummate a different business combination or liquidate.

These conversion rights, which will be contained in Article Sixth of our amended and restated certificate of incorporation, cannot be amended without the affirmative vote of 95% of the shares sold in this offering. We will file our amended and restated certificate of incorporation with the State of Delaware prior to the date of this prospectus. We view these provisions as obligations to our investors and neither we nor our board of directors will propose, or seek stockholder approval of, amendment of these provisions.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation will provide that we will continue in existence only until                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus] if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period). This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed our initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the DGCL. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus] if applicable) as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

A liquidation after our existence terminates by operation of law would occur if our initial business combination is not consummated within 24 months (or 30 months, if applicable) of the completion of the offering. If we liquidate after termination of our existence by operation of law on                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus] if applicable), we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our founding stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by each of them immediately prior to this offering upon our liquidation prior to a business combination, including the common stock underlying the founder warrants. There will be no distribution with respect to our warrants, and no amounts will be paid upon their expiration. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust account, although there may not be sufficient funds for such purpose. If such funds are insufficient, Medallion has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000 in the case of a liquidation after our termination of existence by operation of law) and has agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.90 (of which approximately $0.40 per share is attributable to the underwriting discount), or $0.10 less than the per-unit offering price of $10.00. There can be no assurance that any converting stockholder will receive equal to or more than his, her or its full invested amount. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. The actual per-share liquidation price may be less than approximately $9.90, plus interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), due to claims of creditors.

We will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. There is no guarantee that they will execute such agreements, or even if they execute such agreements, that they would be prevented from bringing claims against the trust account. Potential claims may include fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver. We have not obtained any such waivers as of the date hereof. Creditors may bring claims in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we did not engage such third party and evaluate whether such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver, or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Medallion has agreed, pursuant to an agreement with us, that if we liquidate prior to the consummation of our initial business combination, it will indemnify the trust for claims brought by vendors, service providers, prospective target businesses or other entities that have not provided a valid and enforceable waiver to any rights or claims to the trust account to pay its debts and obligations. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account, which includes a portion of their underwriters’ discount. Based on publicly available information and other information we have obtained from Medallion, we currently believe that it is of substantial means and capable of funding a shortfall in our trust account. We have not asked Medallion to reserve for such an eventuality, and Medallion may not be able to satisfy those obligations.

We also will have access to up to $2,500,000 (comprised of $175,000 available outside of the trust account from the offering proceeds and up to $2,325,000 interest income, net of taxes payable on all interest income earned on the trust account, which we may seek to withdraw from the trust account for working capital purposes) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus] if applicable), currently estimated at up to $15,000).

Medallion’s indemnification obligations are set forth in a letter agreement. Pursuant to the terms of the letter agreement, dated as of                     , 2008, Medallion has agreed that it will indemnify the trust account against claims brought by vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us or the claims of any target business. The letter agreement sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from Medallion will not be available. Further, Medallion is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced by payment of any such claim. We believe that our board of directors would be obligated to pursue a potential claim for reimbursement from Medallion pursuant to the terms of its agreement with us if it would be in the best interests of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time.

If we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders that received a return of funds from the liquidation of our trust account could be liable for claims made by creditors. Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect our initial business

combination by                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus] if applicable), it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. Additionally, Section 278 of the DGCL provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses, or from whom we borrow money. In the underwriting agreement, we will agree to seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. We have not obtained any such waivers as of the date hereof. Nevertheless, as a result, we expect the claims that could be made against us to be limited, and we believe the likelihood that any claim that would result in any liability extending to the trust is remote.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $9.90 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they elect to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Based on publicly available information, as of May 21, 2008, approximately 156 similarly structured blank check companies have completed initial public offerings since the beginning of 2004, and numerous others have filed registration statements. Of these 156 similarly structured blank check companies, only 49 have consummated a business combination, while 23 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations, and another 16 will be or have liquidated.

Accordingly, there are approximately 68 blank check companies with approximately $12.9 billion in trust and potentially an additional 69 blank check companies with approximately $14.4 billion in trust that have filed registration statements and are seeking or will be seeking to complete business combinations. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately held companies in these industries. Because of this competition, we may not be able to effectuate our initial business combination within the required time period. Further, the fact that only 72 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours.

We may also experience competition from other yet unformed blank check companies or other entities seeking to consummate a business combination with a business in the security and homeland defense industries. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of businesses in the security and homeland defense industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the limitations placed upon our operations may not be viewed favorably by certain target businesses. These include:

•

our obligation to seek stockholder approval of a business combination or to obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances, which may reduce the resources available to us for our initial business combination;

•

the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

•	our outstanding warrants, which may dilute the value of an equity interest we offer to stockholders of the target.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical properties. Our headquarters are located at 300 Delaware Avenue, Wilmington, DE, 19801. As of December 17, 2007, the cost of this space will be included in the $7,500 annual fee we have agreed to pay Blue Diamond Realty, L.L.C., an unaffiliated third-party service provider, for office space pursuant to a sublease and administrative services agreement between us and Blue Diamond Realty. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Officers

We have three executive officers: our Chief Executive Officer and President, Kenneth L. Boyda, our Vice Chairman, Executive Vice President and Secretary, Andrew M. Murstein, and our Chief Financial Officer and Treasurer, Larry D. Hall. Messrs. Murstein and Hall also serve as the President and Chief Financial Officer, respectively, of Medallion. We anticipate that we will have access to the services of other personnel on an as-needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of these individuals have entered into employment agreements with us. There is no specified amount of time that our officers, directors and advisors are required to devote to our affairs. As a result, they may have conflicts of interest in allocating business time among their various business activities, including our business. Our officers, directors and advisors intend to devote only the time to the Company’s affairs that he and the board of directors deem necessary to fulfill his obligations to us. The amount of time they will devote in any time period will vary according to our needs and whether we are in the process of (i) seeking a potential target business, (ii) performing due diligence on one or more target businesses, or (iii) completing a business combination with a selected target business. Our officers, directors and advisors may spend more time on the various phases of the acquisition process than others, depending on each individual’s particular skills and areas of expertise. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the properties to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate our initial business combination with, we do not believe that the narrowing of the pool will be material.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after December 31, 2009. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC. For purposes of this comparison, we have assumed that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering would be the same as this offering and that the underwriters do not exercise their over-allotment option. Rule 419 will not apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$197,950,000 of the net offering proceeds will be deposited into a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $184,950,000 from the net proceeds payable to us, $5 million from the proceeds of the private placement of warrants to certain of our founding stockholders and $8 million of the deferred underwriters’ compensation.	$167.4 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $197,950,000 held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the amount in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.	We would be restricted from acquiring a target business or businesses unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) the exercise in full of that option, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from the exercise of the underwriters’ over-allotment option to the extent such option was exercised immediately upon consummation of the offering. We will file this Form 8-K promptly after the consummation of this offering, which we anticipate to be three business days after the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K reflecting our receipt of the proceeds from the exercise of the over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination and one year from the completion of this offering (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will be exercisable only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination, and if (i) a majority of the shares of common stock included in the units sold in this offering vote in favor of the proposed business combination, (ii) holders of less than 30% of our shares of common stock vote against the business combination and elect to convert their shares and (iii) holders of a majority of the shares of our common stock then outstanding vote to approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. If our shares are listed on AMEX, the meeting to vote on the initial business combination will take place not less than 23 days after mailing the proxy statement. If our shares are not listed on AMEX, the meeting to vote on the initial business combination will take place not less than 10 days after the certification date of mailing the proxy statement. A stockholder that votes against the transaction and that follows the procedures described in this prospectus is given the right to convert his or her shares of common stock into his or her pro rata share of the trust account, including accrued interest (net of taxes payable on such interest income and after release of up to $2,325,000 of interest income, after tax, to fund working capital requirements). However, a stockholder that does not follow these procedures or a stockholder that does not take any action, including abstaining from the vote, would not be entitled to the return of any funds from the trust account. A quorum of our stockholders must vote on the initial business combination. Abstentions are not considered to be voting “for” or “against” a transaction and will have no effect on the outcome of the vote to approve our initial business combination. If a majority of the shares of common stock voted by the public	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment to the company’s registration statement, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
stockholders are not voted in favor of a proposed initial business combination but 24 months have not yet passed since the completion of this offering, we may seek other target businesses that meet the criteria set forth in this prospectus with which to consummate our initial business combination. If at the end of such 24-month period we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest (net of taxes payable on such interest income, and after release of up to $2,325,000 of interest income, after tax, to fund working capital requirements). Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s Web site. See the section in this prospectus entitled “Where You Can Find Additional Information.”

Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination by , 2010 [24 months from the date of this prospectus] (or , 2010 [30 months from the date of this prospectus] if applicable), our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in the prospectus. However, if we complete our initial business combination within this time period, our stockholders will have voted to amend this provision to allow for our perpetual existence following such business combination as a condition precedent to the completion of the business combination.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to interest income released as described elsewhere in this prospectus, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination or our liquidation upon failure to effect our initial business combination within the allotted time. While we intend, in the event of our liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see the section in this prospectus entitled “Proposed Business—Effecting a Business Combination—Liquidation if No Business Combination.”	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See the section in this prospectus entitled “Risk Factors—Risks Related to Our business—Our stockholders will not be entitled to protections normally afforded to investors of blank check companies.” If a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

Stockholder right to receive interest earned on funds in trust account	Interest earned on funds held in the trust account (net of taxes payable on such interest income and after release of up to $2,325,000 of interest income, after tax, to fund working capital requirements, including the costs of our liquidation in such an event) will be held in the trust account for use in consummating an initial business combination or released to investors upon exercise of their conversion rights or upon liquidation.	Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account would not be released until the earlier of the consummation of an initial business combination or the failure to consummate an initial business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

MANAGEMENT

Executive Officers and Directors

Our current executive officers, directors and director nominees are as follows:

Name	Age	Position
Kenneth L. Boyda	63	Chief Executive Officer and President
Andrew M. Murstein	43	Vice Chairman, Executive Vice President and Secretary
Larry D. Hall	54	Chief Financial Officer and Treasurer
Howard Safir	66	Chairman of the Board
Adam Safir	35	Director
Richard Greco, Jr.	39	Director Nominee
Stanley Kreitman	76	Director Nominee
Frederick A. Menowitz	71	Director Nominee
Thomas J. Ridge	62	Director Nominee
David L. Rudnick	68	Director Nominee
Lowell P. Weicker, Jr.	77	Director Nominee

Kenneth L. Boyda has served as our Chief Executive Officer and President since March 2008. He served as our Advisor from February to March 2008. Mr. Boyda has served as the Managing Member of KLB Associates LLC, a consulting firm providing strategic management services for the security industry, since August 2005. He served as President and Chief Executive Officer of GE Security, Inc. from February 2002 through July 2005; as President, Chief Executive Officer and Director of Interlogix, Inc (Nasdaq: ILXI) from May 2000 through January 2002, when Interlogix was acquired by GE; and as President and Chief Executive Officer of predecessor companies SLC Technologies, Inc and Sentrol, Inc. from April 1990 through April 2000. Mr. Boyda serves on the board of directors of NoblePeak Vision Corp., VideoIQ, Inc. and Ahura Scientific, Inc. Mr. Boyda received an A.B. in Government from Harvard College in 1966 and an M.B.A. from the Harvard Graduate School of Business in 1968.

Andrew M. Murstein has served as our Vice Chairman, Executive Vice President and Secretary since January 2008. He has served as the president of Medallion since its inception in 1995 and as a director since October 1997. He also serves and has previously served as officer and director of some of Medallion’s wholly-owned subsidiaries. Mr. Murstein has also served as the Vice Chairman and Secretary of Sports Properties Acquisition Corp. since its founding and IPO in January 2008. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Mr. Murstein is the son-in-law of David L. Rudnick.

Larry D. Hall has served as our Chief Financial Officer and Treasurer since January 2008. He has served as the Chief Financial Officer of Medallion since 2004. Prior to that he served as Medallion’s Acting Chief Financial Officer since July 2003, and as Chief Accounting Officer since May 2001 and Assistant Treasurer since October 2000. Mr. Hall was employed by Citibank as Vice President—Corporate Financial Control/Corporate Reporting & Analysis from October 1995 to October 2000. He has also served as the Chief Financial Officer of Sports Properties Acquisition Corp. since its founding and IPO in January 2008. Mr. Hall was Vice President -Finance/Controller, Treasurer and Secretary of Consolidated Waste Services of America from April 1993 to March 1995. Prior to that, he was Vice President - Manager of Line Accounting for Wells Fargo and Co. from November 1987 to March 1993 and Senior Audit Manager in the Financial Services Industry Group for Arthur Andersen & Company from September 1976 to October 1987. Mr. Hall received his B.A. in business administration from the University of Southern California.

Howard Safir has served as our Chairman of the Board since January 2008. He served as our Chief Executive Officer from January to March 2008. Since November 2000, Commissioner Safir has been Chairman and Chief Executive Officer of November Group, a company that provides strategic advisory and customer acquisition services to companies in the security, law enforcement, intelligence and defense industries. In addition, since December 2001, Commissioner Safir has been Chairman and Chief Executive Officer of SafirRosetti, an investigative and security firm. Prior to that time, Commissioner Safir was Vice Chairman of IPSA International, a provider of investigative and security consulting services. From 1996 to 2000, Commissioner Safir served as Police Commissioner of New York City. Commissioner Safir began his law enforcement career in 1965 as a special agent assigned to the New York office of the Federal Bureau of Narcotics, a forerunner of the Drug Enforcement Administration (DEA). From 1977 to 1978, he served as Assistant Director of the DEA. In 1994, he became New York City’s 29th Fire Commissioner. Commissioner Safir is currently a director of GVI Security Solutions, Inc. and Verint Systems, Inc. He also sits on the board of the New York City Police Museum. Commissioner Safir received a B.A. in history and political science from Hofstra University in 1963. He attended Harvard University’s John F. Kennedy School of Government, receiving certificates in the programs for Senior Managers in Government and National and International Security. Howard Safir is the father of our Director, Adam Safir.

Adam Safir has served as our Director since January 2008. He served as our President and Secretary from January to March 2008. He has been Vice President and Secretary of November Group since November 2000. In addition, he is Chief Operating Officer of SafirRosetti, a position he has held since November 2001. Prior to that, Mr. Safir worked for the Mergers and Acquisitions Group at Donaldson, Lufkin & Jenrette from 2000 to 2001 and performed contract and licensing work for Sony Music Entertainment in the Business Affairs Department from 1998 to 1999. He is an active member of the New York Bar and the Association of Corporate Counsel. Mr. Safir received a B.A. with distinction from the University of Virginia in 1994 and a J.D. from the University of Virginia School of Law in 1997. Adam Safir is the son of our Chairman of the Board, Howard Safir.

Richard Greco, Jr., has agreed to serve as one of our directors and is expected to join our board prior to the closing of this offering. Secretary Greco is the President of Filangieri Advisory Corp., a firm based in New York exploring investment opportunities in special purpose acquisition companies. Prior to forming Filangieri Advisory Corp., Secretary Greco served as the Assistant Secretary of the Navy (Financial Management & Comptroller) from 2004 to 2006. In this capacity, Secretary Greco was responsible for managing the financial activities of the Department of the Navy and an annual budget of more than $120 billion. Secretary Greco chaired the Department of the Navy’s Audit Committee and served on many of the Department’s internal governance boards. From 2003 to 2004, Secretary Greco was the Director of Private Sector Development (Acting) for the Coalition Provisional Authority’s Representative Office in Washington, D.C. Prior to that, Secretary Greco served as a White House Fellow assigned to the Secretary of Defense. From 1997 to 2002, Secretary Greco was a managing director and an associate at the corporate finance advisory firm Stern Stewart & Co. where he established and ran the firm’s Italian business. Prior to joining Stern Stewart, Secretary Greco was an associate at The Scowcroft Group, an international consulting firm in Washington, D.C. Secretary Greco currently serves on the Board of Directors of Mediware Information Systems, Inc. (Nasdaq: MEDW) where he chairs the Compensation Committee, and on the board of trustees of the Hudson River Museum in Yonkers, New York. The Honorable Secretary Greco also sits on the following boards: The Montfort Academy, Boy Scouts of America Westchester Putnam Council, Yonkers Board of Education and Children First Foundation. He is a life member of the Council on Foreign Relations and was twice awarded the Department of the Navy’s Distinguished Public Service Award. Secretary Greco received a B.S. in chemistry from Fordham University, an M.A. from the Johns Hopkins University Paul H. Nitze School of Advanced International Studies and an M.B.A. in finance from the University of Chicago Graduate School of Business.

Stanley Kreitman has agreed to serve as one of our directors and is expected to join our board prior to the closing of this offering. Since 1993, Mr. Kreitman has served as Chairman of Manhattan Associates, a merchant banking company. In addition, since 2001, he has served as Senior Advisor of the Advisory Board to Signature Bank. From 1976 until his retirement in 1996, Mr. Kreitman was President of United States Banknote Corporation, a securities printing company. Mr. Kreitman serves as a member of the board of directors of Capital Lease Funding, CCA Inc., Geneva Financial Corp. and Renaissance Acquisition Corp., and is the chairman of the audit committees of Medallion and KSW Corp. He also serves as Chairman of the New York Board of Corrections and as a member of the Century Bank (Sarasota, Florida) board of directors. Mr. Kreitman received a B.S. degree from New York University.

Frederick A. Menowitz has agreed to serve as one of our directors and is expected to join our board prior to the closing of this offering. Mr. Menowitz is currently an independent real estate investor. He has served as a director of Medallion since May 2003. He is a member of the American Bar Association, the New York State Bar Association, the Queens Chamber of Commerce, and the Elmhurst, New York, Chamber of Commerce. Mr. Menowitz received a B.A. from the University of Virginia and a J.D. from the University of Virginia School of Law.

Governor Thomas J. Ridge has agreed to serve as one of our directors and is expected to join our board prior to the closing of this offering. Governor Ridge currently provides consulting services for businesses and governments on a variety of national and international issues in his capacity as President of RidgeGlobal. From January 2003 to February 2005, Governor Ridge served as the Secretary of the United States Department of Homeland Security. From 2001 through 2003, Governor Ridge served as the Special Assistant to the President for Homeland Security, an Executive Office created by President Bush in October 2001. Governor Ridge served as Governor of the Commonwealth of Pennsylvania for two terms from 1995 through 2001 and was a six-term member of the U.S. House of Representatives from 1983 through 1995. Governor Ridge currently serves on the boards of directors of Exelon Corporation, Hershey Foods Inc. and Vonage Holdings Corp. He is also on the boards of National Organization on Disability, The Committee for Excellence in Government, and The Center for the Study of the Presidency. Governor Ridge received a B.A. from Harvard University in 1967 and a J.D. from the Penn State Dickinson School of Law in 1972.

David L. Rudnick has agreed to serve as one of our directors and is expected to join our board prior to the closing of this offering. Mr. Rudnick has also served as a Director of Medallion since February 1996. Mr. Rudnick serves as President of Rudco Properties, Inc., a real estate management concern, and is the CEO of the Century Associates Group, a national commercial real estate concern which he founded in 1969. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. He previously served as President of the Financial Stationers Association and a Director of West Side Federal Savings & Loan Association. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is the father-in-law of Andrew M. Murstein.

Lowell P. Weicker, Jr. has agreed to serve as one of our directors and is expected to join our board prior to the closing of this offering. He has served as an independent director and audit committee member of Medallion since February 2003. Mr. Weicker served as Governor of the State of Connecticut from 1991 to 1995. He served as a United States Senator representing the State of Connecticut from 1970 to 1988. Mr. Weicker also serves as a director of World Wrestling Entertainment, Inc. He received a B.A. from Yale University and a LL.B. from the University of Virginia School of Law.

Advisors

The role of our advisors is to provide advice to us in relation to both deal sourcing and potential acquisitions in the event we shall seek such advice. Although Mr. Laszlo will have an interest in the fees paid under the agreement between Medallion and Graidan Ventures and under any future agreement with Graidan Ventures into which we may enter, our advisors will not receive any remuneration for their services as advisors. In addition, our advisors, unlike our board of directors, will owe us no fiduciary duties nor will they be entitled, in their capacities as advisors, to vote on any transaction or other matters relating to us. Furthermore, our advisors, in their capacities as advisors, will not be able to formally recommend any transactions to our stockholders on our behalf, to sit on our board of directors or to sit on any committee of our board of directors. These limitations do not apply to our advisors as stockholders and also will not apply to any advisor who joins our board of directors at a later date.

Victor A. DeMarines has served as one of our advisors since our founding. Mr. DeMarines retired as President and CEO of The MITRE Corporation in 2000, and he now serves as a member of the Board of Trustees of MITRE Corporation and is the Chairman of its Technology Advisory Committee. He has been a director of Verint Systems Corporation since 1962 and serves as its Chairman. He has been a director of Netscout Systems

Inc. since 2003. He is a member of the Strategic Advisory Group serving the commander of U.S. Strategic Command. Mr. DeMarines received a B.S. in Aeronautical Engineering from Pennsylvania State University in 1958 and a M.S. in Electrical Engineering from Northeastern University in 1962.

Louis J. Freeh has served as one of our advisors since our founding. Mr. Freeh served from 2001 to 2006 as Vice Chairman, General Counsel, Corporate Secretary and Ethics Officer to MBNA Corporation, which was acquired by Bank of America Corporation in January 2006. Prior to that, he served as FBI Director from 1993 to 2001 and previously as a U.S. District Judge, Assistant U.S. Attorney, FBI Special Agent and a first lieutenant in the U.S. Army Reserve Judge Advocate General’s Corps. Mr. Freeh currently serves on the board of directors of Bristol-Myers Squibb Company, Federal National Mortgage Association (Fannie Mae), the USNA Foundation, the Ministry of Caring and the IACP Foundation. Mr. Freeh graduated Phi Beta Kappa from Rutgers College in 1971. He received an LL.B. from Rutgers Law School in 1974 and an LL.M. Degree in criminal law from New York University Law School in 1982.

Andor M. Laszlo has served as one of our advisors since February 2008. He is currently President of Graidan Ventures LLC, a firm he founded in 2008, that provides advisory services and has been retained by Medallion to assist it in connection with its efforts to structure and market special purpose acquisition company opportunities. From July 2005 to November 2007, Mr. Laszlo held the title of Managing Director at Banc of America Securities LLC where he was Head of Media and Telecom Equity Capital Markets. Mr. Laszlo was the Chief Operating Officer and Head of Business Development for EagleRock Capital Management LLC, a New York based multi-strategy hedge fund, from April 2004 until joining Banc of America Securities LLC. Prior to that, from 1997 until joining EagleRock Capital Management LLC, he held various senior positions at Lehman Brothers, Inc where he was a Senior Vice President, Head of European Equity Syndicate and Head of European Media and Telecom Equity Capital Markets. Mr. Laszlo received a B.S. from Duke University, a J.D. from the University of Notre Dame Law School and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

Richard Holbrooke has served as one of our advisors since our founding. He is currently the Vice Chairman of Perseus LLC, a merchant bank and private equity fund management company. He most recently served as the U.S. Ambassador to the United Nations, where he was also a member of President Clinton’s cabinet from 1999 to 2001. Ambassador Holbrooke was also integrally involved in the 1995 Dayton Peace Agreement, Assistant Secretary of State for European and Canadian affairs, U.S. Ambassador to Germany, Assistant Secretary of State for East Asian and Pacific affairs and a member of Averell Harriman’s delegation at the 1968-69 Paris peace talks on Vietnam. He also served as Vice Chairman of Credit Suisse First Boston, Managing Director of Lehman Brothers, Managing Editor of Foreign Policy Magazine and director of the Peace Corps in Morocco. Ambassador Holbrooke is the chairman of the Asia Society, chairman of the American Academy in Berlin, President and Chief Executive Officer of the Global Business Coalition on HIV/AIDS and serves on the following boards: American Museum of National History, National Endowment for Democracy, Council on Foreign Relations, Citizen’s Committee for New York City, Refugees International, The Humpty Dumpty Institute, Telluride Foundation, Advisory Board of USA for UNHCR, Advisory Board of MEMRI, American Council on Germany, Malaria No More, and Africa-America Institute. He is a director of American International Group Inc. and is the chairman of the Coca-Cola International Advisory Board. Ambassador Holbrooke receive his B.A. in History from Brown University in 1962 and was a fellow at the Woodrow Wilson School at Princeton University from 1969 to 1970.

Joseph R. Rosetti has served as one of our advisors since our founding. Since January 1, 2008, Mr. Rosetti has served as a Senior Consultant to SafirRosetti, an investigative and security firm. Prior to that, he served as President of SafirRosetti from 2001 to 2008. From 1987 to 2000, Mr. Rosetti was the Vice Chairman of Kroll, Inc. (f/k/a Kroll Associates, Inc.). As Vice Chairman, he had responsibility for Corporate Security/Crisis Management, which provides industry and professional organizations with preventive measures to combat corporate and financial crimes. From October 2000 to November 2001, Mr. Rosetti was a Senior Vice President at IPSA International, Inc., a provider of investigative and security consulting services. From 1971 to 1987 he was the director of Worldwide Security for IBM. Mr. Rosetti held government positions prior to joining IBM in the U.S. Internal Revenue Service and the U.S. Department of Justice and was the Chief Accountant for Marriott. Mr. Rosetti is also the Chairman and a director of MediaBay, Inc., a retailer of spoken audio and nostalgia products He is a Widener University Trustee and serves on the board of the Maritime Museum at Norwalk. He received a B.S. in accounting from Pennsylvania Military College (Widener University) in 1955 and an M.A. in accounting from Southeastern University. He was a fellow at the National Institute at the University of Southern California from 1967 to 1968.

We expect these individuals to play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating its acquisition. Messrs. Hall and Murstein are officers of Sports Properties Acquisitions Corp., a blank check company formed in July 2007. Mr. Kreitman is a director of Renaissance Acquisition Corp., a blank check company formed in January 2007. We believe that the experience of these individuals with blank check companies, as well as the skills and expertise of the management team, board of directors and advisors as a whole, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to identify and effect an acquisition.

Number and Terms of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Our Bylaws provide that the number of directors which may constitute our board of directors shall not be less than one or more than nine. Upon completion of this offering our board of directors will have nine members. The term of office of the first class of directors, which term also includes the period between our inception and the completion of this offering, consisting of                      , will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of                     , will expire at the second annual meeting following the completion of this offering. The term of office of the third class of directors, consisting of                     , will expire at the third annual meeting following the completion of this offering.

Director Independence

Our board of directors has determined that , who have agreed to join our board of directors and are expected to join our board of directors prior to the closing of this offering, will be “independent directors” within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Exchange Act.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Richard Greco, Jr., Stanley Kreitman and Lowell P. Weicker, Jr. Mr. Kreitman will serve as the chairman of our audit committee. The directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC. The audit committee’s duties, which are specified in our Audit Committee Charter, include:

•

serving as an independent and objective party to monitor our financial reporting process, the independence of the independent auditor, audits of our financial statements and our internal control system;

•	reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department;

•	appointing an independent registered public accounting firm; and

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and our board of directors.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our board of directors has determined that Mr. Kreitman satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Executive Committee

Effective upon consummation of this offering, we will establish an executive committee of the board of directors, which will consist of Howard Safir, Andrew M. Murstein, Stanley Kreitman and David L. Rudnick. Mr. Murstein will serve as the chairman of our executive committee. The executive committee is responsible for (i) pre- approving a potential target business or businesses for consideration by the board of directors, (ii) recommending engagement of services of due diligence advisors and other advisors to the board of directors, and (iii) recommending the hiring of any new executive officers by the board of directors.

The guidelines for pre-approving potential target business and advisors, which are specified in the executive committee charter, generally provide that such committee will employ a disciplined approach to identifying and evaluating a potential target business or businesses, which such committee and, ultimately, the board of directors, believes will provide the best opportunity or opportunities for our initial business combination. In furtherance of this purpose, the executive committee will also identify and recommend any necessary and appropriate advisors. To the extent any recommendation made by the executive committee qualifies as a related party transaction, such recommendation shall be approved by a majority of the disinterested independent members of the board of directors.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Stanley Kreitman, Lowell P. Weicker, Jr., and Andrew M. Murstein, each of whom is an independent director as defined by the rules of the American Stock Exchange and the SEC. Mr. Murstein will serve as the chairman of our nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. We have filed copies of our code of conduct and ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s Web site at www.sec.gov. In addition, a copy of the code of conduct and ethics will be provided without charge upon written request to us at our address at 300 Delaware Avenue, Wilmington, DE, 19801.

Compensation for Officers, Directors and Advisors

No officer has received any cash compensation for services rendered to us. Our Chief Financial Officer and Treasurer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion. Our Vice Chairman, Executive Vice President and Secretary, Andrew M. Murstein, also serves as President and director of Medallion. Our director nominees, Stanley Kreitman, Frederick A. Menowitz, David L. Rudnick and Lowell P. Weicker, Jr., are each directors of Medallion. Our advisor, Andor M. Laszlo, is the President and sole member of Graidan Ventures LLC. Medallion is party to an agreement with Graidan Ventures pursuant to which Graidan Ventures will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the security or homeland defense industries. Following consummation of this offering, Mr. Laszlo has agreed to help us identify a target business in the security and homeland defense industries, perform due diligence on the proposed target and negotiate and consummate a business combination with such a target business. For the services rendered by Graidan Ventures to Medallion and to us, Medallion pays Graidan Ventures a monthly fee of $18,750. The fees paid by Medallion pursuant to the consulting agreements are solely borne by Medallion and will not be reimbursed by us. We may separately engage Graidan Ventures in the future to provide consulting or other services to us in connection with identifying a target business in the security and homeland defense industries and consummating a business combination with such a target business. The services to be rendered and the fees to be paid to Graidan Ventures under any future engagement will be the subject of negotiation between the parties prior to such engagement and subject to approval by a majority of the disinterested directors. Other than the fee of $5,500 per month we will pay to Medallion for administrative services, managerial assistance and mergers and acquisitions advice, the reimbursable out-of-pocket expenses payable to our officers and directors and the repayment of the note payable to Medallion, in no event will any of our existing officers, directors, advisors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of our initial business combination. After our initial business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. Any such compensation to be paid to our officers, directors, advisors or founding stockholders after our initial business combination may influence their evaluation of a potential business combination, resulting in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

Our officers, directors, advisors and founding stockholders may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

To the extent that following this offering Medallion desires to continue to treat its investment in us as an investment in an eligible portfolio company in order to meet requirements applicable to business development companies and does so in reliance on its control of us, Medallion’s need to retain this control may influence its motivation, and those of its officers and directors who are also our officers and directors, in identifying and selecting a target business and completing a business acquisition. Consequently, the discretion to be exercised by those officers and directors of Medallion who are also our officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•

Since the founding stockholders own shares of our common stock which will be released from the terms of the lock-up agreement only if our initial business combination is successfully completed, subject to limited exceptions including the last sales price of our common stock equaling or exceeding $14.25 per share for any 20 trading days within any 30-trading-day period or the consummation of a subsequent liquidation, merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and since the founding stockholders may own securities which will have no value if our initial business combination is not consummated, our board, certain of whose members are founding stockholders, may have a conflict of interest in determining whether a particular target business is appropriate to effect our initial business combination.

•

Messrs. Hall, Kreitman, Menowitz, Murstein, Rudnick and Weicker each own shares and serve on the board of directors of Medallion. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of our initial business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and timely completing our initial business combination.

•

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, advisors, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Our advisor, Richard Holbrooke, is the Vice Chairman of Perseus, LLC, a merchant bank and private equity fund management company. Ambassador Holbrooke’s service to us as an advisor is subject to the condition that such services not materially interfere with his duties to Perseus, LLC and that we do not primarily engage or seek to engage in a line of business conducted or sought to be conducted by any portfolio company of Perseus, LLC or of any of its affiliated investment funds. To the extent that any target business is engaged in any such line of business, Ambassador Holbrooke will need to obtain written confirmation from Perseus, LLC that it specifically permits him to advise us in connection with such line of business.

•

Our directors, officers, advisors and founding stockholders may purchase shares of common stock as part of the units sold in this offering or in the open market, for investment purposes or to influence the stockholder vote to approve our initial business combination. Our directors, officers, advisors and founding stockholders have agreed to vote any shares of common stock acquired by them in this offering in accordance with a majority of the public stockholders and any shares of common stock acquired by them after this offering in favor of our initial business combination. Medallion and our other founding stockholders may also purchase additional units, shares of common stock or warrants through open market purchases and have agreed to vote any shares so acquired in favor of the initial business combination.

•

Medallion’s ownership interest, together with any other acquisitions by Medallion of our shares of common stock (or warrants which are subsequently exercised), could also allow Medallion or any other founding stockholder that purchases additional units, shares of common stock or warrants through open market purchases to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of Medallion or our other founding stockholders and our public stockholders’ interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

•

If we were to make a deposit, down payment or fund a “no-shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing our initial business combination. In such event, our founding stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our founding stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•

If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Certain of our officers, directors and advisors are, and our other officers, directors, advisors or their affiliates may in the future become, affiliated with entities, including other “blank check” companies, engaged in business activities that are similar to those intended to be conducted by us. As a result of these multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For a complete description of our management’s other affiliations, see the discussion below as well as the previous sections entitled “Management—Executive Officers and Directors” and “Risk Factors—Risks Related to our Business.”

In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. Thus, our officers and directors may present business combination opportunities to the other entities to which they owe a pre-existing fiduciary duty before presenting such opportunities to us. In connection with this, we will enter into a business opportunity right of first offer agreement with Medallion and November Group and with each of our officers and directors. This right of first offer will provide that, subject to the respective pre-existing fiduciary duties of our officers and directors and, with respect to Medallion and November Group, subject to the limitation described below, from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer if any of these parties has or becomes aware of a business combination opportunity with any operating business in the security homeland defense industries. Subject to the respective pre-existing fiduciary duties of our officers and directors and, with respect to Medallion and November Group, subject to the limitation described below, parties to the right of first offer agreement will, and will cause companies or entities under their management or control, to first offer any such business opportunity to us and they will not, and will cause each other person, company or entity under their management or control not, to pursue any such business opportunity unless and until our board of directors, including a majority of our disinterested independent directors, has determined that we will not pursue such opportunity. Under the right of first offer agreement, Medallion and November Group will each agree to present to us any opportunity to acquire any operating business in the security and homeland defense industries, the enterprise value of which Medallion or November Group, as applicable, reasonably determines exceeds 80% of the amount held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing the deferred underwriting discounts and commissions), prior to pursuing any such opportunity and prior to presenting any such opportunity to any other person, company or entity.

We recognize that each of our officers and directors may be deemed an affiliate of any company or entity for which such officer or director serves as an officer or director or for which such officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies.

Our officers and directors owe a pre-existing fiduciary duty to the following companies and entities:

Individual	Priority Company	Affiliation
Kenneth L. Boyda	KLB Associates LLC NoblePeak Vision Corp. VideoIQ, Inc. Ahura Scientific, Inc.	Managing Member Director Director Director

Andrew M. Murstein	Medallion Financial Corp. Sports Properties Acquisition Corp.	President and Director Vice Chairman and Secretary

Larry D. Hall	Medallion Financial Corp. Sports Properties Acquisition Corp.	Chief Financial Officer Chief Financial Officer

Howard Safir	November Group, Ltd. SafirRosetti International Association of Chiefs of Police GVI Security Solutions, Inc. Verint Systems, Inc.	Chairman, Chief Executive Officer and Principal Chief Executive Officer Director Director Director

Adam Safir	November Group, Ltd. SafirRosetti	Vice President and Secretary Chief Operating Officer

Richard Greco, Jr.	Filangieri Advisory Corp. Mediware Information Systems, Inc.	President Director

Stanley Kreitman

Manhattan Associates

Renaissance Acquisition Corp.

Medallion Financial Corp.

Sports Properties Acquisition Corp.

CCA Inc.

KSW Corp.

Geneva Financial Corp.

Capital Lease Funding, Inc.

Century Bank

New York City Board of Corrections

Nassau County Crime Stoppers

Police Athletic League

Chairman of the Board Director Director Director Director Director Director Director Director Chairman of the Board Chairman of the Board Director

Frederick A. Menowitz	Medallion Financial Corp.	Director

Thomas J. Ridge	RidgeGlobal Vonage Holdings Corp. Hershey Foods Inc. Exelon Corporation	President Director Director Director

David L. Rudnick	Medallion Financial Corp. Rudco Properties, Inc. Century Associates Group	Director President Chief Executive Officer

Lowell P. Weicker, Jr.	Medallion Financial Corp. World Wrestling Entertainment, Inc.	Director Director

As part of this right of first offer, we have established procedures with respect to the sourcing of a potential business combination by our officers and directors intended to eliminate such conflict for our officers and directors, whereby a potential business combination that must be presented to any company for which such officer or director, as the case may be, serves as an officer or director or otherwise has a pre-existing fiduciary duty (other than Medallion and November Group, subject to the limitation described above) will not be presented to us until after such officer or director has presented the opportunity to such company and such company has determined not to proceed. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

Each of our officers and directors actively manages his personal investments, some of which are in the security and homeland defense industries. We are not precluded from acquiring a company in which our officers and directors have made an investment. To minimize potential conflicts, we have agreed that any officer or director that has such an investment must recuse himself from any discussion or approval with respect to such an entity and not to consummate such a business combination with an entity that is affiliated (as defined in Rule 405 of the Securities Act) with our founding stockholders, officers or directors unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of FINRA that the business combination is fair to our stockholders from a financial point of view. We have implemented these policies in an attempt to address any conflicts of interest that may exist either (i) between management of these personal investments and us or (ii) if we acquire a business in which our officers and directors have made a passive/minority investment.

In connection with the stockholder vote required to approve any business combination, our founding stockholders have agreed to vote the shares of common stock owned by each of them prior to or in this offering in the same manner as a majority of the public stockholders that vote at the special or annual meeting called for the purpose of approving a business combination. Our founding stockholders have also agreed that if they acquire shares of common stock following this offering, they will vote such acquired shares of common stock in favor of a business combination. Accordingly, our founding stockholders will not have the same right as public stockholders to vote any shares of common stock acquired by them in the open market with respect to a potential business combination (since each of them is required to vote in favor of a business combination). Additionally, our founding stockholders will not have conversion rights with respect to shares of common stock acquired during or subsequent to this offering (since each of them may not vote against our initial business combination), except upon our liquidation. In addition, with respect to shares of common stock owned by each of them prior to this offering, including the common stock underlying the founder warrants, they have agreed to waive their rights to participate in any liquidation including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate our initial business combination but only with respect to those shares of common stock acquired by them prior to this offering and not with respect to any shares of common stock acquired in the open market.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering, except as provided below), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			As Adjusted for the Public Offering
			No Exercise of Over- Allotment Option		Full Exercise of Over- Allotment Option
Name and Address of Beneficial Owners(1)	Number of Shares before Offering and Private Placement(2)	Percentage of Outstanding Common Stock	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares	Percentage of Outstanding Common Stock
Medallion Financial Corp.(3)	4,372,250	76.0%	3,815,000	15.3%	4,372,250	15.2%
November Group, Ltd.(4)	517,500	9.0%	450,000	1.8%	517,500	1.8%
Boyda Family Revocable Trust Dated 10/12/90(5)	230,000	4.0%	200,000	*	230,000	*
Kenneth L. Boyda(5)	230,000	4.0%	200,000	*	230.000	*
Andrew M. Murstein(6)	4,372,250	76.0%	3,815,000	15.3%	4,372,250	15.2%
Larry D. Hall	0	0%	0	0%	0	0%
Howard Safir(7)	517,500	9.0%	450,000	1.8%	517,500	1.8%
Adam Safir(7)	517,500	9.0%	450,000	1.8%	517,500	1.8%
Richard Greco, Jr.	345,000	6.0%	300,000	1.2%	345,000	1.2%
Stanley Kreitman	0	0%	0	0%	0	0%
Frederick A. Menowitz	0	0%	0	0%	0	0%
Thomas J. Ridge	40,250	*	35,000	*	40,250	*
David L. Rudnick	0	0%	0	0%	0	0%
Lowell P. Weicker, Jr.	0	0%	0	0%	0	0%
All Directors and Officers as a Group (11 persons)	5,505,000	95.7%	4,800,000	19.2%	5,505,000	19.1%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the stockholders is 300 Delaware Avenue, Wilmington, DE, 19801.
(2)	Unless otherwise indicated, all ownership is direct beneficial ownership. Includes 750,000 shares previously sold to our founding stockholders that our founding stockholders have agreed to forfeit if, and to the extent, the underwriters do not exercise all or a part of their over-allotment option.
(3)	Includes 4,272,250 shares held by Medallion and 100,000 shares held by Andor M. Laszlo, over which Mr. Laszlo has granted Medallion sole voting rights and an irrevocable proxy until the consummation of the business combination. Mr. Andrew M. Murstein, our Vice Chairman, Executive Vice President and Secretary is the President and a director of Medallion and, as of March 11, 2008, owned 1,630,000 shares of Medallion, approximately 9.32% of its issued and outstanding shares. Messrs. Hall, Kreitman, Menowitz, Rudnick and Weicker, our Chief Financial Officer and Treasurer and four of our director nominees, respectively, are each directors of Medallion and, as of March 11, 2008, owned 67,781, 13,000, 11,500, 22,424 and 14,750 shares, respectively, of its issued and outstanding shares.
(4)	Howard Safir, his spouse and Adam Safir share voting and dispositive power over the shares held by November Group.
(5)	In February 2008, Medallion transferred, at its initial purchase price of $0.01 per share, 230,000 shares of common stock to the Boyda Family Revocable Trust Dated 10/12/90 upon Mr. Boyda becoming an advisor of ours. Mr. Boyda and his spouse, as trustees, share voting and investment control over the assets owned by this entity.

(6)	Represents shares held by Medallion, of which Mr. Murstein is the President and a Director, as described in Note 3 above. Except to the extent of his pecuniary interest therein, Mr. Murstein disclaims beneficial ownership of such shares.
(7)	Represents shares held by November Group, of which Commissioner Safir is the Chairman and Chief Executive Officer and Mr. A. Safir is the Vice President and Secretary. As of March 13, 2008, Commissioner Safir and his spouse owned an aggregate of 60% and Mr. A. Safir owned 40% of November Group, either directly or through entities of which they are owners and beneficiaries. Except to the extent of their pecuniary interest therein, Messrs. Safir disclaim beneficial ownership of such shares.

Our founding stockholders have agreed to forfeit, at no cost to us, up to 750,000 shares of common stock if the underwriters do not exercise all or a portion of their over-allotment option. Our founding stockholders have agreed with the underwriters to such forfeiture if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This forfeiture shall occur upon the earlier to occur of the expiration or the termination of the underwriters’ option to purchase three million additional units to cover over-allotments. If the underwriters exercise their over-allotment option in full, our founding stockholders will not forfeit such shares. In accordance with their agreement with the underwriters, our founding stockholders will forfeit their shares only in an amount sufficient to cause our founding stockholders to maintain control over shares acquired prior to this offering and prior to the private placement in an amount equal to 20% of our outstanding shares after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option, but not including the shares underlying the warrants sold to certain of our founding stockholders in the private placement.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may, immediately prior to the consummation of this offering, effect a stock dividend in such amount to maintain the founding stockholders’ ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we may, immediately prior to the consummation of the offering, effect a reverse split of our common stock to maintain the founding stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case, without giving effect to the private placement.

Medallion may be deemed our “parent,” while it and each of our officers and directors may be deemed to be a “promoter” of us, as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In December 2007, we issued 5,750,000 shares of our common stock to our founding stockholders for $57,500 in cash, at a purchase price of $0.01 per share. The following table reflects the current ownership of our outstanding securities.

	Common Stock
	Before the Offering and Private Placement(2)		As Adjusted for the Offering and Private Placement(3)
Name and Address of Beneficial Owners(1)	Number of Shares	Percentage of Common Stock	Number of Shares	Percentage of Common Stock
Medallion Financial Corp.(4)	4,372,250	76.0%	3,815,000	15.3%
November Group, Ltd.(5)	517,500	9.0%	450,000	1.8%
Boyda Family Revocable Trust Dated 10/12/90(6)	230,000	4.0%	200,000	*
Kenneth L. Boyda(6)	230,000	4.0%	200,000	*
Andrew M. Murstein(7)	4,372,250	76.0%	3,815,000	15.3%
Larry D. Hall	0	0%	0	0%
Howard Safir(8)	517,500	9.0%	450,000	1.8%
Adam Safir(8)	517,500	9.0%	450,000	1.8%
Richard Greco, Jr.	345,000	6.0%	300,000	1.2%
Stanley Kreitman	0	0%	0	0%
Frederick A. Menowitz	0	0%	0	0%
Thomas J. Ridge	40,250	*	35,000	*
David L. Rudnick	0	0%	0	0%
Lowell P. Weicker, Jr.	0	0%	0	0%
Victor A. DeMarines	28,750	*	25,000	*
Louis J. Freeh	28,750	*	25,000	*
Richard Holbrooke	28,750	*	25,000	*
Andor M. Laszlo(9)	115,000	2.0%	100,000	*
Joseph R. Rosetti	143,750	2.5%	125,000	*
All Directors and Officers as a Group (11 persons)	5,505,000	95.7%	4,800,000	19.2%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the stockholders is 300 Delaware Avenue, Wilmington, DE, 19801.
(2)	Unless otherwise indicated, all ownership is direct beneficial ownership. Includes 750,000 shares previously sold to our founding stockholders that our founding stockholders have agreed to forfeit if, and to the extent, the underwriters do not exercise all or a part of their over-allotment option.
(3)	Unless otherwise indicated, all ownership is direct beneficial ownership. Assumes only the sale of 20 million units in this offering (and, therefore, no exercise of the underwriters’ over-allotment option), but not the exercise of the 20 million warrants comprising such units and the five million founder warrants.
(4)	Includes 4,272,250 shares held by Medallion and 100,000 shares held by Andor M. Laszlo, over which Mr. Laszlo has granted Medallion sole voting rights and an irrevocable proxy until the consummation of the business combination. Mr. Andrew M. Murstein, our Vice Chairman, Executive Vice President and Secretary is the President and a director of Medallion and, as of March 11, 2008, owned 1,630,000 shares of Medallion, approximately 9.32% of its issued and outstanding shares. Messrs. Hall, Kreitman, Menowitz, Rudnick and Weicker, our Chief Financial Officer and Treasurer and four of our director nominees, respectively, are each directors of Medallion and, as of March 11, 2008, owned 67,781, 13,000, 11,500, 22,424 and 14,750 shares, respectively, of its issued and outstanding shares.
(5)	Howard Safir, his spouse and Adam Safir share voting and dispositive power over the shares held by November Group.
(6)	In February 2008, Medallion transferred, at its initial purchase price of $0.01 per share, 230,000 shares of common stock to the Boyda Family Revocable Trust Dated 10/12/90 upon Mr. Boyda becoming an advisor of ours. Mr. Boyda and his spouse, as trustees, share voting and investment control over the assets owned by this entity.
(7)	Represents shares held by Medallion, of which Mr. Murstein is the President and a Director, as described in Note 4 above. Except to the extent of his pecuniary interest therein, Mr. Murstein disclaims beneficial ownership of such shares.
(8)

Represents shares held by November Group, of which Commissioner Safir is the Chairman and Chief Executive Officer and Mr. A. Safir is the Vice President and Secretary. As of March 13, 2008, Commissioner Safir and his spouse owned an aggregate of 60% and Mr. A.

Safir owned 40% of November Group, either directly or through entities of which they are owners and beneficiaries. Except to the extent of their pecuniary interest therein, Messrs. Safir disclaim beneficial ownership of such shares.

(9)	In February 2008, Medallion transferred, at its initial purchase price of $0.01 per share, 115,000 shares of common stock to Andor M. Laszlo upon Mr. Laszlo becoming an advisor of ours. In connection with the transfer of shares, Mr. Laszlo has agreed, until the consummation if the business combination, to grant Medallion sole voting rights and an irrevocable proxy over the transferred shares.

Immediately after this offering, assuming no exercise of the underwriters’ over-allotment option, our founding stockholders will beneficially own 20% of the then-issued and outstanding shares of our common stock. Because of this ownership block, our founding stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

Certain of our founding stockholders have agreed that prior to the date of this prospectus, they will purchase in a private placement transaction pursuant to Regulation D under the Securities Act an aggregate of five million founder warrants from us at a price of $1.00 per warrant. These warrants will be subject to a lock-up agreement and not released from the terms of the lock-up agreement before the consummation of our initial business combination. The $5 million purchase price of the founder warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5 million purchase price of the founder warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the founder warrants will have no value.

The holders of a majority of all of (i) the shares of common stock owned or held by our founding stockholders; and (ii) the shares of common stock issuable upon exercise of the founder warrants will be entitled to make up to three demands that we register these securities pursuant to an agreement between us and the founding stockholders to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from the terms of the lock-up agreement upon successful completion of our initial business combination]. In addition, these stockholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from the terms of the lock-up agreement. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the founder warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. Our founder warrants will become freely tradable only after their offer and sale has been registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

Medallion has advanced an aggregate of $375,000 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, FINRA registration fees, AMEX listing fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of December 26, 2008, or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

Our Vice Chairman, Executive Vice President and Secretary, Andrew M. Murstein, also serves as President and director of Medallion. Our Chief Financial Officer and Treasurer, Larry D. Hall, also serves as the Chief Financial Officer of Medallion. Our director nominees, Stanley Kreitman, Frederick A. Menowitz, David L. Rudnick and Lowell P. Weicker, Jr., are each directors of Medallion. Mr. Rudnick is also the father-in-law of Mr. Murstein. Our advisor, Andor M. Laszlo, is the President and sole member of Graidan Ventures LLC.

Medallion is party to an agreement with Ventures pursuant to which Graidan Ventures will provide certain consulting services to Medallion and to us, including advising us in identifying a target business in the security or homeland defense industries. Following consummation of this offering, Mr. Laszlo has agreed to help us identify a target business in the security and homeland defense industries, perform due diligence on the proposed target and negotiate and consummate a business combination with such a target business. For the services rendered by Graidan Ventures to Medallion and to us, Medallion pays Graidan Ventures a monthly fee of $18,750. The fees paid by Medallion pursuant to the consulting agreements are solely borne by Medallion and will not be reimbursed by us. We may separately engage Graidan Ventures in the future to provide consulting or other services to us in connection with identifying a target business in the security and homeland defense industries and consummating a business combination with such a target business. The services to be rendered and the fees to be paid to Graidan Ventures under any future engagement will be the subject of negotiation between the parties prior to such engagement and subject to approval by a majority of the disinterested directors. Other than the fee of $5,500 per month we will pay to Medallion for administrative services, managerial assistance and mergers and acquisitions advice, the reimbursable out-of-pocket expenses payable to our officers and directors, the repayment of the note payable to Medallion, fees under any future agreement with Graidan Ventures into which we may enter and the compensation paid by Medallion to these officers and directors, in no event will any of our existing officers, directors, advisors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of our initial business combination.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of our initial business combination, provided there are sufficient funds available for reimbursement after such consummation.

Our founding stockholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of our initial business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly situated businesses in the applicable security-related industry. Further, after the consummation of our initial business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly situated businesses in the applicable security-related industry.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested independent directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation will authorize the issuance of up to 100 million shares of common stock, par value $0.001 per share, and one million shares of preferred stock, par value $0.001 per share. Prior to the effective date of the registration statement, five million shares of common stock will be outstanding held by ten (10) stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) the exercise in full of that option, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from the exercise of the underwriters’ over-allotment option to the extent such option was exercised immediately upon consummation of the offering. We will file this Form 8-K promptly after the consummation of this offering, which we anticipate will be three business days after the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K reflecting our receipt of the proceeds from the exercise of the over-allotment option. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s Web site after filing. See the section in this prospectus entitled “Where You Can Find Additional Information.”

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, our founding stockholders have agreed to vote the shares of common stock owned by each of them prior to or in this offering in the same manner as a majority of the public stockholders that vote at the special or annual meeting called for the purpose of approving our initial business combination. Our founding stockholders have also agreed that if they acquire shares of common stock following this offering, they will vote such acquired shares of common stock in favor of our initial business combination.

In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and public stockholders owning less than 30% of the shares of common stock included in the units sold in this offering both exercise their conversion rights discussed below and vote against the business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders. As a result, our board of directors will not propose any resolution to our stockholders to amend or waive this provision terminating our corporate existence, other than in connection with a vote to approve our initial business combination. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering on a resolution not proposed by us, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination. For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days’ prior written notice of any meeting at which a vote shall be taken to approve our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination by                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus] if applicable), our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our founding stockholders have agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate our initial business combination but only with respect to those shares of common stock acquired by them prior to this offering, as well as the shares of common stock underlying the founder warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after our initial business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, which shall include $5 million from the purchase of the founder warrants by certain of our founding stockholders, inclusive of any interest (net of any interest previously distributed to us for working capital purposes and net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock included in the units sold in this offering. Public stockholders that convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Our founding stockholders and other directors and officers are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering, after this offering into a pro rata share of the trust account.

Due to the fact that our amended and restated certificate of incorporation will authorize the issuance of up to 100 million shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

Our amended and restated certificate of incorporation will authorize the issuance of one million shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we may not do so in the future.

Warrants

Prior to the date of this prospectus, there will be five million founder warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; and

•	one year from the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) the exercise in full of that option, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. The units will begin trading on or promptly after the date of this prospectus. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from the exercise of the underwriters’ over-allotment option to the extent such option was exercised immediately upon consummation of the offering. We will file this Form 8-K promptly after the consummation of this offering, which we anticipate to be three business days after the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K reflecting our receipt of the proceeds from the exercise of the over-allotment option.

We may call the warrants, including any warrants held by the underwriter, for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30-trading-day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices. The exercise price may be paid in readily available funds or through a net cashless exercise.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised, or through a net cashless exercise. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may have no value. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

Because the warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares of common stock issuable upon their exercise. In no event will the registered holder of a warrant be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in shares of our common stock if the common stock underlying the warrants is not covered by an effective registration statement.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Certain of our founding stockholders have agreed to purchase an aggregate of five million founder warrants in a private placement prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $5 million. The founder warrants have terms and provisions that are identical to the warrants being sold in this offering except that the founder warrants (i) will be subject to a lock-up agreement and, except in limited circumstances, not released from the terms of the lock-up agreement before the consummation of our initial business combination, (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after their offer and sale has been registered, (iii) will be non- redeemable so long as they continue to be held by the founding stockholders or their permitted transferees, (iv) are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants and (v) may be exercised on a cashless basis so long as they are held by the founding stockholders or their permitted transferees, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, except as may be required by management pursuant to a call for redemption of such warrants, as described in “Description of Securities—Warrants.” The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining locked up.

Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder forfeits a number of shares issuable upon exercise of the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the founder warrants are exercised on a cashless basis. Warrants included in the units sold in the offering are not exercisable on a cashless basis except as may be required by management pursuant to a call for redemption of such warrants and, since the warrants may not be exercised prior to the consummation of our initial business combination, the exercise price with respect to these warrants will not be deposited in the trust account and will be paid directly to us.

The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of sponsors in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our founding stockholders purchasing such warrants, such founding stockholders agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in the trust account pending a business combination has been increased. The purchase of our securities in a private placement also has the benefit of reducing any concerns about open-market purchases by affiliates present in certain other blank check offerings.

We believe that the purchase price of $1.00 per warrant will equal or exceed the fair value of such warrants on the date of purchase and, accordingly, no compensation expense will be recognized with respect to the issuance of the founder warrants. However, the actual fair value will be determined based on the actual trading value of our warrants at the time they become separable. We will estimate the fair value of the warrants on that date by analyzing the market price of the warrants issued by similarly structured blank check companies that have completed their initial public offerings as of the date such companies’ warrants began separate trading. Should the purchase price be less than the actual fair value on the date of issuance, the difference will be recorded as compensation expense. We may also consider a discount (not to exceed 5%) to the estimated fair value of the warrants to reflect that the warrants cannot, subject to certain limited exceptions, be sold until after the consummation of our initial business combination, and that such lack of marketability may negatively impact fair value. Consequently, our actual results may deviate from these expectations.

The securities held by our founding stockholders will have no value if we do not consummate our initial business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing our initial business combination in a timely manner. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited by restrictive covenants if we incur any indebtedness.

Our Registrar, Transfer Agent and Warrant Agent

The registrar, transfer agent and warrant agent for our securities is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York, 10038.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 25,750,000 shares of common stock outstanding, or 28,750,000 if the underwriters’ over-allotment option is exercised in full. If the underwriters’ over-allotment option is not exercised in full, our founding stockholders will forfeit, at no cost to us, a percentage of the 750,000 shares held by them that is equal to the quotient of (a) three million (the maximum number of shares to be purchased pursuant to the over-allotment option) minus the number of shares for which the underwriters exercise their over-allotment option, divided by (b) three million. The total number of shares of our common stock outstanding at such time will be reduced proportionately. Of these shares, the 20 million shares sold in this offering, or 23 million shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares of common stock will be eligible for sale under Rule 144 prior to                     , 2008 [six months from the closing date]. Notwithstanding this restriction, these restricted shares of common stock are subject to a lock-up agreement and will not be transferable for a period of one year from the consummation of our initial business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), an increase in the last sales price of our common stock to at least $14.25 per share for any 20 trading days within any 30-trading-day period, or the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to consummation of our initial business combination with a target business.

Additionally, after this offering there will be five million warrants outstanding that upon full exercise will result in the issuance of five million shares of common stock to the holders of the founder warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under “—Registration Rights.”

Rule 144

In general, under Rule 144, as amended effective as of February 15, 2008, a person who has not been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock for at least six months would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available and, after one year, an unlimited number of shares of our common stock without restriction. Our affiliates who have beneficially owned shares of our common stock for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

1% of the number of shares of our common stock then outstanding, which will equal approximately 257,500 shares immediately after this offering, based on the number of shares of common stock outstanding as of                  , 2008; or

•	the average weekly trading volume of our common stock on The American Stock Exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	At least one year has elapsed from the time the issuer filed current Form 10-type information with the Commission reflecting its status as an entity that is not a shell company.

As a result, our founding stockholders will be able to sell the shares issued to them prior to this offering and the founders’ warrants (and underlying shares of common stock) pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of a majority of all of (i) the five million shares of common stock owned or held by our founding stockholders; (ii) the five million shares of common stock issuable upon exercise of the five million founder warrants will be entitled to make up to three demands that we register these securities pursuant to an agreement between us and the founding stockholders to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from the terms of the lock-up agreement upon successful completion of our initial business combination. In addition, these stockholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from the terms of the lock-up agreement. We will bear the expenses incurred in connection with the filing of any such registration statements.

Amendments to Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware prior to the date of this prospectus contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of our initial business combination, including:

•	a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•	a prohibition against completing a business combination if 30% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;

•

the right of stockholders voting against our initial business combination to surrender their shares of common stock for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•

a requirement that in the event we do not consummate our initial business combination by                     , 2010 [24 months from the date of this prospectus] (or                     , 2010 [30 months from the date of this prospectus] if applicable) our corporate existence will cease;

•	a prohibition against the consummation of any other merger, acquisition, divestiture, asset purchase or similar transaction prior to the business combination;

•

a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account or upon the exercise of their conversion rights; and

•	the classification of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of our initial business combination unless the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering approve an amendment or modification to the foregoing provisions. Additionally, our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering, our board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of our initial business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date schedule to vote thereupon.

Listing

We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols NSX.U, NSX and NSX.WS, respectively. We anticipate that our units will commence trading on the American Stock Exchange on or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Delaware anti-takeover law

Pursuant to our amended and restated certificate of incorporation, we will opt out of the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder that owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, or the Code. This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) state, local or non-U.S. tax consequences, (b) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts or U.S. persons (as defined below) whose functional currency is not the U.S. dollar, or (c) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment.

This discussion is based on current U.S. federal income tax laws as in effect on the date hereof, which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the Internal Revenue Service (“IRS”) or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is only a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any U.S. federal tax laws other than income tax laws, any state, local, or non-U.S. tax laws and any applicable tax treaty.

As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. person.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially similar to the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. For purposes of determining the tax basis for each such share and warrant, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions. If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally should qualify for the dividends-received deduction if the requisite holding period is satisfied. Subject to certain limitations including a holding period requirement, dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010. It is unclear whether the conversion rights with respect to the common stock that are described under “Proposed Business—Effecting a Business Combination—Conversion Rights” will affect a U.S. holder’s ability to satisfy the holding period requirements for the dividends-received deduction or the preferential capital gain tax rate on dividend income with respect to the time period prior to the approval of an initial business combination. However, we do not expect to pay any dividends during such time.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are subject to U.S. federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock. In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (including a liquidation in the event we do not consummate our initial business combination within the required time period) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. It is unclear whether the conversion rights with respect to the common stock, described in the section of this prospectus entitled “Proposed Business—Effecting a Business Combination —Conversion Rights,” may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. The deduction of capital losses is subject to limitations.

Any gain realized by a non-U.S. holder upon the sale, exchange, or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock.

Net gain realized by a non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable U.S. federal income tax rates. Any gain of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

We currently are not a “United States real property holding corporation.” We cannot yet determine whether we will be a “United States real property holding corporation” for U.S. federal income tax purposes, and will be unable to do so until we effect our initial business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock. If a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described under “—Dividends and Distributions” above. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of a warrant. In order to meet the substantially disproportionate test, the percentage of our outstanding stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if all of the shares of our stock actually and constructively owned by the holder are converted. The conversion of the common stock will be “not essentially equivalent to a dividend” if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a minority stockholder in a publicly held corporation that exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of exercising a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly to the adjusted tax basis of stock held by related persons whose stock is constructively owned by the holder.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant and the exercise price. The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the day following the day of exercise of the warrant and will not include the period during which the holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In such cases, a holder’s basis in the common stock received would equal the holder’s tax basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, the holder’s holding period in the common stock would be treated as commencing on the day following the day of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised (i.e., the number of warrants equal to the number of common shares issued pursuant to the cashless exercise of the warrants). The holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in such warrants deemed surrendered. In this case, a holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in the warrants deemed exercised. A holder’s holding period for the common stock would commence on the day following the day of exercise of the warrant.

If the cashless exercise is treated as a taxable exchange, a non-U.S. holder’s U.S. federal income tax treatment will be the same as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Sale, Exchange, Call, or Expiration of a Warrant. Upon a sale, exchange (other than by exercise), call, expiration, or other taxable disposition of a warrant, a U.S. holder will be required to recognize gain or loss in an amount equal to the difference between (i) the amount, if any, realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant) and the U.S. holder’s tax basis in the warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition. The deductibility of capital losses is subject to certain limitations.

The U.S. federal income tax treatment of a non-U.S. holder’s gain recognized on a sale, exchange, or redemption of a warrant will generally correspond to the U.S. federal income tax treatment of a non-U.S. holder’s gain recognized on a taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

The amount of any backup withholding from a payment to you will be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle a holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriters. Banc of America Securities LLC is acting as the sole book-running manager of the offering and the representative of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriters	Number of Units
Banc of America Securities LLC

Total	20,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $             per unit to selected dealers. The underwriters may also allow, and those dealers may re-allow, a concession of not more than $             per unit to some other dealers. If all the units are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

After we consummate our initial business combination, we intend to use our best efforts to maintain the effectiveness of our registration statement in order to allow exercise of the publicly traded warrants. We will file post-effective amendments to our registration statement in order to reflect in the prospectus any facts or events which arise after the effective date of our registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in our registration statement.

Option to Purchase Additional Units. We have granted the underwriters an option to purchase up to three million additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of the option.

Discounts and Commissions. The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Us
	No Exercise	Full Exercise
Per Unit(1)	$0.70	$0.70
Total(1)	$14,000,000	$16,100,000

(1)

The total underwriting discount as a percentage of the gross offering proceeds is equal to 7.0%. This amount includes deferred underwriting discounts equal to 4.0% of the gross proceeds or $8 million ($9.2 million if the underwriters’ over-allotment option is exercised in full) or $0.40 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be paid to the underwriters upon consummation of our initial business combination. If we do not consummate an initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $875,000.

Listing. There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol NSX.U on or promptly after the date of this prospectus. Upon separate trading of the securities comprising the units, we anticipate that the common stock and the warrants will be listed on the American Stock Exchange under the symbols NSX and NSX.WS, respectively.

Stabilization. In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our units in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units as referred to above.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors that purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representative also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representative may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount and commissions on units sold by them and purchased by the representative in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time. The underwriters may carry out these transactions on the American Stock Exchange, in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Securities Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that they may have, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution of the units.

Discretionary Accounts. The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units being offered.

IPO Pricing. Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

•	the history of, and prospects of companies whose principal business is the acquisition of other businesses;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying target businesses and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for target businesses;

•	the likely number of potential targets;

•	the likely size and cost of acquiring potential targets;

•	our officers’ estimate of our operating expenses for the next 30 months; and

•	other factors deemed relevant.

Lock-Up Agreements. We have agreed that we may not directly or indirectly offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of any new units, shares of common stock, preferred stock or securities convertible into or exchangeable for shares of common stock, or publicly announce the intention to do any of the foregoing without the prior written consent of Banc of America Securities LLC, in each case during the period from the date of this prospectus and ending on the consummation of our initial business combination. In addition, during this period, we have also agreed not to file any registration statement for any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Banc of America Securities LLC. The restrictions described above do not apply to issuances by us pursuant to any initial business combination.

Pursuant to letter agreements we will enter into with each of our existing stockholders and each of our officers and directors, subject to certain limited exceptions (described below), each of our existing stockholders and officers and directors will agree that they will not directly or indirectly offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of their common stock held prior to the completion of this offering or publicly announce the intention to do any of the foregoing, in each case until one year after the consummation of our initial business combination, and that they will not directly or indirectly offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of or exercise any of their founder warrants until after the consummation of our initial business combination.

The exceptions referred to above include transfers (i) to a member of the immediate family of an existing stockholder or other officer or director or to an affiliate of such individual or our sponsor, (ii) to a charitable organization, (iii) to a trust, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of an existing stockholder or other officer or director, (v) to other officers or directors of our company, (vi) pursuant to a qualified domestic relations order, or (vii) in the event of a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummating a business combination with a target business; provided, however, that the permissive transfers pursuant to clauses (i)—(vi) may be implemented only upon the respective transferee’s written agreement to be bound by the applicable terms and conditions of the lock-up agreement. Any amendments to or waivers of the lock-up and amendment provisions in our letter agreements with each of our existing stockholders, officers and directors shall require the prior written consent of Banc of America Securities LLC.

In addition, each of our existing stockholders and our other officers and directors will agree not to make any demand for, or exercise any right of, the registration of any shares of common stock, warrants or the shares of common stock underlying such warrants, until three months prior to the expiration of the lock-up period applicable to such securities, provided that our existing stockholders and our other officers and directors may not, directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of or exercise any of such securities prior to the expiration of the applicable lock-up period.

Indemnification. We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended, and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Selling Restrictions. Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers units or has in its possession or distributes the prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of the units to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any units may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43 million and (3) an annual net turnover of more than €50 million, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of units shall result in a requirement for the publication by the company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the units that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no units have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the units has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any Securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

In addition:

(1)	an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) has only been communicated or caused to be communicated and will only be communicated or cause to be communicated in connection with the issue or sale of the units in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(2)	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the units in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

The prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party residing or located in Italy. No person residing or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive, and the provisions above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Online Offering. A prospectus in electronic format may be made available on the Web sites maintained by one or more of the underwriters participating in this offering. Other than the prospectus in electronic format, the information on any such Web site, or accessible through any such Web site, is not part of the prospectus. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers that resell shares to online brokerage account holders.

Other Terms

The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, New York, New York is passing on the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by DLA Piper US LLP.

EXPERTS

The financial statements of National Security Solutions Inc., as of February 11, 2008, and for the period from inception November 16, 2007, through February 11, 2008, appearing in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

NATIONAL SECURITY SOLUTIONS INC.

(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

National Security Solutions Inc.

We have audited the accompanying balance sheet of National Security Solutions Inc. (a corporation in the development stage) (the Company) as of February 11, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from November 16, 2007 (inception) to February 11, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Security Solutions Inc. as of February 11, 2008, and the results of its operations and its cash flows for the period from November 16, 2007 (inception) to February 11, 2008 in conformity with United States generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

New York, New York

March 12, 2008

NATIONAL SECURITY SOLUTIONS INC.

(a corporation in the development stage)

Balance Sheet

February 11, 2008

Assets
Current assets—cash	$432,500
Deferred offering costs	353,336

Total assets	$785,836

Liabilities and stockholders’ equity
Current liabilities
Accrued expenses	$238,009
Due to affiliate	120,327
Note payable to affiliate	375,000

Total current liabilities	733,336

Commitments	—
Stockholders’ equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.001 par value, 50,000,000 shares authorized; 5,750,000 shares issued and outstanding	5,750
Additional paid-in capital	51,750
Deficit accumulated during the development stage	(5,000)

Total stockholders’ equity	52,500

Total liabilities and stockholders’ equity	$785,836

See Notes to Financial Statements.

NATIONAL SECURITY SOLUTIONS INC.

(a corporation in the development stage)

Statement of Operations

For the period from November 16, 2007 (Inception) to February 11, 2008

Organization costs	$5,000

Net loss	$(5,000)

Net loss per share—basic and diluted	$(0.00)

Weighted average shares outstanding—basic and diluted	5,750,000

See Notes to Financial Statements.

NATIONAL SECURITY SOLUTIONS INC.

(a corporation in the development stage)

Statement of Stockholders’ Equity

For the period from November 16, 2007 (Inception) to February 11, 2008

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Shares issued at $0.01 per share (5,721,250 shares on January 10, 2008 and 28,750 shares on January 14, 2008)	5,750,000	$5,750	$51,750	—	$57,500
Net loss	—	—	—	($5,000)	(5,000)

Balance at February 11, 2008	5,750,000	$5,750	$51,750	($5,000)	$52,500

See Notes to Financial Statements.

NATIONAL SECURITY SOLUTIONS INC.

(a corporation in the development stage)

Statement of Cash Flows

For the period from November 16, 2007 (Inception) to February 11, 2008

Cash flows from operating activities
Net loss	($5,000)
Adjustments to reconcile net loss to net cash used in operating activities
Organizational expenses paid by affiliate	5,000

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from note payable to affiliate	375,000
Proceeds from sale of stock	57,500

Net cash provided by financing activities	432,500

Net increase in cash	432,500
Cash at beginning of period	—

Cash at end of period	$432,500

Supplemental schedule of non-cash financing activities
Accrual of deferred offering costs	$353,336

See Notes to Financial Statements.

NATIONAL SECURITY SOLUTIONS INC.

(a corporation in the development stage)

Notes to Financial Statements

February 11, 2008

Note 1—Organization and Nature of Business Operations

National Security Solutions Inc., a development stage company, (the Company) was incorporated in Delaware on November 16, 2007 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more existing operating businesses in the security or homeland defense industries.

At February 11, 2008, the Company had not commenced any operations. All activity through February 11, 2008 related to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (Proposed Offering) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. As used herein, a Business Combination shall mean the acquisition of one or more businesses that at the time of the Company’s initial business combination has a fair value of at least 80.0% of the Company’s assets held in the Trust Account (Trust Account), excluding the deferred underwriting discounts and commissions from the proposed offering of $8 million ($9.2 million if the over-allotment option is exercised in full) and taxes payable.

Upon closing of the Proposed Offering, approximately 99.0% of the proceeds ($197,950,000, or $227,050,000 or 98.7% if the over-allotment option is exercised in full) of this offering will be placed in a Trust Account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the Trust Account will include the deferred underwriting discount of $8 million ($9.2 million if the over-allotment option is exercised in full) that will be released to the underwriters on completion of a Business Combination (subject to a $0.40 per share reduction for public stockholders who exercise their conversion rights). Interest (net of taxes) earned on assets held in the Trust Account will remain in the Trust Account. The underwriters will not be entitled to any interest accrued on the deferred discounts and commissions. However, up to $2,325,000 of the interest earned on the Trust Account (net of taxes payable on such interest) may be released to the Company to cover a portion of the Company’s operating expenses.

The Company will seek stockholder approval before it will effect any Business Combination. The Company will proceed with a Business Combination only if a majority of the shares of common stock sold as part of the units in the Proposed Offering or in the aftermarket (the Public Stockholders) are voted in favor of the Business Combination and Public Stockholders owning no more than 30% (minus one share) of the shares sold in the Public Offering vote against the Business Combination and exercise their right to convert their shares into a pro rata share of the aggregate amount then on deposit in the Trust Account and a majority of the outstanding shares of the Company’s common stock vote in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for its perpetual existence.

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the Trust Account including the deferred underwriter’s discount, and including any interest earned on their portion of the Trust Account, net of up to $2,325,000 of the net interest income earned on the Trust Account which may be released to the Company to cover a portion of the Company’s operating expenses and income taxes payable thereon if a Business Combination is approved and completed.

Public Stockholders who convert their stock into their share of the Trust Account will continue to have the right to exercise any warrants they may hold.

The Company will liquidate and promptly distribute only to its Public Stockholders the amount in the Trust Account, less any income taxes payable on interest income, plus any remaining net assets, if the Company does not effect a Business Combination within 24 months (or 30 months if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months after consummation of this offering and the business combination has not yet been consummated within such 24-month period) after consummation of the Proposed Offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering.

Note 2—Summary of Significant Accounting Policies

Net Loss per Common Share

Net loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original purchased maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times exceeds the Federal Depository Insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has recorded a deferred tax asset for the tax effect of temporary differences of $1,700. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at February 11, 2008.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance of $1,700.

Deferred Offering Costs

Deferred offering costs consist of legal fees of $344,536 and accounting fees and other administrative costs of $18,800 incurred through the balance sheet date that relate to the Proposed Offering and that will be charged to stockholders’ equity upon completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Recently Issued Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3—Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 20,000,000 units (Units) at a price of $10.00 per unit (plus an additional 3,000,000 units solely to cover the underwriter’s over-allotment option). Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50, payable in readily available funds or thorough a net cashless exercise, commencing upon the later of the completion of a Business Combination or one year from the date of this prospectus, and expiring five years from the date of this prospectus, unless earlier redeemed. The warrants, including any warrants held by the underwriter, will be redeemable at the Company’s option, at a price of $0.01 per warrant upon 30 days’ written notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

If the Company calls the warrants for redemption, it will have the option to require all holders that exercise their warrants to do so on a “cashless basis”. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In accordance with the warrant agreement relating to the warrants to be sold as part of the units in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of a registration statement for the shares underlying the warrants. If a registration statement is not effective, the Company cannot redeem the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 4.0% of the underwriting discount will not be payable unless and until the Company completes a Business Combination, and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

Note 4—Note Payable to Affiliate, Related Party Transactions, and Commitments

The Company issued a $375,000 unsecured promissory note to Medallion Financial Corp (Medallion), its sponsor, on December 26, 2007. The note is non-interest bearing and is payable on the earlier of the consummation of the offering by the Company or December 26, 2008. Due to the short-term nature of the note, the carrying value of the note approximates its fair value. As of February 11, 2008, Medallion owned 74.3% of the outstanding equity interests in the Company, with the balance held by the other founding stockholders. In addition, Medallion has paid $130,327 on the Company’s behalf for various organizational and offering expenses which has been recorded as a liability of the Company to Medallion.

The Company has agreed to pay Blue Diamond Realty, L.L.C., an unaffiliated third-party service provider, an annual fee of $7,500 to lease office space located in Delaware, including access and usage of office equipment and administrative support services. In addition, the Company has agreed to pay $5,500 a month for administrative services, managerial assistance and mergers and acquisitions advice to Medallion. Services will commence on the effective date of the offering and will terminate upon the earlier of (i) the completion of the Business Combination, or (ii) the Company’s liquidation.

Certain officers and directors of Medallion are also officers and directors of the Company.

Pursuant to letter agreements which the founding stockholders will enter into with the Company prior to the effective date of this registration statement, the founding stockholders will waive their right to receive distributions with respect to their founding shares should the Company be liquidated.

Pursuant to the terms of the letter agreement, dated as of             , 2008, Medallion has agreed that it will indemnify the trust account against claims brought by vendors, service providers or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company or the claims of any target business. The letter agreement sets forth that in the event the Company obtains a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the Company’s stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from Medallion will not be available. Further, Medallion is liable only to the extent necessary to ensure that the amounts in the trust account are not reduced by payment of any such claim.

In the event of liquidation, the Company will pay the costs of liquidation from the remaining assets outside of the Trust Account. To the extent such funds are not available, Medallion has agreed to provide the Company the necessary funds (currently anticipated to be no more than approximately $50,000 in the event that the Company’s corporate existence ceases by operation of law), and has agreed not to seek repayment for such expenses.

Certain of the Company’s founding stockholders have agreed to acquire an aggregate of five million warrants to purchase shares of common stock from the Company. The warrants will be sold in a private placement prior to the completion of the offering at a price of $1.00 per warrant for a total of $5 million. Such founding stockholders have further agreed that they will not sell or transfer these warrants until after the Company consummates a Business Combination. The actual fair value will be determined on the date of the warrant issuance. Should the purchase price of the warrants be less than the actual fair value on the date of issuance, the difference will be recorded as compensation expense.

The Company’s founding stockholders are entitled to require the Company to register their shares of common stock and warrants, which shares and warrants are subject to a lock-up agreement, at any time after their shares of common stock or warrants are released from the terms of the lock-up agreement, which will not be before one year from the consummation of a business combination, provided that, if, after the consummation of a business combination, the surviving entity of such business combination subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of common stock for cash, securities or other property, then such shares or warrants may be released in order to enable holders of such founder warrants to participate in such exchange. In addition, the founding stockholders and the holders of the founder warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 5—Common Stock

As of February 11, 2008, 5,750,000 shares of common stock are outstanding, 74.3% held by Medallion, and the balance held by the other founding stockholders. In January 2008, the Company issued 5,750,000 shares for $57,500 in cash, for a purchase price of $0.01 per share. In February 2008, 230,000 of the shares initially sold to

Medallion were transferred in a transaction exempt from registration to the Boyda Family Revocable Trust Dated 10/12/90, of which the Company’s Chief Executive Officer and President, Kenneth L. Boyda, is the trustee, and an additional 115,000 of the shares initially sold to Medallion were transferred in a transaction exempt from registration to Andor M. Laszlo. If and to the extent the underwriters’ over-allotment option is not exercised in full, the founding stockholders will forfeit at no cost to the Company up to 750,000 shares of common stock previously sold to the founding stockholders.

Note 6—Preferred Stock

The Company is authorized to issue 1,000,000 shares of $0.001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

20,000,000 Units

National Security Solutions Inc.

PROSPECTUS

                    , 2008

Banc of America Securities LLC

Until                     , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

SEC registration fee	15,818
FINRA filing fee	40,750
Accounting fees and expenses	75,000
Printing and engraving expenses	100,000
Legal fees and expenses	500,000
AMEX listing fees and expenses	75,000
Miscellaneous(1)	68,432
Total	$875,000

(1)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

The registrant will be required to pay to American Stock Transfer & Trust Company monthly fees of $1,000 for acting as trustee, transfer agent of the registrant’s common stock and warrant agent for the registrant’s warrants.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation will provide:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold shares of common stock as listed in the table below without registration under the Securities Act. Such shares of common stock were issued between January 10, 2008 and January 14, 2008, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act, as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to the persons below were sold for an aggregate offering price of $57,500 at a purchase price of $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales. In February 2008, Medallion transferred, at its initial purchase price of $0.01 per share, 230,000 shares of common stock to the Boyda Family Revocable Trust Dated 10/12/90, of which our Chief Executive Officer and President, Kenneth L. Boyda, is the trustee, and 115,000 shares of common stock to Andor M. Laszlo, upon Messrs. Boyda and Laszlo becoming advisors of ours. The following table reflects the current ownership of our outstanding securities:

Stockholders	Number of Shares(1)
Medallion Financial Corp(2)	4,372,250
November Group, Ltd.(3)	517,500
Boyda Family Revocable Trust Dated 10/12/90(4)	230,000
Kenneth L. Boyda(4)	230,000
Andrew M. Murstein(5)	4,372,250
Larry D. Hall	0
Howard Safir(6)	517,500
Adam Safir(6)	517,500
Richard Greco, Jr.	345,000
Stanley Kreitman	0
Frederick A. Menowitz	0
Thomas J. Ridge	40,250
David L. Rudnick	0
Lowell P. Weicker, Jr.	0
Victor A. DeMarines	28,750
Louis J. Freeh	28,750
Richard Holbrooke	28,750
Andor M. Laszlo(7)	115,000
Joseph R. Rosetti	143,750

(1)	To the extent that the underwriters do not exercise their over-allotment option, our founding stockholders will be obligated to forfeit, at no cost to us, up to 750,000 of such shares on a pro rata basis.
(2)	Includes 4,272,250 shares held by Medallion and 100,000 shares held by Andor M. Laszlo, over which Mr. Laszlo has granted Medallion sole voting rights and an irrevocable proxy until the consummation of the business combination. Mr. Andrew M. Murstein, our Vice Chairman, Executive Vice President and Secretary is the President and a director of Medallion and, as of March 11, 2008, owned 1,630,000 shares of Medallion, approximately 9.32% of its issued and outstanding shares. Messrs. Hall, Kreitman, Menowitz, Rudnick and Weicker, our Chief Financial Officer and Treasurer and four of our director nominees, respectively, are each directors of Medallion and, as of March 11, 2008, owned 67,781, 13,000, 11,500, 22,424 and 14,750 shares, respectively, of its issued and outstanding shares.
(3)	Howard Safir, his spouse and Adam Safir share voting and dispositive power over the shares held by November Group.
(4)	In February 2008, Medallion transferred, at its initial purchase price of $0.01 per share, 230,000 shares of common stock to the Boyda Family Revocable Trust Dated 10/12/90 upon Mr. Boyda becoming an advisor of ours. Mr. Boyda and his spouse, as trustees, share voting and investment control over the assets owned by this entity.
(5)	Represents shares held by Medallion, of which Mr. Murstein is the President and a Director, as described in Note 2 above. Except to the extent of his pecuniary interest therein, Mr. Murstein disclaims beneficial ownership of such shares.
(6)	Represents shares held by November Group, of which Commissioner Safir is the Chairman and Chief Executive Officer and Mr. A. Safir is the Vice President and Secretary. As of March 13, 2008, Commissioner Safir and his spouse owned an aggregate of 60% and Mr. A. Safir owned 40% of November Group, either directly or through entities of which they are owners and beneficiaries. Except to the extent of their pecuniary interest therein, Messrs. Safir disclaim beneficial ownership of such shares.
(7)	In February 2008, Medallion transferred, at its initial purchase price of $0.01 per share, 115,000 shares of common stock to Andor M. Laszlo upon Mr. Laszlo becoming an advisor of ours. In connection with the transfer of shares, Mr. Laszlo has agreed, until the consummation if the business combination, to grant Medallion sole voting rights and an irrevocable proxy over the transferred shares.

Prior to the date of this prospectus certain of our founding stockholders will purchase an aggregate of five million founder warrants from us at a purchase price of $1.00 per warrant for a total purchase price of $5 million. These founder warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to an “accredited investor” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. Our founding stockholders will enter into a private placement subscription agreement with us in connection with these founder warrants, which is attached as an exhibit hereto.

Our founding stockholders have agreed to forfeit, at no cost to us, up to 750,000 shares of common stock if the underwriters do not exercise all or a portion of their over-allotment option. Our founding stockholders have agreed with the underwriters to such forfeiture if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This forfeiture shall occur upon the earlier to occur of the expiration or the termination of the underwriters’ option to purchase three million additional units to cover over-allotments. If the underwriters exercise their over-allotment option in full, our founding stockholders will not forfeit such shares. In accordance with their agreement with the underwriters, our founding stockholders will forfeit their shares only in an amount sufficient to cause our founding stockholders to maintain control over shares acquired prior to this offering and prior to the private placement in an amount equal to 20% of our outstanding shares after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option, but not including the shares underlying the founder warrants sold to certain of our founding stockholders in the private placement.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may, immediately prior to the consummation of the offering, effect a stock dividend in such amount to maintain the founding stockholders’ ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we may, immediately prior to the consummation of the offering, effect a reverse split of our common stock to maintain the founding stockholder’s ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page, which is incorporated by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of May, 2008.

NATIONAL SECURITY SOLUTIONS INC.

By:	/s/ KENNETH L. BOYDA
Name:	Kenneth L. Boyda
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth L. Boyda	Chief Executive Officer and President (principal executive officer)	May 28, 2008

* Andrew M. Murstein	Vice Chairman, Executive Vice President and Secretary	May 28, 2008

* Larry D. Hall	Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 28, 2008

* Howard Safir	Chairman	May 28, 2008

* Adam Safir	Director	May 28, 2008

*By:	/s/ KENNETH L. BOYDA
Kenneth L. Boyda Attorney-in-fact

Exhibit No.	Description
1.1	Form of Underwriting Agreement.†
3.1.1	Certificate of Incorporation.†
3.1.2	Form of Amended and Restated Certificate of Incorporation.†
3.2	Bylaws.†
4.1	Specimen Unit Certificate.†
4.2	Specimen Common Stock Certificate.†
4.3	Specimen Warrant Certificate.†
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.†
5.1	Form of Opinion of Gibson, Dunn & Crutcher LLP.
10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.†
10.2	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders.†
10.3	Form of Letter Agreement between the Registrant and each Founding Stockholder, Officer, Director or Advisor.†
10.4	Form of Management and Administrative Services Agreement between the Registrant and Medallion.†
10.5	Form of Stock Purchase Agreement for Common Stock between the Registrant and Founding Stockholders.†
10.6	Form of Subscription Agreement for Warrants between the Registrant and Certain Founding Stockholders.†
10.7	Form of Sale, Transfer and Assignment Agreement among Medallion Financial Corp., Certain Transferees and the Registrant.†
10.8	Promissory Note, dated December 26, 2007, issued to Medallion in the amount of $375,000.†
10.9	Form of Charter of the Audit Committee of the Board of Directors.
10.10	Form of Charter of the Executive Committee of the Board of Directors.
10.11	Form of Charter of the Nominating Committee of the Board of Directors.
10.12	Form of Right of First Offer Agreement among the Registrant and Medallion Financial Corp.; November Group, Ltd.; Kenneth L. Boyda; Andrew M. Murstein; Larry D. Hall; Howard Safir; Adam Safir; Richard Greco. Jr.; Stanley Kreitman; Frederick A. Menowitz; Thomas J. Ridge; David L. Rudnick and Lowell P. Weicker, Jr.†
14	Form of Code of Conduct and Ethics.
23.1	Consent of McGladrey & Pullen, LLP.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24	Power of Attorney.†
99.1	Consent to Be Named Director Nominee, executed by Richard Greco, Jr.†
99.2	Consent to Be Named Director Nominee, executed by Thomas J. Ridge.†
99.3	Consent to Be Named Director Nominee, executed by Stanley Kreitman.†
99.4	Consent to Be Named Director Nominee, executed by Frederick A. Menowitz.†
99.5	Consent to Be Named Director Nominee, executed by David L. Rudnick.†
99.6	Consent to Be Named Director Nominee, executed by Lowell P. Weicker, Jr.†

†	Previously filed.